As filed with the Securities and Exchange Commission on April 22, 2022

Registration No. 333-262198

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Kronos Advanced Technologies, Inc.

(Exact name of registrant as specified in its charter)

Nevada	3564	87-0440410
State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Number)	(IRS Employer Identification Number)

2501 Garfield Avenue

Parkersburg, WV 61018

(800) 723-3247

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Incorp Services, Inc.

3773 Howard Hughes Parkway, Suite 500S,
Las Vegas, NV 89169
Phone: (800) 246-2677

(Address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Tad Mailander, Esq.

Mailander Law Office, Inc.

4811 49th Street

San Diego, CA 92115

Tel (619) 239-9034

Approximate date of proposed sale to the public: As soon as practicable and from time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box, and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check One):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (3)
Common stock to be offered for resale by selling stockholder	80,526,056	$0.026	$2,093,677	$194.08

(1) Includes of up to 80,526,056 shares of common stock to be sold to Dutchess Capital Growth Fund, LP, under a Common Stock Common Stock Purchase Agreement dated September 21, 2021.

(2) Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(c) under the Securities Act of 1933.

(3) Based on the closing price per share of $0.026 for Kronos Advanced Technologies, Inc.’s common stock on January 10, 2022, as reported by the OTC Markets Group.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information in this preliminary Prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission (“SEC”) is effective. This preliminary Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED April 22, 2022

KRONOS ADVANCED TECHNOLOGIES, INC.

80,526,056 Shares of Common Stock

This Prospectus relates to the offer and resale, from time to time, by the selling stockholders identified herein of up to an aggregate of 80,526,056 shares our Common Stock par value $0.001 per share (the “Shares”) to be issued to Dutchess Capital Growth Fund, LP (“Dutchess”), a selling stockholder pursuant to a “Drawdown Notice” under an executed and binding Common Stock Purchase Agreement (the “Common Stock Purchase Agreement”), dated September 21, 2021. For a period of 36 months after this registration is deemed effective, we may issue Drawdown Notices to Dutchess for an aggregate of ten million dollars ($10,000,000) in shares of our common stock until the date on which Dutchess shall have sold all the Shares covered thereby, and no available amount remains under the Common Stock Purchase Agreement, or until $10,000,000 of such shares have been subject to Drawdown Notices.

Pursuant to the Common Stock Purchase Agreement, after the effectiveness of this Registration Statement and for a period of 36 months, we have the option, but not the obligation, to issue Dutchess a Drawdown Notice to purchase our registered shares. The number of shares subject to any Drawdown Notice shall not exceed the lesser of; (i) $250,000 or (ii) 200% of the Average Daily Traded Value of the Stock during the five (5) days immediately preceding the Drawdown Notice date or (iii) the Beneficial Ownership Limitation of 4.99% of the number of shares of the Common Stock outstanding immediately prior to the issuance of shares of Common Stock issuable pursuant to a Drawdown Notice. Our issuance of a drawdown notice shall not include an amount of shares that would result in Dutchess exceeding the Beneficial Ownership Limitation at any time. The sale price of the Shares sold to Dutchess pursuant to any Drawdown Notice is ninety-two percent (92%) of the lowest traded price of the Common Stock the five (5) Business Day prior to the Closing Date of each Drawdown Notice. If we issue a Drawdown Notice to Dutchess, Dutchess’ purchase and subsequent sales could result in dilution and a corresponding lessening of the value of our common stock (See Risk Factors & Dilution).

Disregarding the Beneficial Ownership Limitation, Dutchess may own, based upon the closing price of our common stock on January 10, 2022, 384,615,385 shares of common stock. The value of the shares of common stock registered in this registration statement is $2,093,677.

Dutchess will sell their shares offered pursuant to this Prospectus only at a fixed price or within a specified, bona fide price range, until our shares are listed or quoted on an existing public trading market.

Dutchess is an underwriter within the meaning of the Securities Act of 1933, and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with such sales. In such event, any commissions received by such broker-dealers or agents, and any profit on the resale of the shares purchased by them, may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

The OTC Markets Group Pink tier quotes our common stock under the symbol “KNOS.” On January 10, 2022, the closing price of our common stock was $0.026 per share.

We will not receive any proceeds from the sale of shares of our common stock made by Dutchess. However, we will receive proceeds from the initial sale of shares of our common stock pursuant to our exercise of the Drawdown Notice right offered by Dutchess. We will pay for expenses of this offering, except that Dutchess will pay any broker discounts or commissions or equivalent expenses and expenses of its legal counsel applicable to the sale of its shares.

INVESTING IN OUR SECURITIES INVOLVES RISKS. YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES DESCRIBED UNDER THE HEADING “RISK FACTORS” CONTAINED ON PAGE 12 HEREIN. YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY BEFORE YOU MAKE YOUR INVESTMENT DECISION.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this Prospectus is April 22, 2022

Please read this Prospectus carefully. It describes our business, our financial condition, and the results of operations. We have prepared this Prospectus to have the information necessary to make an informed investment decision.

ABOUT THIS PROSPECTUS

You should rely only on the information we have provided in this Prospectus or any applicable Prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this Prospectus, any applicable Prospectus supplement. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this Prospectus, any applicable Prospectus supplement. You must not rely on any unauthorized information or representation. This Prospectus is an offer to sell only the Shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this Prospectus, and any applicable Prospectus supplement, is accurate only as of the date on the front of the document, regardless of the time of delivery of this Prospectus or any sale of a security.

Dutchess is offering the Shares only in jurisdictions where such issuances are permitted. The distribution of this Prospectus and the issuance of the Shares in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this Prospectus must inform themselves about, and observe any restrictions relating to, the issuance of the Shares and the distribution of this Prospectus outside the United States. This Prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, the Shares offered by this Prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

This Prospectus is part of a registration statement on Form S-1 that we filed with the U.S. Securities and Exchange Commission (the “Commission”), under which Dutchess may offer from time to time up to an aggregate of 80,526,056 Shares in one or more offerings. If required, each time Dutchess offers Shares, we will provide you with, in addition to this Prospectus, a Prospectus Supplement that will contain specific information about the terms of that offering. We may also use a Prospectus Supplement to add, update or change any of the information contained in this Prospectus. This Prospectus, together with any applicable Prospectus supplements, includes all material information relating to this offering. To the extent that any statement that we make in a Prospectus Supplement is inconsistent with statements made in this Prospectus, the statements made in this Prospectus will be deemed modified or superseded by those made in a Prospectus Supplement. Please carefully read both this Prospectus and any Prospectus Supplement together with the additional information described below under the section entitled “Incorporation of Certain Information by Reference” before buying any of the securities offered.

This Prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed as exhibits to the registration statement of which this Prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Commission a registration statement on Form S-1 under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the Shares being offered by Dutchess under this Prospectus. For further information with respect to us and the Shares offered by Dutchess, we refer you to the registration statement and its exhibits. Statements contained in this Prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

We are not currently subject to the disclosure requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). However, after this registration becomes effective, and, in accordance with the Exchange Act, we will file Form 8a-12g registering our common stock and thereafter file annual, quarterly, and special reports, proxy statements and other information with the Commission. The Commission maintains an internet website at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The periodic reports, proxy statements and other information we expect to file with the Commission will be available for inspection on the Commission’s website free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the Commission. We maintain a website at https://kronosati.co where you will also be able to access these materials free of charge after our annual, quarterly, and special reports, proxy statements or other information is filed with the Commission. Our website address will include an inactive textual reference only and the information contained in, and that can be accessed through, our website is not incorporated into and is not part of this Prospectus.

GENERAL MATTERS

Unless otherwise noted or the context indicates otherwise “we,” “us,” “our,” “Company” or “KNOS” refers to Kronos Advanced Technologies, Inc.

References to “Management” in this Prospectus mean the senior officers of the Company. See “Directors and Executive Officers.” Any statements in this Prospectus made by or on behalf of Management are made in such persons’ capacities as officers of the Company and not in their personal capacities.

Prospective purchasers should rely only on the information contained in this Prospectus. We have not authorized any other person to provide prospective purchasers with additional or different information. If anyone provides prospective purchasers with additional or different or inconsistent information, including information or statements in media articles about us, prospective purchasers should not rely on it. Prospective purchasers should assume that the information appearing in this Prospectus is accurate only as at its date, regardless of its time of delivery or of any distribution of the Offered Shares. Our business, financial conditions, results of operations and prospects may have changed since that date.

We present our Financial Statements (as defined below) in United States dollars. Unless otherwise indicated, all references to dollar amounts in this Prospectus are to United States dollars. Reference to “United States” or “U.S.” are references to the United States of America.

CAUTIONARY NOTE AND FORWARD-LOOKING STATEMENTS TO INVESTORS

In March 2020, the World Health Organization declared a novel coronavirus (COVID-19) outbreak as a pandemic worldwide. Many countries, including China and the United States, have implemented significant governmental measures to control the spread of the virus, including temporary closure of businesses, severe restrictions on travel and the movement of people, and other material limitations on business. These measures have resulted in worldwide work stoppages, absenteeism in the labor workforce, and other disruptions. China started as the center of the COVID-19 epidemic, which is where our product parts and supplies are sourced, and our products are assembled and shipped. The pandemic resulted in an increase in the lead time for the manufacturing and delivery of our products. The extent to which the coronavirus and its variants impacts our continuing operations will depend on future developments. These developments are highly uncertain. We cannot predict them with confidence, including the duration and severity of the outbreak, the spread and effects of coronavirus variants, and the actions required to contain the coronavirus, its variants, or treat its impact. In particular, the continued spread of the coronavirus and its variants globally could adversely impact our operations and workforce, including our marketing and sales activities and ability to raise additional capital, which could harm our business, financial condition, and operation results.

This Prospectus may contain certain “forward-looking” statements as such term is defined by the Securities Exchange Commission in its rules, regulations, and releases, which represent our expectations or beliefs, including but not limited to, statements concerning our operations, economic performance, financial condition, growth and acquisition strategies, investments, and future operational plans. For this purpose, any statements contained herein that are not historical fact statements may be deemed forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intent,” “could,” “estimate,” “might,” “plan,” “predict” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements by their nature involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including uncertainty related to acquisitions, governmental regulation, managing and maintaining growth, the operations of the Company, volatility of stock price, federal enforcement, and state enforcement, and any other factors discussed in this Prospectus.

The risks and uncertainties and other factors include but are not limited to those set forth under “Risk Factors” of this Prospectus. Given these risks and uncertainties, readers are cautioned not to place undue reliance on our forward-looking statements. All subsequent written and oral forward-looking statements attributable to persons acting on our behalf or to us are expressly qualified in their entirety by these cautionary statements. Except as otherwise required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements or the risk factors described in this Prospectus or in the documents we incorporate by reference, whether as a result of new information, future events, changed circumstances or any other reason after the date of this Prospectus.

Actual events or results may differ materially from those discussed in forward-looking statements due to various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in Prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this Prospectus will occur. We caution you not to place undue reliance on these forward-looking statements. In addition to the information expressly required to be included in this Prospectus, we will provide such further material information, if any, as may be necessary to make the required statements, in light of the circumstances under which they are made not misleading.

Except as required by federal securities laws, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

See sections entitled “Risk Factors.”

PROSPECTUS SUMMARY

The following summary highlights material information contained in this Prospectus. This summary does not include all of the information you should consider before investing in securities. Before making an investment decision, you should read the entire Prospectus carefully, including the risk factors section, the financial statements, and the notes to the financial statements. You should also review the other available information referred to in the section entitled “Where You Can Find More Information” in this Prospectus and any amendment or supplement hereto.

The Prospectus Offering

This Prospectus relates to the resale of up to 80,526,056 shares of our Common Stock issuable to Dutchess pursuant to a “Drawdown Notice Right” under an executed and binding Common Stock Purchase Agreement.

Pursuant to the Common Stock Purchase Agreement, after the effectiveness of this Registration Statement, we have the option, but not the obligation, to issue Dutchess a Drawdown Notice to purchase our registered shares. The number of shares subject to any Drawdown Notice shall not exceed the lesser of; (i) $250,000 or (ii) 200% of the Average Daily Traded Value of the Stock during the five (5) days immediately preceding the Drawdown Notice date or (iii) the Beneficial Ownership Limitation of 4.99% of the number of shares of the Common Stock outstanding immediately prior to the issuance of shares of Common Stock issuable pursuant to a Drawdown Notice. Our issuance of a drawdown notice shall not include an amount of shares that would result in Dutchess exceeding the Beneficial Ownership Limitation at any time. The sale price of the Shares sold to Dutchess pursuant to any Drawdown Notice is ninety-two percent (92%) of the lowest traded price of the Common Stock the five (5) Business Day prior to the Closing Date of each Drawdown Notice. . If we issue a Drawdown Notice to Dutchess, Dutchess’ purchase and subsequent sales could result in dilution and a corresponding lessening of the value of our common stock (See Risk Factors & Dilution).

Common Stock Offered by the Selling Security Holders	Eighty million, five hundred twenty-six thousand, fifty-six (80,526,056) shares of common stock subject to our election to issue a Drawdown Notice to Dutchess.

Common Stock Outstanding Before the Offering	659,323,911 shares of common stock as of April 18, 2022.

Common Stock Outstanding After the Offering	739,849,967 shares of common stock. (1)

Terms of the Offering	Dutchess will determine when and how to sell the common stock offered in this Prospectus.

Termination of the Offering	Thirty-six (36) months immediately following the initial date of effectiveness of the S-1 Registration Statement Agreement.

Use of Proceeds

We will not receive any proceeds from Dutchess’ secondary sales of registered common stock in this offering. However, we will receive proceeds from our decision to issue Dutchess a Drawdown Notice to purchase our registered common stock in this registration statement, and Dutchess’ purchase thereof. We will use these proceeds for general corporate and working capital purposes and acquisitions or assets, software development, businesses, or operations, or for other purposes that our board of directors, in its good faith, deems to be in the Company’s best interest. See “Use of Proceeds.”

Risk Factors	The common stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 12.

OTC Markets Symbol	KNOS

(1) Assumes our sale, and Dutchess’ purchase, of all 80,526,056 shares pursuant to the Common Stock Purchase Agreement dated September 21, 2021.

About the Company

Kronos Advanced Technologies, Inc. (“Kronos” or the “Company”) was originally incorporated under the laws of the State of Utah on September 17, 1980, as Penguin Petroleum, Inc.  Penguin Petroleum Inc.'s stockholders approved a name change on October 6, 1982, to Petroleum Corporation of America, Inc. On December 29, 1996, stockholders approved a reorganization whereby they exchanged their stock on a one-for-one basis with Technology Selection, Inc., a Nevada corporation.  Technology Selection, Inc.'s shares began trading on the Over-the-Counter Bulletin Board on August 28, 1996, under the symbol "TSET”.  On November 19, 1998, Technology Selection, Inc. changed its name to TSET, Inc.  Effective January 12, 2001, we began doing business as Kronos Advanced Technologies, Inc.; and, as of January 18, 2002, we changed our ticker symbol to “KNOS”.

Emerging Growth Company

We are an emerging growth company under the JOBS Act. We shall continue to be deemed an emerging growth company until the earliest of:

(a)the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1.07 billion (as such amount is indexed for inflation every five years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

(b)the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective IPO registration statement;

(c)the date on which such issuer has, during the previous three-year period, issued more than $1.0 billion in nonconvertible debt; or

(d)the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.’

The Section 107 of the JOBS Act provides that we may elect to utilize the extended transition period for complying with new or revised accounting standards and such election is irrevocable if made. As such, we have made the election to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act. Please refer to a discussion under “Risk Factors” of the effect on our financial statements of such election.

As an emerging growth company, we are exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures. Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting. As an emerging growth company, we are also exempt from Section 14A (a) and (b) of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the JOBS Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

Business Overview

Indoor air contains pollutants can affect the quality of life. Some of these pollutants come from outdoors, and others come from indoor sources and activities, such as cooking, cleaning, secondhand smoke, building materials, consumer products, and home furnishings. These indoor air pollutants can be particles or gases, including volatile organic compounds. Common contaminants that can be found indoors include both fine and coarse particulate matter, formaldehyde, mold, and pollen. Indoor air quality will vary from home to home and over the course of a day within a home. Since most people spend about 90% of their time indoors, mostly in their homes, much of their exposures to airborne pollutants will happen in the home.

Our business focus is on the consumer air cleaning market. We do not design, market, or sell our air cleaning products as medical devices. We do not claim our products mitigate, treat, cure, or prevent disease. Our business develops and sells consumer products and new technologies that significantly change the way air is moved, filtered, and cleansed. Our product technology, uses state-of-the-art, high voltage processes, thereby eliminating the need for traditional porous HEPA filters. We believe our products move air silently, have superior filtering capabilities, and in general, cleans ambient air while offering dramatically reduced energy consumption. Our products have unique, variable, and superior filtering capabilities in both shape and size. They are available in a smaller footprint to provide air cleaning in cars. Larger units are available for consumer home use, for business use, or even in extreme industrial applications requiring the destruction of certain hazardous gases. The Company also sells bio-aerosol sensors and wearable sensors which are designed to identify aerosol contaminants in the air.

Our Products

Our technology is currently offered in the form of multiple stand-alone portable products designed to move, filter, and clean the air for businesses, homes, and vehicles. On a broader basis, additional markets that could immediately be impacted using standalone, embedded Kronos® devices include schools, universities, manufacturing clean-rooms, personal automobiles, buses, taxis, and commercial aircraft cabins. Our products are marketed under the Airdog® and KRONOS® brand names.

Our primary products include:

•Kronos Air Purifier 5G Model 3; an ionic air purifier with washable filter. This stand-alone device measures 10.2" in length x 10.2" wide x 20.5" high and is portable weighing 11 pounds and is manufactured with flame resistant plastic, with the ability to clean the air from an area of up to 215 square feet.

•Kronos Air Purifier 5G Model 5; an ionic air purifier with washable filter. This stand-alone device measures 12.4" in length x 12"wide x 25.6" high and weighing 23.6 pounds and is manufactured with flame resistant plastic, with the ability to clean the air from an area of up to 450 square feet.

•Kronos Air Purifier 5G Model 8; an ionic air purifier with washable filter. This stand-alone device measures 15" in length x 15" wide x 30" high and weighing 43.4 pounds and is manufactured with flame resistant plastic, with the ability to clean the air from an area of up to 1000 square feet.

•Kronos Fit Air; This portable device weighs 7.8 ounces and measures 7.2" in length x 3.5" wide x 3.1" high with the ability to be attached to a wristband, tote or desk or car, clean the air from an area of up to 25 square feet.

•Kronos Fit Air Bundle; combines the Kronos Fit Air with a connected face mask providing personal filtered air with the benefits of a mask.

•Kronos Car Air Purifier; at 2.4" high, 8.11" long and 6.89" wide, this portable device powered by a DC 12volt car charger is designed to clean the air in a vehicle.

•Kronosati Mini; the device is designed to be able to be held in hand on worn on a lanyard to filter the immediate airspace around an individual; the device measures 2" x 3" x ⅔" and weighs. It contains a re-chargeable battery that connects via USB for recharging.

We also sell 5-layer graphene face masks that are not meant for medical use, and we also sell replacement parts for our principal products.

We also have a number of other products in various stages of research and development, including space heaters, vaporizers, disinfectors, deodorizers and/or fans. These products have all been conceptualized during our research and development efforts over the past years. Each product varies in its respective level of completion, with none having been finalized and brought to market for sale. All products are waiting on capital and should be finalized as capital becomes available.

The following table discloses our revenues from July, 2020 to June 30, 2021 based on sales of our primary products:

Product	Quantity Sold	Revenue
Kronos Air Purifier 5G Model 3	43	$15,601.65
Kronos Air Purifier 5G Model 5	667	$341,348.10
Kronos Air Purifier 5G Model 8	113	$101,005.11
Kronos Fit Air	33	$3,063.45
Kronos Fit Air Bundle	100	$11,669.70
Kronos Car Air Purifier	41	$6,278.75
Kronosati Mini	39	$3,003.56
Replacement Parts	32	$1,423.57
TOTAL		$483,393.89

We market and sell our products directly through our web site: https://1800safeair.com/, and also through independent sales representatives and select retail outlets.

Kronos also owns and operates special vanity phone number 1-800-SAFE-AIR that spells out words that correspond to what our business does, we believe that this is a very effective marketing tool. It positions our company as one of the experts in the field, and most certainly a toll-free number with two words that are self-explanatory looks be very memorable in any form of advertising, TV, radio, print and online.

A combination of the domain name (www.1800SafeAir.com) and telephone number 1-800-SAFE-AIR also helps prospective customers and shareholders remember our business and what it does. A customer or shareholder is more likely to call a number that they can recall easily, and it will always be easier to memorize a word than a string of random numbers. In addition, 1-800-SAFE-AIR phone number makes our business immediately memorable to new customers and returning customers needing help with our products.

On August 27, 2021, we announced our e-commerce initiative through Channelize.io, which is a Platform-as-a-Service (PaaS) product that allows any of our satisfied customers the ability to sell our products online and earn commissions from sales. Known as “Live Stream Shopping and Real-time Engagement,” we expect this to boost our sales and enhance our brand perception by connecting with our buyers who may showcase and market our products in ways that lead to informed, trusted, and accelerated purchases by new buyers. As of the date of this filing, we have not paid any commissions on customers who have sold any of our products using the PaaS product.

Mountain Marketing Group conducts surveys and research to rate the success of various types of advertising and marketing.  In their latest study, they found:

90% of Americans have used toll-free numbers to contact a company after watching an advertisement.

Of these 90%, a productive ad using an 800-vanity number generated a response rate of 30% or more.

As much as 84 percent of these prospects were able to recall the phone number because of visual aids and the use of letters rather than numbers.

Our “Transition to America” Manufacturing Plan

Kronos is committed to the “Transition to America Initiative” of the Company, effectively moving our manufacturing from China to the United States. This commitment is evident by our acquisition of a 10-acre campus containing manufacturing and warehouse space of 85,000 square feet. This acquisition also included the intellectual property and manufacturing equipment necessary to manufacture electro-mechanical assemblies. As such, this acquisition provided us with the following:

•85,000 square feet of manufacturing facilities

•High-speed electronic manufacturing equipment capable of placing 50,000 plus electronic components (resistors, capacitors, Integrated Circuits, etc.) per hour.

•Facility infrastructure and Intellectual Property including but not limited to proper lighting and power, material handling mezzanines, racks, workstations, conveyors and carts, custom manufacturing software, Standard Operating Procedures, Quality System, personnel records of trained employees, and Enterprise Resource Planning integrated software (ERP) including specialized Material Resource Planning supply chain management software (MRP).

This acquisition is a true turn-key manufacturing company ready to go.

The following constituent, and possibly the most important, is the experience and vision of our Chief Operating Officer, Joseph Florence, the architect of this vision, and the following is a brief bio of his business experience:

Additionally, a critical constituent is our Design For eXcellence Strategy (DFX). This strategy understands that Kronos cannot simply manufacture our products within the USA with the intent to build the same design as our globally sourced products. This will not work. Our strategy is to design, utilizing DFX, our next generation of products to be manufactured in the USA. This means we will specifically develop the products for our factory and reduce part counts, incorporating design-for-automation philosophies, all the while improving both the functionality and the aesthetics of our new USA designs. We will ensure our current proprietary and patented technologies are implemented, and we will also develop and patent other technologies, as well as, patent the uniqueness of our latest designs during this process. This will naturally occur as part of our process.  This process will include fully embracing the new manufacturing initiative called Industry 4.0. We will push our existing highly automated electronic assembly methodologies throughout the factory, genuinely becoming a near “Touchless Manufacturing” facility.

These three items, turnkey facility, management experience and guidance, and best-in-class design process reduce much if not all of the risk of transitioning to a USA manufacturing company. The other key component to point out is that Kronos currently has a viable and best-in-class global product line. Therefore, we will continue to sell this product line and introduce our USA-designed products concurrently as we continue to market and sell our globally manufactured products. We believe this strategy will again emphasize additional risk reduction to our USA-designed products. We will let the design progression and market demand drive our introduction of these new products with little or no business operational pressures.

Our current globally sourced products are comparatively a simple supply chain. Kronos only needs to forecast and order turn-key assemblies. Kronos will continually access the current manufacturing lead time (the time Kronos issued a Purchase order until the time to receive those purchased products into the Kronos warehouses) for these products, our current inventory levels, and our estimated market demand. This ongoing analysis will drive the requirement to place the new purchase orders in a timely manner to ensure we have product inventory to meet market demand.

Kronos has had discussions with our current global manufacturers analyzing the critical sub-assemblies that Kronos could manufacture in our new USA facility to the benefit of both parties. The focus of these discussions is the cost justification when considering the potential savings related to both the tariff costs and shipping costs of sub-assemblies versus those of a completed assembly, as well as a plan to select the most economical components to manufacture in the USA. Additionally, Kronos has reached out to other global research and development companies having conceptual and early-stage manufacturing products in our Air Purification market. In doing so, we have strategically approached these companies and began conversations to jointly select the components or in some cases, the entire product, to be built in the USA.

All of these efforts have been well received. Each party is motivated to bring on new USA manufacturing capacity. They view this as an opportunity to have geographic-local manufacturing, improved supply chain management, decentralized manufacturing, and rapid response capabilities to better serve their USA customers. It is important to emphasize that these strategies do no harm to our current supply chain of products. In fact, they enhance our market viability by providing a broader offering of products of which all will represent our Brand with excellence.

Industry Trends

The global portable air cleaner market is experiencing rapid traction. This growth is primarily led by the rising adoption of portable air cleaners for residential and commercial purposes. In pre-COVID 19 periods, people had a general notion that clean air, based on proper ventilation alone, would provide a more healthful environment free of airborne particulate that may include allergens including excessive dust, plant pollen, animal dander, hair, and the like.

The onset of the novel coronavirus pandemic and its variants increased interest in the proper methods to achieve clean air. As a result, the use of air cleaners in both residential and commercial settings have increased drastically over the past year. Although undoubtedly recognized as a global disaster, the coronavirus pandemic and the spread of coronavirus variants impacted the portable air cleaner industry in a positive manner. After the onset of the pandemic, the public interest was focused on air purity, general hygiene, and the overall efforts needed to improve each individual’s health generally, and especially to invisible, airborne contaminants. Life-threatening epidemics like H1N1 Swine flu, H5N1 Avian influenza, and now the COVID 19 pandemic and variants have served to focus the general public’s attention, resulting in the increased use of air cleaners in residential and commercial locations. However, we do not market or sell our air purification products as medical devices. We do not claim our products mitigate, treat, cure, or prevent disease.

Market Opportunity

We expect that the growth of the portable air cleaner market is projected to occur in both commercial and residential markets in the future. Helping to drive this expected domestic growth is a well-educated consumer base with rising awareness of airborne contaminants; becoming accustomed to adapting to preventative measures; and, having both an expendable income and the willingness to invest in products perceived to promote a healthy environment. Other “external” factors contributing to the growth of the domestic air purifier market include global warming, including increases in national disasters, such as seasonal large forest fires and hurricanes, as well as prolonged sweltering heat zones. Such events and conditions are projected to remain and perhaps even increase for the foreseeable future.

The commercial segment can best be identified as business applications embodying offices, academic centers, stores, hotels, conference rooms, service automobiles/busing, and small indoor public gathering sites. In contrast, the residential segment consists of single-family homes, condos, and apartments. Of particular note is a recent internal study we conducted indicating that our “satisfied customers” having single-family homes often resort to secondary purchases resulting in multiple air purifiers located in separate rooms throughout their homes. This we believe should be particularly true in families having children or aging parents living at home.

We expect trends will continue to accelerate the growth of the global portable air purifier market. In fact, with improved tools and techniques, scientists and health organizations are just beginning to fully understand and accurately quantify the impact of airborne pollutants and contaminants in today’s world.

We plan to expand to a larger, more diverse product platform in the near future, offering Clean Air, Clean Water, and Clean Food solutions for the consumer. Similar to the projected exponential market growth for the portable air purifier market, independent Market Research also indicates dramatic forecasted growth for the water purifier market. As of the date of this Prospectus, we do not offer or have any timetable for the introduction to market of any Clean Air, Clean Water, and Clean Food solutions for the consumer.

Government Regulation of Air Purifiers

Federal Regulation

Under the Federal Food, Drug, and Cosmetic Act (FDCA), the U.S. Food and Drug Administration (FDA) regulates devices that include an “instrument, apparatus, implement, machine, contrivance, implant, in vitro reagent, or other similar or related article, including any component, part, or accessory” that is intended to cure, mitigate, treat, or prevent disease or is intended to affect the structure of any function of the body. The FDA regulates air purifiers intended for medical purposes that are used to destroy bacteria in the air by exposure to UV radiation or remove particles from the air through filtration or electrostatic precipitation. Our products use a high voltage electrostatic method of destroying airborne contaminants, and do not use UV radiation methods. We do not market or sell our air purification products as an instrument, apparatus, implement, machine, contrivance, implant, in vitro reagent, or other similar or related article, including any component, part, or accessory that is intended to cure, mitigate, treat, or prevent disease. We do not claim our products mitigate, treat, cure, or prevent disease or eliminate viruses from the air. Our products are not medical devices and not subject to FDA regulation.

The U.S. Environmental Protection Agency does not regulate, certify, or register air cleaning devices or manufacturers. The Agency does provide consumer information on air purification devices on its web site: https://www.epa.gov/indoor-air-quality-iaq/does-epa-certifyregister-or-provide-lists-acceptable-air-cleaners-or-1, and references to industry sources including the Association of Home Appliance Manufacturers, so that consumers may learn about air purification devices.

Pursuant to the Energy Policy and Conservation Act (“EPCA”), The U.S. Department of Energy is authorized to regulate the energy efficiency of a number of consumer products and certain industrial equipment. The EPCA established the “Energy Conservation Program for Consumer Products Other Than Automobiles,” which sets forth a variety of provisions designed to improve energy efficiency for certain consumer products, referred to generally as “covered products.” In addition to specifying a list of consumer products that are covered products, EPCA contains provisions enable the Secretary of Energy to classify additional types of consumer products as covered products The U.S. Department of Energy has tentatively determined that air cleaners qualify as a covered product under Part A of Title III of the EPCA, as amended. The Department of Energy has tentatively determined that coverage of air cleaners is necessary and appropriate to carry out the purposes of EPCA, and that the average U.S. household energy use for air cleaners is likely to exceed 100 kilowatt-hours per year. The Department of Energy is currently engaged in soliciting public comments for proposed rules governing air cleaners. The public comment period concluded November 15, 2021.

As of the date of this filing, the Department of Energy has not published an abstract of the proposed regulations or conducted a rulemaking for air cleaners. If, after public comment, the Department of Energy issues a final determination of coverage for air cleaners, it may prescribe both test procedures and energy conservation standards for these products. DOE will publish a final decision on coverage as a separate notice, an action that will be completed prior to the initiation of any test procedure or energy conservation standards rulemaking. If the Department of Energy determines that coverage is warranted, it will proceed with its typical rulemaking process for both test procedures and standards. As of the date of this filing, the Department of Energy is not proposing test procedures or energy conservation standards as part of this proposed determination. If the Department of Energy proceeds with a rulemaking to establish energy conservation standards, it would determine if air cleaners satisfy the provisions of 42 U.S.C. 6295(l)(1) (which prescribe energy conservation standards) during the course of that rulemaking.

State Regulation

On June 3, 2019, the California Air Resources Board (CARB) adopted the indoor air cleaner regulation pursuant to California Assembly Bill 2276 in response to emerging concerns about indoor ozone emissions. While several states and the U.S. Environmental Protection Agency only warn against using ozone generators in occupied indoor spaces, and the Food and Drug Administration limits ozone emissions from medical air cleaner devices, California’s program is unique in that it is the first state to promulgate regulations of air cleaners, and in its breadth and coverage.

The regulation generally imposes certification, ozone testing, electrical safety testing, labeling, notification, and recordkeeping requirements on covered devices intended for use in occupied spaces in California. The ozone emissions concentration limit is 0.050 parts per million (ppm). Personal air cleaners, air cleaners used in motor vehicles, stand-alone air cleaners, and products with a primary purpose other than air cleaning but that include an air cleaner are all examples of covered devices.

Certain exemptions are provided in the current regulation for industrial-use devices. In addition, due to the lack of available test methods and sales data at the time of adoption, the regulation exempts “in-duct” air cleaners that are physically integrated into HVAC systems.

In the years since the regulation was finalized, CARB has observed a significant increase in the use of air cleaners in the state, including in-duct air cleaners, in response to recent large fires, floods, and indoor marijuana use (https://ww2.arb.ca.gov/sites/default/files/2019-05/California%20Air%20Cleaning%20Units%20Market%202023.pdf). CARB believes that this market data along with other new sources of information, including revisions to test methods and the availability of a test method for in-duct devices, warrant regulatory changes.

On October 1, 2020, the regulation was amended with several significant changes. These changes include the immediate elimination of the ozone test requirement for portable air cleaners that use UVGI lamp(s), with or without mechanical filtration, as long as they meet other requirements that are outlined in section 94804(b) of the regulation. The exemption from the regulation of electronic in-duct air cleaning devices has also been eliminated, meaning this type of air cleaner must be CARB certified prior to sale to California residents or businesses.  There is a 24-month phase-in period for meeting this new requirement, which will end on October 1, 2022. CARB is not certifying mechanical in-duct air cleaning devices that use only HEPA filtration. The text required on labels of certified air cleaners has also been changed and should now read: “Meets California ozone emissions limits.  CARB certified.”  The label must still meet the same size requirements.  There are also changes to the industrial use exemptions, including the added requirement that ozone-producing air cleaning devices can only be used when no people are present.  There are also changes made to the advisory that is required to be placed on an uncertified ozone-producing air cleaner and additional information to be included in owners, operations, and installation manuals for the device. The notification requirement has been eliminated for manufacturers of certified air cleaners, although manufacturers of uncertified ozone-producing air cleaning devices are still required to carry-out the notification requirement as described in section 94807 of the regulation.

As of the date of this filing, our products comply with all CARB regulations related to air cleaners for sale in California, and the Company’s manufacturer is registered with the State of California CARB.

Competitive Strengths

oOur Products are efficacious air cleaners with patented technologies, that provide superior filtering capabilities and the ability to remove airborne contaminants up to 20 times smaller than HEPA filters, while operating at levels much quieter than HEPA based air purifiers. According to the U.S. Environmental Protection Agency, HEPA filters are able to filter airborne particulates sized at 0.3 microns (https://www.epa.gov/indoor-air-quality-iaq/what-hepa-filter-1). Our products contain automatic laser sensors and electrostatic precipitators which, based on our internal testing, as well as independent third party lab, effectively removed airborne particulate sized as small as 0.0146 microns. Thus, based on our analysis of test data and third-party studies, including that of a 2020 study on electrostatic indoor air cleaners published by the Department of the Built Environment, Aalborg University, which also discusses the efficacy of technologies used by the Company; a 2008 efficacy study of the Company’s air purifiers conducted and published by the Disinfection Research Institute in Moscow, Russia and by Environmental Health and Engineering based in Needham, Massachusetts; and a study published in 2018 by the Association of Home Appliance Manufacturers. Based on the Company testing results, analysis of the test data and an independent third-party testing-our filtering technology is able to capture particulate 20 times smaller than HEPA filters.

oOur products operate continually to sense the amount of airborne contaminants in the air, and automatically adjust the performance of our products to filter and cleanse the air. Our Auto-Mode also adjusts noise levels ranging from 22dB (sleep mode) to 57dB (turbo mode) and averages at 34dB. This volume is half the noise level of traditional air cleaner systems while being far more effective. In fact, this noise level is as quiet as a soft hum, which, when in Auto Mode, only increases slightly when detecting and purifying the ambient air of more significant pollutants. The laser sensors in our products also alert users when to remove and clean our collector plates.

oHEPA filters are designed to trap pollutants such as pollen and dust. Unfortunately, based on this very design, over time, the "collection process" creates a clogged filter, and as such, HEPA air purifiers will stop working if the filter isn't changed regularly. This clogging action can also result in pollutants that were once trapped and collected migrating through the filter elements and escaping back into the air. Furthermore, when the air temperature is warm and contains high humidity, mold and bacteria can grow on the HEPA filter, causing foul odors and potentially hazardous waste to be emitted back into the room. Kronos's ultra-efficient air purification module, with its removable washable collector plates, solves this problem by offering to the consumer an easy-clean system that is both safe and effective by handwashing or placing the purification module in a dishwasher. The removable collector plates eliminate the need to replace otherwise expensive HEPA filters and is a significant competitive advantage to the Company’s products.

oSince mold and bacteria like to grow on HEPA filters, they must be replaced every six months; and most likely, more frequently if filtering heavy contaminates. Spending money on HEPA filters can easily cost $500 per year, and the better quality HEPA filters cost even more. Kronos's Air Purifier technology eliminates having to purchase replacement filters and saves the user a significant amount of unneeded yearly expenses, making Kronos an economical option.

oAir cleaners using HEPA filters are made of dangerous fiberglass materials that are not bio-degradable, making the disposed of HEPA filters a long-lasting, damaging component to our environment. Kronos's Filterless technology creates no recurring waste stream of contaminated HEPA filters.

Competitive Strategies

oRecently published Market Reports are forecasting significant growth in both the Global and the North American portable air purifier market over the next seven-year period.1 This growth is projected across the entire spectrum of Room Sized Units, Portable Automotive Units, and also Wearable Devices. The filtering or air purification process itself generally falls into four categories: HEPA Filters; Activated Carbon Filters; Ion Generator based Filters; and Electrostatic Precipitator based Filters. Currently, products using HEPA filters are the consumers' primary choice, controlling approximately 40% of the residential air purifier market. The other three processes all share similar market share sizes of 18% - 22%. During the forecasted period of 2019 – 2027, each filtering technique is projected to realize substantial growth.

oWe intend to leverage our Filterless technology to emphasize the benefits of collecting common contaminants that are not trapped "within" a filter, but instead are neutralized, the remaining airborne contaminates are ionized and then gathered onto the "collector plates" surface. The airflow rate itself remains unaffected during this neutralization and collection process. Thus, the unit itself experiences no degradation in performance and generates no unnecessary noises.

oOur products incorporate many intelligent, self-monitoring and reporting technologies, including:

oCHILD LOCK: Prevents children from changing the settings; in addition, the unit Powers-Off Immediately if the rear panel is opened.

oONE BUTTON OPERATION: The unit operates with the push of a single button. This allows the user to cycle through different airflow settings quickly and easily or simply pick the Auto Mode setting.

oAUTO MODE - SMART CONTROL: By selecting Auto Mode, the unit automatically adjusts the fan speed according to the contaminate levels that the internal AQI (Air Quality Index) module is reading in real-time. This feature not only provides a hands-free automated process of monitoring the room's air quality, but it also serves to help the homeowner better manage their power bills.

oSMART APP WITH REAL-TIME AQI: Based on World Health Organization established Air Quality Standards, Kronos' air purifiers display an Air Quality Index reading (AQI) on a scale ranging from 0-500. With a quick glance, the homeowner can easily verify that their immediate environment offers the highest air quality. In addition, each user can install on their mobile phone a Smart App that will display the measure AQI reading. Even from a remote location, the homeowner can not only

1 a. Globe News Wire, Portable Air Purifier Market to grow at 11.5% CAGR by 2027 - Market Research Future (MRFR), May 20, 2021;

b. ENERGEN RESEARCH, Air Purifier Market By Technology (HEPA, Activated Carbon, Ionic Filters, and Others), By Applications (Commercial, Residential, Industrial, and Others), and By Regions Forecasts to 2027, September 2020;

c. Allied Market Research, Portable Air Purifier Market by Type (Dust Collectors, Fume & Smoke Detectors, and Others), Technique (High-efficiency Particulate Air, Activated Carbon Filtration and Others): Global Opportunity Analysis and Industry Forecast 2020-2027, June 2020. Report #3;

d. Globe News Wire, Water Purifier Market Analysis – Market Research Future (MRFR), May 20, 2021;

e. Bloomberg Green Energy & Science Section, Covid -19 and Wildfires Spell Big Business for the Air Purifier Industry, August 5, 2021;

f. DATA INTELO, Air Purifier Market by Technology (high-efficiency particulate air (HEPA, ionizers, ozone generators, and electrostatic precipitators), by Type (stand-alone and duct), and Geography (North America, Europe, Asia Pacific, Latin America, and the Middle East & Africa) – Global Industry Analysis, Share, Size, Trends, and Forecast 2021-2028; and,

g. Mordor Intelligence, Residential Air Purifiers Market – Growth, Trends, COVID-19 Impact, and Forecasts (2021-2026).

monitor a specific room's air quality, but they can also reset the fan speed or even turn the unit off if desired. Therefore, this Smart App serves as a remote control.

oNIGHT MODE: This feature allows the user, if desired, to run the air purifier without the operating lights.

oDETACHABLE AIR QUALITY LASER DETECTOR:  The homeowner can use the detachable detector to measure the air quality in "other rooms" throughout the house. Such readings can then be compared to the AQI levels in the room being "cleansed" by the Kronos air purifier. This information can be vital in helping the homeowner decide whether or not to add additional air purifiers to the strategic locations within their living space.

oGREEN FRIENDLY: The need to replace HEPA filters on a periodic basis, as used in our competitor's room-sized products, creates a secondary problem: “Non-Degradable Waste.” This seems to be an even greater issue than other non-degradable waste since HEPA filters are "collecting and storing" contaminates by their very nature. In fact, depending on the severity of the environment, used HEPA filters may be considered toxic waste. All Kronos room-sized air purifiers using the Kronos Filterless technology offer a “Green Friendly” alternative.

Financial Summary

The following information represents selected audited financial information for our Company for the years ended June 30, 2021, and 2020 and selected unaudited financial information for our Company for the period ended September 30, 2021.

The Company has prepared consolidated financial statements on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the ordinary business course. The Company earned $503,742 in revenues for the year ended June 30, 2021 and $41,215 for the year ended June 30, 2020. At June 30, 2021, and June 30, 2020, the accumulated deficit was $40,672,502and $38,207,393, respectively. On June 30, 2021, and June 30, 2020, the working capital deficits were $267,309 and $2,103,302. Our cash balance is $19,320 as of June 30, 2021. We do not believe that our cash balance is sufficient to fund our operations. During the year ended June 30, 2021, and 2020, the Company incurred a net loss of $1,465,109and $493,443.

The summarized financial information presented below is derived from and should be read in conjunction with our audited financial statements, as applicable, including the notes to those financial statements which are included elsewhere in this Prospectus along with the section entitled Management’s Discussion and Analysis of Financial Condition and Results of Operations beginning on page 41 of this Prospectus.

Statements of Operations Data	Year Ended June 30, 2021	Year Ended June 30, 2020
Revenues	$503,472	$41,215
Cost of Sales	$276,083	$6,756
Gross Profit	$227,658	$34,459
Total operating expenses	$2,145,883	$171,344
Total other expenses	$(544,578)	$356,568
Net Income (Loss)	$(1,373,647)	$(493,443)
Net income (loss) per common share, basic and diluted	$(0.01)	$(0.00)

Balance Sheets Data	June 30, 2021	June 30, 2020
Cash and Cash Equivalents	$19,320	$19,381
Total Current Assets	$289,482	$154,264
Total Current Liabilities	$556,791	$2,257,566
Working Capital (deficit)	$(267,309)	$(2,103,302)
Total Stockholders’ Equity (deficit)	$3,159,453	$($859,052)
Accumulated Deficit	$($40,672,502)	$(38,207,393)

Since December 31, 2018, the Company has issued an aggregate of $1,487,500 of convertible promissory notes. Of this amount $1,250,000 was issued for acquisitions and $237,500 was issued for cash. Of the issued notes, four were paid back prior to maturity. One note is outstanding in the amount of $100,000, which is convertible into common stock, but as of the date of this filing has not been converted. A description of each note follows:

On December 31, 2018, the Company issued a convertible promissory note in the amount of $1,000,000. The note is due on December 31, 2023 and bears interest at 5% per annum. The loan and any accrued interest may be converted into shares of the Company’s common stock at a rate of 80% multiplied by the average of the three lowest trading prices during the previous ten (10) day trading period ending on the latest completed trading day prior to the conversion date. Pursuant to current accounting guidelines, the Company recorded a note discount of $1,000,000 to account for the note’s derivative liability. In addition, the Company recorded an amount of discount in excess of the note principal of $250,000 that was expensed as a financing cost. On June 30, 2021, The Company converted the entirety of the note into shares eliminating the liability of this note completely.

On April 29, 2020, we issued a convertible promissory note to Julius Toth in the amount of $37,500. Mr. Toth is not an affiliate or control person of the Company and is not a related party having a direct or indirect interest in any current or proposed transaction with the Company. The note included interest of 5% per annum. The maturity date was April 29, 2021. The note included rights to convert outstanding principal and interest into shares of our common stock calculated at a discount of 20% to the lowest three trading prices over a ten-day period prior to the date a conversion notice is delivered. We repaid principal and interest on this note prior to the maturity date.

On April 29, 2020, we issued a convertible promissory note to Nina Levy in the amount of $40,000. Ms. Levy is not an affiliate or control person of the Company and is not a related party having a direct or indirect interest in any current or proposed transaction with the Company. The note included interest of 5% per annum. The maturity date was April 29, 2021. The note included rights to convert outstanding principal and interest into shares of our common stock calculated at a discount of 20% to the lowest three trading prices over a ten-day period prior to the date a conversion notice is delivered. We repaid principal and interest on this note prior to the maturity date.

On June 5, 2020, we issued a convertible promissory note to Mark Grossman in the amount of $20,000. Mr. Grossman is not an affiliate or control person of the Company and is not a related party having a direct or indirect interest in any current or proposed transaction with the Company. The note included interest of 5% per annum. The maturity date was June 5, 2020. The note included rights to convert outstanding principal and interest into shares of our common stock calculated at a discount of 20% to the lowest three trading prices over a ten-day period prior to the date a conversion notice is delivered. We repaid principal and interest on this note prior to the maturity date.

On June 8, 2020, we issued a convertible promissory note to Intellicalm, Inc. in the amount of $40,000. Neither Intellicalm, Inc. nor any Intellicalm control person is an affiliate or control person of the Company and are not related parties having a direct or indirect interest in any current or proposed transaction with the Company. The note included interest of 5% per annum. The maturity date was April 29, 2021. The note included rights to convert outstanding principal and interest into shares of our common stock calculated at a discount of 20% to the lowest three trading prices over a ten-day period prior to the date a conversion notice is delivered. We repaid principal and interest on this note prior to the maturity date.

On July 21, 2020, we issued a convertible promissory note to Intellicalm, Inc. in the amount of 100,000. Neither Intellicalm, Inc. nor any Intellicalm control person is an affiliate or control person of the Company and are not related parties having a direct or indirect interest in any current or proposed transaction with the Company. The note included interest of 5% per annum. The maturity date was July 21, 2021. The note included rights to convert outstanding principal and interest into shares of our common stock calculated at a discount of 20% to the lowest three trading prices over a ten-day period prior to the date a conversion notice is delivered. This note remains outstanding.

On October 1, 2019, the Company issued a convertible promissory note in the amount of $250,000 to First Bitcoin Capital, LLC (“First Bitcoin”). Neither First Bitcoin nor any First Bitcoin affiliate are a control person or affiliate of the Company. The note is outstanding and due on October 1, 2024 and bears interest at 5% per annum. The loan and any accrued interest may be converted into shares of the Company’s common stock at a rate of 80% multiplied by the average of the three lowest trading prices during the previous ten (10) day trading period ending on the latest complete trading day prior to the conversion date. Pursuant to current accounting guidelines, the Company recorded a note discount of $250,000 to account for the note’s derivative liability. In addition, the Company recorded an amount of discount in excess of the note principal of $62,500 that was expensed as a financing cost. This note was assigned by First Bitcoin to ANI Holdings, Pty. Ltd. The note remains outstanding.

On June 17th, 2021, West Virginia Economic Development and Authority (WVEDA) approved in a meeting of its board of directors to grant Kronos two loan offers with the aggregate principal amount not to exceed $2,610,000. The loans are for the Company’s acquisition of the manufacturing facility in West Virginia and for fixed equipment. The loans contain repayment terms of 15 years and 10 years respectively. Interest rates for the two notes are as follows:

Loan (1) $1,845,000: This loan shall bear interest fixed as of the third business day prior to closing equal to the rate of the 20 Year US Treasury Note rate plus 0.75%. This loan has a floor (minimum) interest rate of 2. 75% and shall be adjustable every five years. The loan will be secured by a first lien deed of trust on the project land, improvements, and appurtenances in the amount of $1,845,000, and will be cross collateralized with Loan (2), discussed below.

Loan (2) $765,000: This loan shall bear interest fixed as of the third business day prior to closing equal to the rate of the Wall Street Journal Prime rate multiplied by 0.75%. This loan has a floor (minimum) interest rate of 2.75%. The loan will be secured by a UCC-1 security filing on all assets of the Company and will be cross collateralized with Loan (1).

On April 7, 2022, we completed all conditions precedent and the loans closed by our purchase of fixed equipment, providing proofs of hazard and flood insurance, title insurance and liability insurance. We also installed all equipment and completed all renovations at the facility, which resulted in the transfer of title of the real estate to the Company from a "contract of sale" to recorded ownership.

We are an “emerging growth company” within the meaning of the federal securities laws. For as long as we are an emerging growth company, we will not be required to comply with the requirements that are applicable to other public companies that are not “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, the reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and the exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reporting exemptions until we are no longer an emerging growth company.

The Risk Factors are an explanation of the qualifications and other requirements applicable to such emerging growth companies. It describes certain elections that we have made due to our status as an emerging growth company.

RISK FACTORS

This investment has a high degree of risk. Before you invest, you should carefully consider the risks and uncertainties described below and the other information in this Prospectus. If any of the following risks occur, it will harm our operating results and financial condition, and the value of our stock could go down. This means you could lose all or a part of your investment.

The novel coronavirus (COVID-19) pandemic may have an expected effect on our business, financial condition, and results of operations.

In March 2020, the World Health Organization declared a novel coronavirus (COVID-19) outbreak as a pandemic worldwide. Many countries, including China and the United States, from time to time, implemented significant governmental measures to control the spread of the virus, including temporary closure of businesses, severe restrictions on travel and the movement of people, and other material limitations on business generally. These measures have resulted in worldwide work stoppages, absenteeism in the labor workforce, and other disruptions. China started as the center of the COVID-19 epidemic, which is where our product supplies are sourced, and our products are assembled and shipped. The pandemic resulted in an increase in the lead time for the manufacturing and delivery of our products. The extent to which the coronavirus and its variants impacts our continuing operations will depend on future developments. These developments are highly uncertain. We cannot predict them with confidence, including the duration and severity of the outbreak, the spread and effects of coronavirus variants, and the actions required to contain the coronavirus, its variants, or treat its impact. In particular, the continued spread of the coronavirus and its variants globally could adversely impact our operations and workforce, including our marketing and sales activities and ability to raise additional capital, which could harm our business, financial condition, and operation results.

RISKS RELATED TO THE COMPANY

We may not be able to continue our business as a going concern – Our Auditor has issued a “Going Concern” Opinion.

Our independent registered public accounting firm included in its opinion for the year ended June 30, 2021 and 2020 an explanatory paragraph referring to our recurring losses from operations and expressing substantial doubt in our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon our ability to develop profitable operations and to obtain additional funding sources. Our financial statements as of June 30, 2021 and 2020 did not include any adjustments that might result from the outcome of this uncertainty. The reaction of investors to the inclusion of a going concern statement by our auditors, and our potential inability to continue as a going concern, in future years could materially adversely affect our share price and our ability to raise new capital or implement our business plans.

We may need to obtain additional financing, which may not be available.

We need the proceeds from this offering to implement our business plan and expand our operations as described in the “Plan of Operation” section of this Prospectus. As of the year ended June 30, 2021, we had $19,320 cash on hand and total current liabilities of $556,791. The Company earned $503,742 in revenues for the fiscal year ended June 30, 2021. Our net loss for the year ended June 30, 2021 is $1,465,109. The proceeds of this offering may not be sufficient for us to achieve future profitable operations. We need additional funds to achieve a sustainable sales level to fund ongoing operations out of revenues. There is no assurance that any additional financing will be available or, if available, on terms that will be acceptable to us.

Our operating history may not serve as a complete or adequate basis to judge our future prospects and results of operations.

Although we have operated in the air cleaning business since 2002, our historical operating results may not provide a meaningful basis for evaluating our business, financial performance, and prospects. Even though we have generated revenues, we are also involved in organizational activities, research, and development, and developing our new technologies. Accordingly, you should not rely on our results of operations for any prior periods as an indication of our future performance. At June 30, 2021, and June 30, 2020, our accumulated deficit was $40,672,502and $38,207,393, respectively. There is a substantial risk that we will not be successful in our development and sales activities, or if initially successful, in thereafter generating significant operating revenues or in achieving profitable operations. Our operations will be subject to all the risks inherent in the establishment of a developing enterprise and the uncertainties arising from the limitations of a significant operating history. If our business plan is not successful, and we are not able to operate profitably, investors may lose some or all of their investment in our company.

We cannot accurately predict future revenues or profitability in the emerging market for air cleaners.

The market for air cleaners is rapidly evolving. As is typical for a rapidly evolving industry, demand, and market acceptance for recently introduced products are subject to a high level of uncertainty. Moreover, since the market for our products is evolving, it is difficult to predict the future growth rate, if any, and size of this market. Because of our limited operating history and the emerging nature of the markets in which we compete, we are unable to accurately forecast our revenues or our profitability. The market for our products and the long-term acceptance of our products are uncertain, and our ability to attract and retain qualified personnel with industry expertise, particularly sales and marketing personnel, is uncertain. To the extent we are unsuccessful in increasing revenues, we may be required to appropriately adjust spending to compensate for any unexpected revenue shortfall, or to reduce our operating expenses, causing us to forego potential revenue generating activities, either of which could have a material adverse effect on our business, results of operations and financial condition.

We currently depend on Chinese suppliers for the sourcing of parts and the manufacturing and shipping of our products.

We are, and will continue to be for the foreseeable future, substantially dependent on our Chinese suppliers to deliver parts and manufacturing for our products. Although we plan on moving our supply chain and manufacturing to our West Virginia facility, this is not complete as of the date of this filing, and we continue to rely upon our Chinese parts suppliers and manufacturing services. The time and cost associated with relocating our supply chain and manufacturing facilities are uncertain. Although we have established contracts with our Chinese supply chain and manufacturers, we can make no assurance that we will be able to maintain these third-party relationships or establish additional relationships as necessary to support growth and profitability of our business on economically viable terms until we can complete the relocation of our parts and manufacturing business to the United States. As independent companies, our Chinese suppliers make their own business decisions. The suppliers may choose not to do business with us for a variety of reasons, including competition, brand identity, product standards and concerns regarding our economic viability. In addition, their financial condition could also be adversely affected by conditions beyond our control and our business could concurrently suffer. In addition, we will face risks associated with any supplier’s failure to adhere to quality control and service guidelines or failure to ensure an adequate and timely supply of product to our potential and future customers. Any of these factors could negatively affect our business and financial performance. As noted, the coronavirus has affected our lead times for the manufacturing and delivery of our products from China. If we are unable to obtain and maintain a source of supply for our products, our business will be materially and adversely affected.

Price competition could negatively affect our gross margins.

Price competition could negatively affect our operating results. To respond to competitive pricing pressures, we will have to offer our products at lower prices in order to retain or gain market share and customers. If our competitors offer discounts on products in the future, we may need to lower prices to match the competition, which could adversely affect our gross margins and operating results.

If we are unable to build and maintain our brand image and corporate reputation, our business may suffer.

Regardless of our development history, we are nonetheless a relatively new company, having conducted new research and development in the last few years in the air cleaner space. Therefore, our success depends on our ability to build and maintain the brand image for our air cleaner products and effectively build the brand image for any new products. We cannot assure you that any additional expenditure on advertising and marketing will have the desired impact on our products’ brand image and on consumer preferences. Actual or perceived product quality issues or allegations of product flaws, even if false or unfounded, could tarnish the image of our brand and may cause consumers to choose other products. Allegations of product defects, even if untrue, may require us from time to time to recall a product from all of the markets in which the affected product was distributed. Product recalls would negatively affect our profitability and brand image.

If we are unable to complete and implement our plan to manufacture, market and sell our Air Cleaner products in our West Virginia facility, our growth, sales, and profitability operations may suffer.

We have not yet fully implemented our business plans to manufacture, market and sell our air cleaners and we have initial revenues from the sale of our air cleaners. The success of our business will depend on the completion of our plan to relocate our supply chain and manufacturing to the United States in our West Virginia facility, our access to the loans approved by the West Virginia Economic Development and Authority, and the acceptance of our air cleaner products by the general public. Achieving such milestones will require significant investments of time and money. Our sales of air cleaner products may not be accepted by consumers at sufficient levels to support our operations and build our business. If our Air cleaner products are not accepted at sufficient levels, our growth, sales, and profitability may suffer.

The loans offered by the West Virginia Economic Development Authority closed on April 7, 2022, and Kronos is liable for repayment of the loans and interest to West Virgina Economic Development Authority. Without adequate funding the Company may not be able to pay back principal and interest under the loan agreements.

On June 17th, 2021, West Virginia Economic Development Authority (WVEDA) approved in a meeting of its board of directors to grant Kronos two loan offers with the aggregate principal amount not to exceed $2,610,000. The loans are for the Company’s acquisition of the manufacturing facility in West Virginia and for fixed equipment. The loans contain repayment terms of 15 years and 10 years respectively. Interest rates for the two notes are as follows:

Loan (1) $1,845,000: This loan shall bear interest fixed as of the third business day prior to closing equal to the rate of the 20 Year US Treasury Note rate plus 0.75%. This loan has a floor (minimum) interest rate of 2. 75% and shall be adjustable every five years. The loan will be secured by a first lien deed of trust on the project land, improvements, and appurtenances in the amount of $1,845,000, and will be cross collateralized with Loan (2), discussed below.

Loan (2) $765,000: This loan shall bear interest fixed as of the third business day prior to closing equal to the rate of the Wall Street Journal Prime rate multiplied by 0.75%. This loan has a floor (minimum) interest rate of 2.75%. The loan will be secured by a UCC-1 security filing on all assets of the Company and will be cross collateralized with Loan (1).

The Company satisfied the conditions precedent to the closing of the loans, which closed on April 7, 2022, including renovations to the physical buildings and the purchase of the real property, purchase of fixed equipment, hazard and flood insurance, title insurance and liability insurance. However, without adequate funding to implement and develop our business plans, the Company may not be unable to pay back the principal and interest on these secured loans when due.

Changes in economic conditions that impact consumer spending could harm our business.

Our financial performance is sensitive to changes in overall economic conditions that impact consumer spending. Future economic conditions affecting consumer income such as employment levels, business conditions, interest rates, and tax rates could reduce consumer spending or cause consumers to shift their spending to other products. A general reduction in the level of consumer spending or shifts in consumer spending to other products could have a material adverse effect on our growth, sales, and profitability.

New federal and expanded state regulations may result in increased costs which could affect our business.

The Department of Energy has tentatively determined that coverage of air cleaners is necessary and appropriate to carry out the purposes of EPCA, and that the average U.S. household energy use for air cleaners is likely to exceed 100 kilowatt-hours per year. The Department of Energy is currently engaged in soliciting public comments for proposed rules governing air cleaners. The public comment period concluded November 15, 2021. As of the date of this filing, the Department of Energy has not published an abstract of the proposed regulations or conducted a rulemaking for air cleaners. If, after public comment, the Department of Energy issues a final determination of coverage for air cleaners, it may prescribe both test procedures and energy conservation standards for these products.

On June 3, 2019, the California Air Resources Board (CARB) adopted the indoor air cleaner regulation pursuant to California Assembly Bill 2276 in response to emerging concerns about indoor ozone emissions. While several states and the U.S. Environmental Protection Agency only warn against using ozone generators in occupied indoor spaces, and the Food and Drug Administration limits ozone emissions from medical air cleaner devices, California’s program is unique in that it is the first state to promulgate regulations of air cleaners, and in its breadth and coverage.

Potential federal rulemaking and possible expanding state regulations concerning air cleaners may result in increased costs complying with new and existing law, and this could impact our growth, sales, and profitability.

During 2018, we both acquired digital assets as consideration for conducting operations, and separately accepted digital currencies as consideration for the purchase of our products. Prior to our decision to stop transacting in digital currencies in June, 2021, we conducted transactions resulting in the sale and conversion of our digital currencies into U.S. dollars and transferred digital assets we acquired to a third party in a spin off transaction. We maintain a de minimis amount of digital currency on our balance sheet. From 2018 to June, 2021, regulatory opinions and rules concerning whether or not digital currencies were securities under federal law were in a state of flux, which although unsettled at the time, may expose the company to regulatory scrutiny or liability as a result of our digital currency transactions.

During 2018, we sold our products in exchange for digital currencies including Ethereum, Bitcoin and Dogecoin. Also, during 2018, we acquired 600 million digital tokens (COIN:BIT) from First Bitcoin Capital, LLC as a transactional currency with a view towards using it as an alternative currency to purchase products for resale. In 2021, we determined to stop transacting in digital currencies for the sale of our products. And we transacted our on hand digital currencies in 2021 sales generating $19,635.14. We later transferred in a spin off transaction the 600 million digital tokens acquired in 2018 to DogeSPAC, LLC in exchange for DogeSPAC, LLC issuing to all our shareholders one restricted unit in DogeSPAC, LLC for each share of our common stock. The spin off and unit dividend were completed on June 15, 2021 based on the record date and subsequently paid to all shareholders. The Company is not an affiliate of DogeSPAC, LLC and does not maintain any ownership or control over it.

The SEC has stated that certain digital assets may be considered “securities” under the federal securities laws and subject to those laws. During the period when we decided to both transact and acquire digital assets in 2018, the test for determining whether a particular digital asset was a “security” was complex and the outcome is difficult to predict. Public statements by senior officials at the SEC, including a June 2018 speech by the director of the SEC’s division of Corporation Finance, indicated that the SEC did not intend to take the position that Bitcoin or Ether are currently securities. Subsequently in a March 2019 statement, the chairman of the SEC expressed agreement with certain statements from the June 2018 speech by the director of the SEC’s division of Corporation Finance, including the analysis of federal securities laws that the director applied to Bitcoin and Ethereum. Such statements were not official policy statements by the SEC and reflected only the speaker’s views, which were not binding on the SEC or any other agency or court and cannot be generalized to any other digital asset. Similarly, in April 2019, the SEC’s Strategic Hub for Innovation and Financial Technology published a framework for the analysis of digital assets. However, this framework was not a rule, regulation or statement of the Commission and is not binding on the Commission. If our 2018 acquisitions of digital currencies and subsequent sales and transfer in the spin off transaction with DogeSPAC, LLC are determined to be a “security” and a possible violation of federal or state securities laws by the SEC or any other agency, or in a proceeding in a court of law or otherwise, it may have material adverse consequences for our company, our 2018 acquisitions, and/or our spin off transaction with DogeSPAC, LLC.

We have incurred losses in prior periods and may incur losses in the future.

We incurred net losses of $1,465,109and $493,443 for our fiscal year ended June 30, 2021 and 2020 respectively. As of June 30, 2021, we had an accumulated deficit of $40,672,502. We have not achieved profitability in any period, and we expect to continue to incur net losses for the foreseeable future. Should we continue to incur net losses in future periods, we may not be able to increase the number of employees or our investment in capital equipment, sales and marketing programs and research and development in accordance with present plans. Continuation of net losses may also require us to secure additional financing sooner than expected. Such financing may not be available in sufficient amounts, or on terms acceptable to us and may dilute existing shareholders.

We will require additional capital in the future in order to maintain and expand our operations. Failure to obtain required capital would adversely affect our business.

Until such time as we become profitable, we will be required to obtain additional financing or capital investments in order to maintain and expand our operations and take advantage of future business opportunities. Obtaining additional financing will be subject to, among other factors, market conditions, industry trends, investor sentiment and investor acceptance of our business plan and management. These factors may make the timing, amount, terms, and conditions of additional financing unattractive or unavailable to us. There are no assurances that we will be able to raise cash from equity or debt financing efforts or that, even if raised, such cash would be sufficient to satisfy our anticipated capital requirements. Further, there is no assurance concerning the terms on which such capital might be available. Failure to obtain financing sufficient to meet our anticipated capital requirements could have a material adverse effect on our business, operating results, and financial condition.

The markets in which we operate are very competitive, and many of our competitors and potential competitors are larger, more established, and better capitalized than we are.

Although air cleaner technology is a rapidly emerging technology, the market for these products is highly competitive and we expect that competition will continue to intensify. Our products compete broadly with other current companies offering air cleaner technology, including companies that offer air purification technology, such as 3M Corporation, Honeywell, Whirlpool, Sharp and Phillips. These products compete directly with the products offered by us.

Many competitors have longer operating histories, larger customer bases, and greater financial, research and development, technical, marketing and sales, and personnel resources than we have. Given their capital resources, the larger companies with whom we compete or may compete in the future, are in a better position to substantially increase their manufacturing capacity, research, and development efforts or to withstand any significant reduction in orders by customers in our markets. Such larger companies typically have broader and more diverse product lines and market focus and thus are not as susceptible to downturns in a particular market. In addition, some of our competitors have been in operation much longer than we have been and therefore may have more longstanding and established relationships with current and potential customers.

Because we are small and do not have much capital, we must limit our activities. Our relative lack of capital and resources will adversely affect our ability to compete with large entities that market air purifier products. We compete against other air purifier manufacturers and retailers, some of which sell their products globally, and some of these providers have considerably greater resources and abilities than we have. These competitors may have greater marketing and sales capacity, established sales and distribution networks, significant goodwill, and global name recognition. Furthermore, it may become necessary for us to reduce our prices in response to competition. A reduction in prices of our products could adversely affect our revenues and profitability.

In addition, other entities not currently offering products similar to us may enter the market. Any delays in the general market acceptance of our products may harm our competitive position. Any such delay would allow our competitors additional time to improve their service or product offerings and provide time for new competitors to develop. Increased competition may result in pricing pressures, reduced operating margins and loss of market share, which could have an adverse effect on our business, operating results, and financial condition.

We operate in an industry that is competitive and subject to technological change.

The air purification industry is characterized by competition and technological change, where we compete on a variety of factors, including price, product features and services. Potential competitors include large air cleaner manufacturers and other companies, some of which have significantly greater financial and marketing resources than we do, and firms that are more specialized than we are with respect to particular markets. Our competitors may be able spend more money on marketing campaigns, respond quicker to new technological changes, or be better adept at attracting customers, employees, and partners. If our competition is better able to develop and market products or services that are cheaper, safer, more effective, or otherwise more appealing to consumers, we may be unable to effectively compete.

Our business model may not be sufficient to ensure our success in our intended market.

Our survival is currently dependent upon our planned development efforts to gain market acceptance of our products in the global market, including but limited to North America, Europe, and Asia. Should our existing and developing target markets not be as responsive to our products as we anticipate, we may not have in place alternate products that we can offer to ensure our survival.

We may receive a significant number of warranty claims or our air purification products that may require significant amounts of service after sale.

Sales of our air purification products may include a warranty to cover issues other than for normal wear and tear. As the possible number and complexity of the features and functionalities of our products increase, we may experience a higher level of warranty claims. If product returns or warranty claims are significant or exceed our expectations, we could incur unanticipated expenditures for parts and services, which could have a material adverse effect on our operating results.

Product and software defects could harm our business.

Manufacturing or design defects, unanticipated use of our products, or inadequate disclosure of risks relating to the use of our products, can lead to injury or other adverse events, including recalls or safety alerts relating to our products. These recalls could lead to significant costs or the removal of our air purification products from the market. Further, even though we rely on third-party manufacturers, their liability is limited contractually; therefore, we could bear the burden of the costs for manufacturing defects. In addition, any defects could subject us to product liability claims, reputational damage, and negative publicity, all of which would negatively impact our business.

We could be subject to litigation.

Product liability claims are common. Even though we have not been subject to such claims in the past, we could be a named defendant in a lawsuit alleging product liability claims including, but not limited to, defects in the design, manufacture or labeling of our air purification products. Any litigation, regardless of its merit or eventual outcome, could result in significant legal costs and high damage awards or settlements. Although we currently maintain product liability insurance, the coverage is subject to deductibles and limitations, and may not be adequate to cover future claims. Additionally, we may be unable to maintain our existing product liability insurance in the future at satisfactory rates or at adequate amounts.

If product liability lawsuits are brought against us, our business may be harmed, and we may be required to pay damages.

Our business exposes us to potential product liability claims that are inherent in the testing, manufacture, and sale of air purification devices and equipment. We could become the subject of product liability lawsuits alleging that component failures, malfunctions, manufacturing flaws, design defects or inadequate disclosure of product-related risks or product-related information resulted in an unsafe condition or injury to patients.

Regardless of the merit or eventual outcome, product liability claims may result in:

•	decreased demand for our air purification products;

•	injury to our reputation;

•	significant litigation costs;

•	substantial monetary awards to or costly settlements with patients;

•	product recalls;

•	material defense costs;

•	loss of revenues;

•	the inability to commercialize new products or product candidates; and diversion of management attention from pursuing our business strategy

Our business may suffer if we are unable to attract or retain talented personnel.

Our success will depend in large measure on the abilities, expertise, judgment, discretion, integrity, and good faith of management, as well as other personnel. We have a small management team, and the loss of a key individual or our inability to attract suitably qualified replacements or additional staff could adversely affect our business. Our success also depends on the ability of management to form and maintain key commercial relationships within the marketplace. No assurance can be given that key personnel will continue their association or employment with us or that replacement personnel with comparable skills will be found. If we are unable to attract and retain key personnel and additional employees, our business may be adversely affected. We do not maintain key-man life insurance on any of our executive employees, and do not have directors’ and officers’ insurance coverage as of the date this Prospectus is filed.

The lack of available and cost-effective directors and officer’s insurance coverage in our industry may cause us to be unable to attract and retain qualified executives, and this may result in our inability to further develop our business.

Our business depends on attracting independent directors, executives, and senior management to advance our business plans. We currently do not have directors and officer’s insurance to protect directors and the Company against the possible third-party claims. This is due to the significant lack of availability of funds and the offer of such policies at reasonably competitive prices. As a result, the Company and our executive directors and officers are susceptible to liability claims arising by third parties, and as a result, we may be unable to attract and retain qualified independent directors and executive management causing the development of our business plans to be impeded as a result.

The loss of one or more of our key personnel, or our failure to attract and retain other highly qualified personnel in the future, could harm our business.

Our future performance is dependent on the ability to retain key personnel. The Company’s performance is substantially dependent on the performance of Senior Management. The loss of the services of any of its executive officers or other key employees could have a material adverse effect on the Company’s business, results of operations, and financial condition. If we do not succeed in retaining and motivating our existing personnel, we may be unable to grow effectively.

Management of growth will be necessary for us to be competitive

Successful expansion of our business will depend on our ability to effectively attract and manage staff, strategic business relationships, and shareholders. Specifically, we will need to hire skilled management and technical personnel and manage partnerships to navigate shifts in the general economic environment. The expansion can place significant strains on financial, management, and operational resources, yet failure to expand will inhibit our profitability goals.

Because we are small and do not have much capital, our marketing campaign may not attract enough customers to operate profitably. If we do not make a profit, our financial conditions will be adversely affected.

Since we are small and do not have much capital, we must limit our marketing activities and may not be able to make our products known to potential customers. Because we will be initially limiting our marketing activities to online sales, independent sales representatives and select retail outlets, we may not be able to attract enough immediate customers to operate profitably. If we cannot operate profitably, our financial conditions will be negatively affected and limit our ability to raise additional funding to increase our sales and marketing efforts.

We are pursuing a variety of possible strategies to grow our business, including:

•	collaborations, licensing arrangements, joint ventures, strategic alliances, or partnerships;
•	pursuing sales in international markets; and
•	acquisitions of complementary products or technologies.

In addition to stretching our financial and management resources, each of these strategies has its own inherent risks. For instance, arranging collaborations, licensing arrangements, joint ventures, strategic alliances, partnerships, and acquisitions can be a lengthy and complex process and we may not enter into such arrangements in a timely manner, on a cost-effective basis, on acceptable terms or at all. Even if we do enter into such arrangements, they may not result in achieving and developing new products and revenue streams. Expansion of international development could result in additional costs and risks, including those related to development of new distribution channels, increased shipping and distribution costs, compliance with foreign laws and regulations, as well as U.S. law controlling international business practices of U.S. companies, currency fluctuations as well as subjecting us to geopolitical and trade risks. Failure to implement growth strategies could severely impair our business.

If our products do not achieve greater market acceptance, or if alternative brands are developed and gain market traction, our business would be adversely affected.

Our success is dependent upon the successful development and marketing of our products. Our future success depends on increased market acceptance of our technology and air purifier product lines. The air purification community may not embrace our product line. Acceptance of our products will depend on several factors, including cost, product effectiveness, convenience, strategic partnerships, and reliability. We also cannot be sure that our business model will gain wide acceptance among retailers or the air cleanser community. If the market fails to continue to develop, or develops more slowly than we expect, our business, results of operations and financial condition will be adversely affected. Moreover, if new air purifier brands are developed, our prospective products and current technologies could become less competitive or obsolete. Any of these factors could have a material and adverse impact on our growth and profitability.

Inability of our officers and directors to manage the growth of the business may limit our success.

We expect to grow as we execute our business strategy. Rapid growth would place a significant strain on our management and operational resources. In addition, we expect the demands on our infrastructure and technical support resources to grow along with our customer base, and if we are successful in implementing our marketing strategy, it could experience difficulties responding to demand for our products and technical support in a timely manner and in accordance with market expectations. These demands may require the addition of new management personnel or the development of additional expertise by existing management personnel. There can be no assurance that our networks, procedures, or controls will be adequate to support our operations or that management will be able to keep pace with such growth. Failure to manage growth effectively could have a material adverse effect on our business, operating results, and financial condition.

As we expand, management will be faced with new challenges due to increases in operating expenses and risks related to expansion.

As our business grows and expands, we will spend substantial financial and other resources on developing and introducing new products and expanding our sales and marketing organization, strategic relationships, and operating infrastructure. If our business and revenues grow, we expect that our cost of revenues, sales and marketing expenses, general and administrative expenses, operations, and customer support expenses will increase.

If we fail to capitalize and integrate potential acquisitions with our operations, our business could suffer.

In the future we may acquire more air purification technologies, businesses, or assets. The integration of acquired businesses, technologies or assets requires significant effort and entails risks. We may find it difficult to integrate operations of acquired businesses as personnel may leave and licensees, distributors or suppliers may terminate their arrangements or demand amended terms to these arrangements. Additionally, our management may have their attention diverted while trying to integrate businesses or assets that may be acquired. If we are not able to successfully integrate any businesses or assets that we acquire, we may not realize the anticipated benefits of these acquisitions.

Our success depends on our ability to capitalize on our strategic relationships and partnerships with suppliers, distributors, purchasers, and users of our products.

We will rely on strategic relationships with third parties to expand our manufacturing and distribution channels and to undertake product development and marketing efforts. Our ability to increase sales depends on marketing our products through new and existing strategic relationships. We intend to partner with established existing suppliers and distributors in order to reach target markets such as the medical, healthcare, hospitality, food service and lodging markets. The termination of one or more of our strategic relationships may have a material adverse effect on our business, operating results, and financial condition.

Our newly filed non-provisional patent application may not result in an issued patent, and this could materially affect our current and future business plans, operations, and future profitability.

We applied for two new provisional patents that are relevant to our current and future operations, product development and business. Under United States patent law, a provisional application is a legal document filed in the United States Patent and Trademark Office, that establishes an early filing date, but does not mature into an issued patent unless the applicant files a regular non-provisional patent application within one year. As of the date of this filing, we have not filed non-provisional patent applications concerning our two provisional patent filings, and there is no guarantee that we will file such non-provisional patent applications or, if filed, that the U.S. Patent and Trademark Office will issue us patents, which will affect our profitability.

Our profitability may depend in part on our ability to effectively protect our proprietary rights, including obtaining patent protection for our proprietary designs, utilities, and methods of manufacturing our air purification products, maintaining the secrecy of our internal workings, and preserving our trade secrets, as well as our ability to operate without inadvertently infringing on the proprietary rights of others. There can be no assurance that we will be able to obtain future patents or defend our current and future patents. Further, policing and protecting our intellectual property against unauthorized use by third parties is time-consuming and expensive, and certain countries may not even recognize our intellectual property rights. There can also be no assurance that a third party will not assert patent infringement claims with respect to our products or technologies. Any litigation relating to either protecting our intellectually property or defending our use of certain technologies could have material adverse effect on our business, operating results, and financial condition, regardless of the outcome of such litigation.

The Company’s products are new, and its industry is evolving.

You should consider the Company’s prospects considering the risks, uncertainties, and difficulties frequently encountered by companies in their early stage of development, especially companies in the rapidly evolving air purification industry. To be successful in this industry, the Company must, among other things:

•develop and introduce functional and attractive air purification products;

•attract and maintain a large base of consumers;

•increase awareness of the Company brand and develop consumer loyalty;

•establish and maintain strategic relationships with distribution partners and service providers;

•respond to competitive and technological developments;

•build an operations structure to support the Company business; and

•attract, retain, and motivate qualified personnel.

The Company cannot guarantee that it will succeed in achieving these goals. Its failure to do so would have a material adverse effect on its business, prospects, financial condition, and operating results.

Some of the Company’s products are new and are only in the early stages of commercialization. The Company is not certain that these products will function as anticipated or be desirable to its intended market. Also, some of the Company’s products and services may have limited functionalities, limiting their appeal to consumers and putting the Company at a competitive disadvantage. The Company could lose customers or be subject to claims if our current or future products and services fail to function correctly or if the Company does not achieve or sustain market acceptance. The failure of our product could have a material adverse effect on the Company’s business, financial condition, and operating results.

As is typical in a new and rapidly evolving industry, demand, and market acceptance for recently introduced products are subject to a high level of uncertainty and risk. Because the company’s market is new and evolving, it is difficult to predict with any certainty the size of this market and its growth rate, if any. The Company cannot guarantee that a market for the Company will develop or that demand for Company services will emerge or be sustainable. If the market fails to materialize, develops more slowly than expected, or becomes saturated with competitors, the Company’s business, financial condition, and operating results would be materially adversely affected.

As a growing company, we have to develop reliable accounting resources and internal controls. Failure to achieve and maintain effective controls could prevent us from producing reliable financial reports.

Effective internal controls and accounting resources are necessary for us to provide reliable financial reports. We have not implemented a system of internal controls. Failure to implement and maintain an effective internal accounting and control environment could cause us to face regulatory action, and also cause investors to lose confidence in our reported financial information, either of which could have an adverse effect on our business and financial results. We plan on developing internal controls focused on processes and classes of transactions for financial statements accounts and disclosures that are most likely to have a material impact on the financial statements and assessments of risk, and those controls that address the risk that the financial statements could be materially misstated. We intend to assign responsibility for the development, implementation, and testing of our internal controls to our independent board member Mary Taylor, a CPA, who will develop and review controls in light of identified risks and monitor the operation and assessment of those controls for the financial reporting process. Our emphasis as a smaller reporting company will focus on (i) segregation of duties; (ii) systems access and security; (iii) safeguarding assets; and, (iv) approval and review process. we intend to have these controls established and implemented by the date of our first annual report required to be filed under the Act after our registration becomes effective and we are subject to periodic reporting. We do not have a reliable estimate on the costs of our plans at this time.

Our Certificate of Incorporation and bylaws provide for indemnification of officers and directors at our expense and limit their liability, resulting in a high cost to us and hurting our shareholders’ interests. The Company may spend corporate resources for the benefit of officers and directors.

Our Certificate of Incorporation and Bylaws include provisions that eliminate the personal liability of our directors for monetary damages to the fullest extent possible under the laws of the State of Nevada or other applicable law. These provisions eliminate the liability of our directors and our shareholders for monetary damages arising out of any violation of a director of his fiduciary duty of due care. Under Nevada law, however, such provisions do not eliminate the personal liability of a director for (i) breach of the director’s duty of loyalty, (ii) acts or omissions not in good faith or involving intentional misconduct or knowing violation of law, (iii) payment of dividends or repurchases of stock other than from lawfully available funds, or (iv) any transaction from which the director derived an improper benefit. These provisions do not affect a director’s liabilities under the federal securities laws or the recovery of damages by third parties.

If we fail to establish and maintain an effective internal control system, we may be unable to report our financial results accurately or prevent fraud. Any ability to report and file our financial results accurately and timely could harm our reputation and adversely impact the future trading price of our common stock.

Effective internal control is necessary for us to provide reliable financial reports and prevent fraud. If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively. As a result, it may harm our business and reputation. Our small size and any current internal control deficiencies may adversely affect our financial condition, operation results, and access to capital.

Because of the Company’s limited resources, there are limited controls over information processing. There is inadequate segregation of duties consistent with control objectives. Our Company’s Management is composed of a small number of individuals, resulting in limitations on segregation of duties. To remedy this situation, we would need to hire additional staff. Currently, the Company cannot hire other staff to facilitate greater segregation of duties but will reassess its capabilities after completing the Offering.

We may need and may be unable to obtain additional funding on satisfactory terms, which could dilute our stockholders or impose burdensome financial restrictions on our business.

We have relied upon cash from financing activities, and in the future, we intend to rely on revenues generated from operations to fund all the cash requirements of our activities. There is no assurance that we will generate any significant cash from our operating activities in the future. Any debt financing or financing of involving our common stock will likely include financial and other covenants that will restrict our flexibility. At a minimum, these covenants may include restrictions that may impact the number of authorized shares we are required to maintain in order obtain such financing, or our ability to conduct other forms of financing at different terms. Any failure to comply with these covenants would have a material adverse effect on our business, prospects, financial condition, and results of operations because we could lose our existing sources of funding and impair our ability to secure new sources of financing.

As an “emerging growth company” under the jobs act permits us to rely on exemptions from certain disclosure requirements.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to and intend to rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

●	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

●	provide an auditor attestation concerning Management’s report on the effectiveness of our internal controls over financial reporting;

●

comply with any requirement that the Public Company Accounting Oversight Board may adopt regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

●	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

●

disclose certain executive compensation-related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Therefore, our financial statements may not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues is $1.07 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that are held by non-affiliates is $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive, there may be a less active trading market for our common stock, and our stock price may be more volatile.

RISKS RELATING TO OUR COMMON STOCK AND THIS OFFERING

There is limited liquidity for our common stock, and we may not be successful in obtaining a quotation on a recognized quotation service. In such an event, it may be difficult to sell your shares.

Our common stock is currently quoted for public trading on the OTC Markets Pink Tier. The trading price of our common stock has been subject to wide fluctuations. Trading prices of our common stock may fluctuate in response to many factors, many of which will be beyond our control. The stock market has generally experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of companies with no current business operation. There can be no assurance that trading prices and price-earnings ratios previously experienced by our common stock will be matched or maintained. These broad market and industry factors may adversely affect the market price of our common stock, regardless of our operating performance. In the past, following periods of volatility in the market price of a company’s securities, securities class-action litigation has often been instituted. Such litigation, if instituted, could result in substantial costs for us and a diversion of Management’s attention and resources.

Our common stock will be subject to the “penny stock” rules of the Securities and Exchange Commission. The trading market in our securities may be limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

Under U.S. federal securities legislation, our common stock will constitute “penny stock.” Penny stock is any equity security with a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a potential investor’s account for transactions in penny stocks. The broker or dealer receives a written agreement to the transaction from the investor, setting forth the identity and quantity of the penny stock to be purchased. To approve an investor’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person. The person has sufficient knowledge and experience in financial matters to evaluate the risks of penny-stock transactions. Before any transaction in a penny stock, the broker or dealer must also deliver a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form, sets forth the basis on which the broker or dealer made the suitability determination. Brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock. The disclosure also must be made about the risks of investing in penny stocks in both public offerings and secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities, and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

FINRA sales practice requirements may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, the Financial Industry Regulatory Authority (known as “FINRA”) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Before recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives, and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common shares, which may limit your ability to buy and sell our stock and harm the market for our shares.

Since our shares of Common Stock have low or thin liquidity, it is more susceptible to extreme rises or declines in price, and you may not be able to sell your shares at or above the price paid.

Since our shares of Common Stock have low or thin liquidity, its trading price is likely to be highly volatile. It could be subject to extreme fluctuations in response to various factors, many of which are beyond our control, including (but not necessarily limited to): the trading volume of our shares, the number of analysts, market-makers, and brokers following our shares of Common Stock, new products or services introduced or announced by our competitors or us, actual or anticipated variations in quarterly operating results, conditions or trends in our business industries, additions or departures of key personnel, sales of our shares of Common Stock and general stock market price and volume fluctuations of publicly traded, and particularly microcap, companies.

Investors may have difficulty reselling shares of our Common Stock, either at or above the price they paid for our stock or even at fair market value. The stock markets often experience significant price and volume changes that are not related to the operating performance of individual companies, and because our shares of Common Stock have low or tin liquidity, it is particularly susceptible to such changes. These broad market changes may cause the market price of our shares of Common Stock to decline regardless of how well we perform as a company. In addition, there is a history of securities class action litigation following periods of volatility in the market price of a company’s securities. Although there is no such litigation currently pending or threatened against us, such a suit against us could result in the incursion of substantial legal fees, potential liabilities, and the diversion of Management’s attention and resources from our business. Moreover, as noted below, our shares are currently traded on the OTC Markets Pink Tier and are subject to the penny stock regulations. Price fluctuations in such shares are particularly volatile and subject to potential manipulation by market-makers, short-sellers, and options traders.

We may, in the future, issue additional common shares, which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize the issuance of 2,000,000,000 shares of common stock. As of April 18, 2022, the Company had 659,323 ,911 shares of common stock outstanding. Accordingly, we may issue and sell up to an additional 80,526,056 shares of common stock pursuant to the Common Stock Purchase Agreement. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors and might harm any trading market for our common stock.

Our issuance of Drawdown Notices to Dutchess could result in significant dilution and a material reduction of the market price of our common stock.

We expect that significant additional capital will be needed in the future to continue our planned operations, including research and development, increased marketing, hiring new personnel, commercializing our products, and continuing activities as an operating public company. Dutchess may immediately sell the common stock it purchases from us pursuant to this registration statement and our issuance of Drawdown Notices and as a result, investors may be materially diluted by subsequent Dutchess sales. Such sales may also result in a lessening of the market value of our common stock.

The sale of our stock could encourage short sales by third parties, contributing to the future decline of our stock price.

In many circumstances, the provision of financing based on the distribution of equity for companies traded on the OTC Markets can cause significant downward pressure on the common stock price. It is especially the case if the shares being placed into the market exceed the market’s ability to take up the increased stock or if we have not performed in such a manner to show that the equity funds raised will be used to grow our business. Such an event could place further downward pressure on the price of our common stock. Regardless of our activities, the opportunity exists for short sellers and others to contribute to the future decline of our stock price. If there are significant short sales of our common stock, the price decline from this activity will cause the share price to decline more, which may cause other stockholders of the stock to sell their shares, thereby contributing to sales of common stock in the market. If there are many more shares of our common stock on the market for sale than the market will absorb, the price of our common shares will likely decline.

We are not likely to issue dividends for the foreseeable future.

We cannot assure you that our proposed operations will result in adequate revenues to enable profitable operations or to generate positive cash flow. For the foreseeable future, we anticipate that we will use any funds available to finance the growth of the Company and that we will not pay cash dividends to stockholders. Unless we pay cash dividends, our stockholders will not receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired.

Dutchess will pay less than the then-prevailing market price for our common stock.

Upon our decision to issue a Drawdown Notice to Dutchess, which is at our sole discretion, Dutchess’ purchase of our common stock will be ninety-two percent (92%) of the lowest traded price of the Common Stock the five (5) Business Day prior to the Closing Date of each Drawdown Notice per the Common Stock Purchase Agreement dated September 21, 2021. Dutchess has a financial incentive to immediately sell our common stock upon receiving the shares to realize the profit equal to the difference between the discounted and market prices. If Dutchess sells the shares, the price of our common stock could decrease. If our stock price decreases, Dutchess may have a further incentive to sell the shares of our common stock that it holds. These sales may have an additional impact on our stock price.

Your ownership interest may be diluted, and the value of our common stock may decline by our exercising the Drawdown Notice right according to the Common Stock Purchase Agreement with Dutchess.

Pursuant to the Common Stock Purchase Agreement with Dutchess, when we deem it necessary, we may raise capital through the private sale of our common stock to Dutchess at a discounted price. Because the Drawdown Notice price is lower than the prevailing market price of our common stock, to the extent Dutchess exercises the right in the Drawdown Notice, the ownership interest of shareholders may get diluted.

We may not have access to the total amount available under the Common Stock Purchase Agreement with Dutchess.

Our ability to draw down funds and sell shares under the Common Stock Purchase Agreement with Dutchess requires that the registration statement of which this Prospectus forms a part be declared effective and continue to be effective. The registration statement of which this Prospectus includes the resale of 80,526,056 shares issuable under the Common Stock Purchase Agreement with Dutchess, and our ability to sell any remaining shares issuable under the Common Stock Purchase Agreement with Dutchess is subject to our ability to prepare and file one or more additional registration statements registering the resale of these shares. These registration statements may be subject to review and comment by the Securities and Exchange Commission staff. They will require the consent of our independent registered public accounting firm. Therefore, we cannot assure the timing of the effectiveness of the registration statements. The effectiveness of these registration statements is a condition precedent to our exercising discretion to issue Drawdown Notices and sell shares of our common stock to Dutchess under the Common Stock Purchase Agreement. Even if we are successful in causing one or more registration statements to be effective by the Securities and Exchange Commission on time, resulting in the registering some or all of the shares issuable under the Common Stock Purchase Agreement with Dutchess, we may not be able to sell the shares unless certain other conditions are met, such as having an adequate number of authorized shares to issue. Any increase in our authorized shares would board and stockholder approval. Accordingly, because our ability to draw down any amounts under the Common Stock Purchase Agreement with Dutchess are subject to many conditions outside of the Investor’s control there is no guarantee that we will draw down any portion or all of the proceeds of $10,000,000 under the investment with Dutchess.

Certain restrictions on the extent of puts and the delivery of advance notices may have little, if any, effect on the adverse impact of our issuance of shares in connection with the Common Stock Purchase Agreement with Dutchess. As such, Dutchess may sell many shares, resulting in substantial dilution to the value of shares held by existing stockholders.

Dutchess has agreed, subject to certain exceptions listed in the Common Stock Purchase Agreement, to refrain from holding shares, resulting in Dutchess or its affiliates owning more than 4.99% of the then-outstanding shares of our common stock at any one time. Our issuance of a drawdown notice shall not include an amount of shares that would result in Dutchess exceeding the Beneficial Ownership Limitation at any time. These restrictions, however, do not prevent Dutchess from selling shares of our common stock received in connection with a Drawdown Notice and then acquiring additional shares of our common stock in connection with a subsequent Drawdown Notice. In this way, Dutchess could sell more than 4.99% of the outstanding common stock in a relatively short time frame while never holding more than 4.99% at one time. If we issue a Drawdown Notice to Dutchess, Dutchess’ purchase and subsequent sales could result in dilution and a corresponding lessening of the value of our common stock (See Risk Factors & Dilution).

USE OF PROCEEDS

We will not receive any proceeds from the secondary sale of shares of our common stock by Dutchess. However, we will receive proceeds from the initial sale of shares of our common stock according to our decision to exercise Drawdown Notices offered by Dutchess. We will use these proceeds for general corporate and working capital purposes and acquisitions or assets, software development, businesses, or operations, or for other purposes that our board of directors, in its good faith, deems to be in the Company’s best interest.

	One-third of investment commitment	Two-third of investment commitment	One Hundred percent (100%) of investment commitment
Net proceeds from the offering (1) (2)	$3,333,333.00	$6,666,666.00	$10,000,000.00
Product Development, Sales & Marketing	1,450,767.00	2,005,265.00	3,648,000.00
Corporate Development	403,061.00	1,816,358.00	1,321,675.00
Fixed Assets	400,000.00	1,400,000.00	2,870,325.00
Working Capital	1,079,505.00	$1,445,043.00	$2,160,000.00
Total	$3,333,333.00	$6,666,666.00	$10,000,000.00

(1) Expenditures for the 12 months following the completion of this offering. We have categorized the expenditures by significant area of activity. Please see a detailed description of the use of proceeds in the “Plan of Operations” section of this Prospectus.

(2) Excludes estimated offering expenses of $21,194.08.

The Company may change the use of proceeds if it feels it is in the best interest of the shareholders to use the proceeds to discharge indebtedness relevant to the Company’s business. We will pay for expenses of this offering, except that the selling stockholder will pay any broker discounts or commissions or equivalent costs and costs of its legal counsel applicable to the sale of its shares.

DETERMINATION OF OFFERING PRICE

The prices at which the shares covered by this Prospectus may actually be sold by Dutchess will be determined by the prevailing public market price for shares of our common stock, or as otherwise described in the “Plan of Distribution.”

DILUTION

The sale of our common stock to Dutchess following the Common Stock Purchase Agreement dated September 21, 2021, may negatively impact our stockholders. As a result, our net loss per share could increase in future periods, and the market price of our common stock could decline. In addition, the lower our stock price is when we exercise our Drawdown Notice, the more shares of our common stock we will have to issue to Dutchess to drawdown according to the Common Stock Purchase Agreement. If our stock price decreases during the pricing period, then our existing stockholders would experience more significant dilution.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly because of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of our existing stockholders’ lower book value.

THE OFFERING

THE PRIVATE PLACEMENT TRANSACTION

On September 21, 2021, we entered into a binding Common Stock Purchase Agreement with Dutchess, a Delaware limited partnership. Pursuant to the Common Stock Purchase Agreement terms, Dutchess committed to purchasing up to $10,000,000 of our common stock until September 21, 2024. We also agreed to issue to Dutchess five million shares of restricted common stock as commitment shares. From time to time, after the effectiveness of the registration statement, we may elect, in our sole discretion, to deliver a Drawdown Notice to Dutchess. The number of shares subject to any Drawdown Notice shall not exceed the lesser of; (i) $250,000 or (ii) 200% of the Average Daily Traded Value of the Stock during the five (5) days immediately preceding the Drawdown Notice date or (iii) the Beneficial Ownership Limitation of 4.99% of the number of shares of the Common Stock outstanding immediately prior to the issuance of shares of Common Stock issuable pursuant to a Drawdown Notice. Our issuance of a drawdown notice shall not include an amount of shares that would result in Dutchess exceeding the Beneficial Ownership Limitation at any time. The sale price of the Shares sold to Dutchess pursuant to any Drawdown Notice is ninety-two percent (92%) of the lowest traded price of the Common Stock the five (5) Business Day prior to the Closing Date of each Drawdown Notice. If we issue a Drawdown Notice to Dutchess, Dutchess’ purchase and subsequent sales could result in dilution and a corresponding lessening of the value of our common stock (See Risk Factors & Dilution).

In the event of a material breach of contract, we may terminate the common stock purchase agreement with Dutchess. Otherwise, the common stock purchase agreement will terminate after our sale and Dutchess’ purchase of all of the commitment amount, when the registration is no longer effective, or if we or a third party commences a bankruptcy petition against the Company, or if a custodian is appointed for the Company or if we make a general assignment of all our property for the benefit of our creditors.

In connection with the Common Stock Purchase Agreement with Dutchess, we also entered into a registration rights agreement with Dutchess, as amended, pursuant to which we agreed to use our best efforts to, to file with the Securities and Exchange Commission a registration statement, covering the resale of 80,526,056 shares of our common stock underlying the Common Stock Purchase Agreement with Dutchess. The 80,526,056 shares being offered pursuant to the Common Stock Purchase Agreement with Dutchess represents 12.53% of the shares issued and outstanding, assuming that the selling stockholders will sell all of the shares offered for sale. The 80,526,056 shares being offered pursuant to this Prospectus represent 34.98% of the shares issued and outstanding held by non-affiliates of our company. The Common Stock Purchase Agreement with Dutchess is not transferable, and any benefits attached thereto may not be assigned.

At an assumed purchase price under the Common Stock Purchase Agreement of $0.024 (equal to 92% of the closing price of our common stock of $0.026 on January 10, 2022, we will be able to receive up to $1,932,625 in gross proceeds, assuming we elect to sell the entire 80,526,056 Drawdown Notice Shares being registered hereunder to Dutchess pursuant to the Common Stock Purchase Agreement. At an assumed purchase price of $0.024 under the Common Stock Purchase Agreement, we would be required to register 366,140,610 additional shares to obtain the balance of $8,787,375 under the Common Stock Purchase Agreement. Due to the floating offering price, we are unable to determine the exact number of shares that we will issue under the Common Stock Purchase Agreement.

There are substantial risks to investors due to the issuance of shares of our common stock under the Common Stock Purchase Agreement with Dutchess. These risks include dilution of stockholders’ percentage ownership, a significant decline in our stock price, and our inability to draw sufficient funds when needed. We intend to sell Dutchess periodically our common stock under the Common Stock Purchase Agreement, and Dutchess will, in turn, sell such shares to investors in the market at the market price. This may cause our stock price to decline, which will require us to issue increasing numbers of common shares to Dutchess to raise the same amount of funds as our stock price declines.

The aggregate investment amount of $10,000,000 was determined based on numerous factors, including the following: The proceeds received from any Drawdown Notices tendered to Dutchess under the Common Stock Purchase Agreement will be used for general corporate, product development, sales and marketing, working capital purposes and acquisitions or assets, businesses or operations or for other purposes that our board of directors, in its good faith deem to be in the best interest of the Company. The Company may change the use of proceeds if it feels it is in the best interest of the shareholders to use the proceeds to carry out its strategic business plans.

We may have to increase our authorized shares to issue the shares to Dutchess if we reach our current authorized shares of common stock. Increasing the number of our authorized shares will require board and stockholder approval. There is no guarantee that we will be able to draw down any portion or all of the proceeds of $10,000,000 under the Common Stock Purchase Agreement with Dutchess because our ability to draw down any amounts under the Common Stock Purchase Agreement with Dutchess is subject to many conditions.

SELLING STOCKHOLDERS

This Prospectus relates to the resale of 80,526,056 shares of our common stock, par value $0.001 per share, which are issuable to Dutchess Capital Growth Fund, LP (“Dutchess”).

Pursuant to the Common Stock Purchase Agreement, and after the effectiveness of this Registration Statement, we have the option, but not the obligation, to issue Dutchess a Drawdown Notice to purchase our registered shares. The number of shares subject to any Drawdown Notice shall not exceed the lesser of; (i) $250,000 or (ii) 200% of the Average Daily Traded Value of the Stock during the five (5) days immediately preceding the Drawdown Notice date or (iii) the Beneficial Ownership Limitation of 4.99% of the number of shares of the Common Stock outstanding immediately prior to the issuance of shares of Common Stock issuable pursuant to a Drawdown Notice. Our issuance of a drawdown notice shall not include a number of shares that would result in Dutchess exceeding the Beneficial Ownership Limitation at any time. The sale price of the Shares sold to Dutchess pursuant to any Drawdown Notice is ninety-two percent (92%) of the lowest traded price of the Common Stock the five (5) Business Day prior to the Closing Date of each Drawdown Notice. If we issue a Drawdown Notice to Dutchess, Dutchess’ purchase and subsequent sales could result in dilution and a corresponding lessening of the value of our common stock (See Risk Factors & Dilution).

The Common Stock Purchase Agreement permits us to issue Drawdown Notices to Dutchess for an aggregate of ten million dollars ($10,000,000) in shares of our common stock until (i) the date Dutchess may sell all of the Shares without restriction pursuant to Rule 144 promulgated under the Securities Act, or (ii) the date on which Dutchess shall have sold all the Shares covered thereby, and no available amount remains under the Common Stock Purchase Agreement, or until $10,000,000 of such shares have been subject to a Drawdown Notice.

We expect that Dutchess will offer and sell any or all of the shares of our common stock upon our issuance of a Drawdown Notice (See Risk Factors & Dilution),

The following table sets forth certain information regarding the beneficial ownership of shares of common stock by the selling stockholder as of January 10, 2022, and the number of shares of our common stock being offered according to this Prospectus. We believe that the selling stockholder has sole voting and investment powers over its shares. Because we expect that Dutchess will offer and sell all or only some portion of the shares of our common stock purchased as a result of our issuance of a Drawdown Notice, the numbers in the table below representing the amount and percentage of these shares of our common stock that Dutchess will hold upon the termination of the offering are only estimates based on the assumption that Dutchess will sell all of its shares of our common stock being offered in the offering.

The selling stockholders have not had any position or office, or other material relationship with us or any of our affiliates over the past three years. To our knowledge, the selling stockholders are not a broker-dealer or an affiliate of a broker-dealer. We may require the selling stockholders to suspend the sales of the shares of our common stock being offered pursuant to this Prospectus upon the occurrence of any event that makes any statement in this Prospectus, or the related registration statement untrue in any material respect or that requires the changing of statements in those documents to make statements in those documents not misleading.

	Shares Owned by the Selling Stockholder	Total Shares	Number of Shares to Be Owned by Selling Stockholder After the Offering and Percent of Total Issued and Outstanding Shares (1)
Name of the Selling Stockholder	before the Offering (1)	Offered in the Offering	# of Shares (2)	% of Class (2), (3)
Dutchess Capital Growth Fund, LP (4)	$0	80,526,056	80,526,056	10.74%

(1) Beneficial ownership is determined in accordance with Securities and Exchange Commission rules and generally includes voting or investment power with respect to shares of common stock. Shares of common stock subject to options and warrants currently exercisable, or exercisable within 60 days, are counted as outstanding for computing the percentage of the person holding such options or warrants but are not counted as outstanding for computing the percentage of any other person.

(2) We have assumed for the purposes of this tabular disclosure that the selling stockholder will sell all of the shares being offered in offering represented in this Prospectus.

(3) Based on 749,323,911 shares of our common stock issued and outstanding as of January 10, 2022, including the total number shares being offered pursuant to this Prospectus, which are counted as outstanding for computing the percentage of the selling stockholder.

(4) Michael Novielli has the voting and dispositive power over the shares owned by Dutchess.

PLAN OF DISTRIBUTION

Pursuant to the Common Stock Purchase Agreement with Dutchess, and after the effectiveness of this Registration Statement, we have the option, but not the obligation, to issue Dutchess a Drawdown Notice to purchase our registered shares. The number of shares subject to any Drawdown Notice shall not exceed the lesser of; (i) $250,000 or (ii) 200% of the Average Daily Traded Value of the Stock during the five (5) days immediately preceding the Drawdown Notice date or (iii) the Beneficial Ownership Limitation of 4.99% of the number of shares of the Common Stock outstanding immediately prior to the issuance of shares of Common Stock issuable pursuant to a Drawdown Notice. Our issuance of a drawdown notice shall not include an amount of shares that would result in Dutchess exceeding the Beneficial Ownership Limitation at any time. The sale price of the Shares sold to Dutchess pursuant to any Drawdown Notice is ninety-two percent (92%) of the lowest traded price of the Common Stock the five (5) Business Day prior to the Closing Date of each Drawdown Notice. . If we issue a Drawdown Notice to Dutchess, Dutchess’ purchase and subsequent sales could result in dilution and a corresponding lessening of the value of our common stock (See Risk Factors & Dilution).

The Common Stock Purchase Agreement permits us to issue Drawdown Notices to Dutchess for an aggregate of ten million dollars ($10,000,000) in shares of our common stock until (i) the date Dutchess may sell all of the Shares without restriction pursuant to Rule 144 promulgated under the Securities Act, or (ii) the date on which Dutchess shall have sold all the Shares covered thereby, and no available amount remains under the Common Stock Purchase Agreement, or until $10,000,000 of such shares have been subject to a Drawdown Notice.

The Common Stock Purchase Agreement with Dutchess is not transferable.

At an assumed purchase price under the Common Stock Purchase Agreement of $0.024 (equal to 92% of the closing price of our common stock of $0.026 on January 10, 2022, we will be able to receive up to $1,932,625 in gross proceeds, assuming we elect to sell the entire 80,526,056 Drawdown Notice Shares being registered hereunder to Dutchess pursuant to the Common Stock Purchase Agreement. At an assumed purchase price of $0.024 under the Common Stock Purchase Agreement, we would be required to register 366,140,610 additional shares to obtain the balance of $8,787,375 under the Common Stock Purchase Agreement. Due to the floating offering price, we are unable to determine the exact number of shares that we will issue under the Common Stock Purchase Agreement.

From time to time, Dutchess may sell any or all of the shares of our common stock covered hereby on the OTC Markets or any other stock exchange, market, or trading facility on which the shares are traded or in private transactions. Dutchess may sell all or a portion of the shares being offered pursuant to this Prospectus at a fixed price, or within a specified, bona fide price range until our shares are listed or quoted on an existing public trading market. Dutchess may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as an agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution following the rules of the applicable exchange;

●	privately negotiated transactions;

●	in transactions through broker-dealers that agree with the selling stockholder to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

Broker-dealers engaged by Dutchess may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from Dutchess (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but except as outlined in a supplement to this Prospectus, in the case of an agency transaction not over a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

Any broker-dealers or agents involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933. We are required to pay certain fees and expenses incurred by us incident to the registration of the securities. The selling stockholder will be subject to the Prospectus delivery requirements of the Securities Act of 1933, including Rule 172 thereunder.

Dutchess will sell the resale securities only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with applicable laws.

Under applicable rules and regulations under the Securities Exchange Act of 1934, any person engaged in distributing the resale securities may not simultaneously engage in market-making activities concerning the common stock for the applicable restricted period, as defined in Regulation M, before the commencement of the distribution. Such prohibited activities include making arrangements where purchasers are induced to purchase securities in the form of agreements or solicitations of aftermarket bids or purchases prior to the completion of a purchase of our common shares related to a Drawdown Notice; solicitation for sales prior to the completion of a purchase of our common shares related to a Drawdown Notice; accepting or soliciting interest from customers for purchases of shares in the aftermarket prior to the completion of a purchase of our common shares resulting from a Drawdown Notice in an amount linked to the initial purchase; and, soliciting aftermarket orders before the completion of a purchase of our common shares resulting from a Drawdown Notice or rewarding customers for aftermarket orders by allocating additional securities to those customers in the initial distribution. In addition, the selling stockholder will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of securities of the common stock by the selling stockholder or any other person. We will make copies of this Prospectus available to the selling stockholders. We will inform them of the need to deliver a copy of this Prospectus to each purchaser at or before the time of the sale (including by compliance with Rule 172 under the Securities Act of 1933).

DESCRIPTION OF SECURITIES TO BE REGISTERED

General

The Company is authorized to issue one class of shares of stock. The total number of shares which the Company is authorized to issue is two billion (2,000,000,000) shares of common stock, $.001 par value. As of January 10, 2022, there were 749,323,911 shares of our common stock issued and outstanding. As of January 10, 2022, we had 400 shareholders of record.

Common Stock

The following is a summary of the material rights and restrictions associated with our common stock. This description does not purport to be a complete description of all the rights of our stockholders and is subject to, and qualified in its entirety by, the provisions of our most current Articles of Incorporation and Bylaws, which are included as exhibits to this Registration Statement.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available, therefore, when, as and if declared by the Board of Director of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have pre-emptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

Our Bylaws provide that at all meetings of the stockholders for the election of directors, a plurality of the votes cast shall be sufficient to elect. On all other matters, except as otherwise required by Nevada law or the Articles of Incorporation, a majority of the votes cast at a meeting of the stockholders shall be necessary to authorize any corporate action to be taken by vote of the stockholders. A “plurality” means the excess of the votes cast for one candidate over any other. When there are more than two competitors for the same office, the person who receives the greatest number of votes has a plurality.

EXPERTS AND COUNSEL

The financial statements of our company included in this Prospectus for the fiscal years ended June 30, 2021 and June 30, 2020, have been audited by Weinstein International CPA, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Mailander Law Office, Inc. will render a legal opinion as to the validity of the shares of the Common Stock to be registered hereby.

INTERESTS OF NAMED EXPERTS AND COUNSEL

 No expert named in the registration statement of which this Prospectus forms a part as having prepared or certified any part thereof (or is named as having prepared or certified a report or valuation for use in connection with such registration statement) or counsel named in this Prospectus as having given an opinion upon the validity of the securities being offered pursuant to this Prospectus, or upon other legal matters in connection with the registration or offering such securities was employed for such purpose on a contingency basis. Also, at the time of such preparation, certification, or opinion or at any time thereafter, through the date of effectiveness of such registration statement or that part of such registration statement to which such preparation, certification or opinion relates, no such person had, or is to receive, in connection with the offering, a substantial interest, as defined in Item 509 of Regulation SK, in our company or any of its parents or subsidiaries. Nor was any such person connected with our company or any of its parents or subsidiaries as a promoter, managing or principal underwriter or voting trustee.

INFORMATION WITH RESPECT TO OUR COMPANY

DESCRIPTION OF BUSINESS

General Development of the Business

Kronos Advanced Technologies, Inc. (“Kronos” or the “Company”) was originally incorporated under the laws of the State of Utah on September 17, 1980, as Penguin Petroleum, Inc.  Penguin Petroleum Inc.'s stockholders approved a name change on October 6, 1982, to Petroleum Corporation of America, Inc. On December 29, 1996, stockholders approved a reorganization whereby they exchanged their stock on a one-for-one basis with Technology Selection, Inc., a Nevada corporation.  Technology Selection, Inc.'s shares began trading on the Over-the-Counter Bulletin Board on August 28, 1996, under the symbol "TSET”.  On November 19, 1998, Technology Selection, Inc. changed its name to TSET, Inc.  Effective January 12, 2002, we began doing business as Kronos Advanced Technologies, Inc.; and, as of January 18, 2002, we changed our ticker symbol to “KNOS”.

Kronos Advanced Technologies, Inc. (Kronos) was initially founded in 2002 with the primary business focus of designing and developing air movers. Over time Kronos migrated its business to focus on the consumer air cleaner business. Kronos began this stage of operations as a product development company whose designs introduced new technologies that significantly changed the way air was moved, filtered, and cleansed. Our current air cleaner products use collection plates, located internally which are easily cleaned and long-lasting, unlike some of our competitors' designs, which require the replacement of less efficient and costly HEPA filters multiple times a year.

Business Overview

HEPA filters used in most consumer air cleaners are designed to trap pollutants such as pollen and dust. Unfortunately, based on this very design, over time, the "collection process" creates a clogged filter, and as such, HEPA air purifiers will stop working if the filter isn't changed regularly. This clogging action can also result in pollutants that were once trapped and collected migrating through the filter elements and escaping back into the air. Further, when the air temperature is warm and contains high humidity, mold and bacteria can grow on a HEPA filter, causing foul odors and potentially hazardous waste to be emitted back into the room. Kronos's ultra-efficient air purification module, with its washable collector plates, solves this problem by offering to the consumer an easy-clean system that is both safe and effective, allowing the collector plates to be cleansed by a simple handwash with detergent and warm water, or simply put it in the dishwasher to clean.

Our products feature a five-stage air purification process which starts at the bottom of the unit, where air is taken into the device and a pre-filter screen designed to collect large particulates, such as hair, pollen, and pet dander. The second stage forces air to pass through an array of electric emitter wires that kills bacteria and germs. The third stage forces the air through an ionic field consisting of negative ions that latch on to particles in the air, giving them an electrical charge. The electrical charge causes particles to clump together and become heavy. As the particulates move to the fourth stage, they are collected onto a plate. At the last stage – the Catalyst Stage – the purified air is freshened to remove any odors. The following diagram illustrates our process:

Dirty Air
(Before)
Formaldehyde
Pet Dander
TVOC
Pollen
Odor
Dust
Bacteria
PM 2.5
Fresh Air
(After)
1
PRE-FILTER
Removes hair
and dander etc.
2
EMITTER
WIRES
Kills bacteria
and germs
IONIC FILED
Avalanching effects
&
acceleration
4
COLLECTING
PLATES
Collect all
harmful particles
5
OZONE
REMOVAL
Ozone removal

Today, Kronos’ product research and development produce products that move the air silently, have excellent filtering and purification capabilities, and in general, cleans ambient room air while offering reduced energy consumption. They are available in a smaller footprint to provide unequaled air cleaning in cars.  Larger units are available for consumer home use, for business use, or even in extreme industrial applications requiring the destruction of certain hazardous gases. Our technology has the ability to remove contaminants and allergens down to 14.6 nanometers which is 20 times smaller than HEPA filters – a market advantage.

We are also exploring the development of a series of small multifunctional devices that can be used as space heaters, vaporizers, disinfectors, deodorizers and/or fans. The space heaters, vaporizers, disinfectors, deodorizers and/or fans have all been conceptualized during our Research and Development efforts over the past years. Each product varies in its respective level of completion. For example, our space heater design is completed and ready to go to manufacturing, our other products are still in the developmental stage. All products are waiting on capital and should be finalized as capital becomes available.

Plan of Operations

On June 17th, 2021, West Virginia Economic Development Authority (WVEDA) approved in a meeting of its board of directors to grant Kronos two loan offers with the aggregate principal amount not to exceed $2,610,000. The loans are for the Company’s acquisition of the manufacturing facility in West Virginia and for fixed equipment. The loans contain repayment terms of 15 years and 10 years respectively. Interest rates for the two notes are as follows:

Loan (1) $1,845,000: This loan shall bear interest fixed as of the third business day prior to closing equal to the rate of the 20 Year US Treasury Note rate plus 0.75%. This loan has a floor (minimum) interest rate of 2. 75% and shall be adjustable every five years. The loan will be secured by a first lien deed of trust on the project land, improvements, and appurtenances in the amount of $1,845,000, and will be cross collateralized with Loan (2), discussed below.

Loan (2) $765,000: This loan shall bear interest fixed as of the third business day prior to closing equal to the rate of the Wall Street Journal Prime rate multiplied by 0.75%. This loan has a floor (minimum) interest rate of 2.75%. The loan will be secured by a UCC-1 security filing on all assets of the Company and will be cross collateralized with Loan (1).

On April 7, 2022, we completed all conditions precedent and the loans closed by our purchase of fixed equipment, providing proofs of hazard and flood insurance, title insurance and liability insurance. We also installed all equipment and completed all renovations at the facility, which resulted in the transfer of title of the real estate to the Company from a "contract of sale" to recorded ownership.

While we currently source parts and manufacturing from China, we recently decided to eliminate our Company's current dependence on the Chinese supply chain and transition Kronos to be a company committed to manufacturing "Made in the USA Products" using our West Virginia facility and a predominantly U.S. based supply chain. As of the date of this filing, we are in transitioning and preparing our West Virginia facility with a projected opening in the first quarter of 2022.

We believe our transition to United States suppliers and manufacturing at our West Virginia facility will provide benefits to our business. China is geographically distant from major US consumer markets.  Our parts suppliers and manufacturers in China have experienced supply chain difficulties during the pandemic resulting in greater lead times to produce and ship our products.

Additionally, in January 2021, tariffs and customs duties on our products increased to 25%. As such, additional tariffs now apply to almost all goods imported from China. All companies importing to the US are affected by the new tariffs, including non-US companies importing as a foreign importer of record. For many product categories, it’s still not an option to simply shift orders to suppliers in other Asian countries, as for most categories there simply are no factories outside of China. As a result of shifting our supply and manufacturing operations to the United States, we can avoid these tariffs.

Our Products

Our technology is currently offered in the form of multiple products designed to move, sterilize, filter, and cleanse the air for businesses, homes, vehicles, and even individuals themselves. On a broader basis, the additional markets that could immediately be impacted using standalone, embedded Kronos devices include schools, universities, manufacturing clean-rooms, retail shops, hospitality, personal automobiles, buses, taxis, and commercial aircraft cabins.

Our air cleaner products are targeted to the size of the space sought to be cleansed. Our current product Kronos® Air 5G®, Models 3, 5 and 8 product line includes our devices that cleanse spaces consisting of 300, 400, and 1,000 square feet respectively. We also developed the FitAir™, a personal air cleaner device that cleans personal air space in a small room consisting of 25 square feet or less, perfect for a small office. Our personal air cleaner products also include the Kronos Car Air Cleaner™ designed to sit securely on the dashboard of cars, and the Kronosati Mini™, a wearable air purifier that is worn on a lanyard and provides the wearer with purified air around a personal breathing space.

Our air cleaners are used in homes, schools, laboratories, and retail spaces to remove allergens, airborne contaminants, and odor from the air and maintain indoor air quality for people as well as employees working in these facilities. Our product line consists of the following:

Kronos® Air 5G®

The Kronos® Air 5G® models 3, 5 and 8 are all stand-alone air cleaners used in residential and business spaces and all feature our five-stage air cleaning process. The Model 3 cleans approximately 200 square feet of space; the Model 5G® cleans 400 square feet of space; and the Model 8 cleans 1,000 square feet of space.

Kronos Car Air

Using the same Kronos air purification technologies used in our Kronos® Air Model 5G®, this unit is designed to sit securely on a car dashboard and is powered through a DC 12V Car Charger.

Fit-Air Bundle™

This device is designed to be used in conjunction with a Kronos® designed face mask to provide the user with personal air filtration and purification within 2.5 cubic feet of personal space. The mask is not a surgical mask nor one designed to provide antimicrobial or antiviral protection. The product has not been FDA cleared or approved and we do not claim that the Fit-Air Bundle™ mitigates, treats, cures, or prevents disease.

Market and Competition

Kronos expects growth in both the Global and the North American portable air purifier market over the next seven-year period. This growth is projected across the entire spectrum of room sized units, portable automotive units, and also wearable devices. The market is expected to be driven by rising airborne contaminants and increasing pollution levels in urban areas. Moreover, growing health consciousness, improving standards of living, and rising disposable income are expected to fuel the market growth. The rising adoption of air pollution control equipment, especially in developing regions across the globe, is anticipated to drive the market in the future. The rising awareness regarding a healthy lifestyle, especially among the urban youth, is expected to significantly contribute to the market growth. The filtering or air purification process itself generally falls into four categories: HEPA Filters; Activated Carbon Filters; Ion Generator based Filters; and Electrostatic Precipitator based Filters. Currently, products using HEPA filters are the consumers' primary choice, controlling approximately 40% of the residential air purifier market. The other three processes all share similar market share sizes of 18% - 22%.

The primary competitors in the air purification market are well established name brands using HEPA filters:

NAME	TECHNOLOGY
3M	HEPA
Carrier	HEPA
Honeywell	HEPA
LG	HEPA
Phillips	HEPA
Sharp	HEPA
Whirlpool	HEPA

Each of these listed companies (and others) provides portable air purifiers to the North American market. Of particular significance is that even with the summation of such a diverse listing of manufacturers and suppliers participating in the portable air purifier market, no single entity, nor even a combined segment representing the sales of the top 5 companies, have a dominant market position. This market, through various market studies, is quantified and recognized as a fragmented market. The fact that such exponential growth is projected over the seven-year forecasted period in such a highly fragmented market further supports Kronos' business decision to introduce its advanced product platform on a national scale, having superior air purification technologies for use in both commercial and consumer settings.

Today, the most significant sales and distribution channels for portable air purifiers are the large box stores. This fact is attributed to the variety of manufacturers and products being offered "firsthand" to a customer base just beginning to understand the product offerings. A recent Market Report for the forecasted period of 2019-2027 predicts a significantly growing market that will continue to see gains in this well-established (big box) distribution channel; however, per this report, the largest growth of portable air purifiers will be attributed to online store sales. In fact, on a global basis, online stores are expected to witness the fastest growth, registering a CAGR of 13.22% during the forecast period (2020-2027).

The global air purifier market size was valued at USD 10.67 billion in 2020 and is expected to expand at a compound annual growth rate of 10.0% from 2021 to 2028.

Sales and Marketing

We sell our products directly through our web site: https://1800safeair.com/, through independent sales representative and through select retail outlets. While we currently source components for our products in an international supply chain, we recently decided to move eliminate our Company's current dependence on today's Chinese Supply Chain and instead transition Kronos to be a company committed to manufacturing "Made in the USA Products" using our West Virginia facility and a predominantly U.S. based supply chain. We expect that our physical plant in West Virginia will be completed in the first quarter of 2022 and expect that our parts sourcing and manufacturing will develop apace after opening as we transition from our Chinese supply chain to the United States.

Research and Development

We are continuing our research and development into specific product applications across two distinct product application platforms: standalone devices and embedded applications. Standalone products are self-contained and only require the user to plug the Kronos device into a wall outlet to obtain air movement and filtration for their home, office, or hotel room. Embedded applications of the Kronos technology require the technology be added into another system, such as abuilding ventilation system for more efficient air movement and filtration or into an electrical device such as computer or medical equipment to replace the cooling fan or heat sink.

We are also exploring the development of our products for usage in healthcare settings. We are also researching the development of a series of small multifunctional devices that can be used as space heaters, vaporizers, disinfectors, deodorizers and/or fans. The space heaters, vaporizers, disinfectors, deodorizers and/or fans have all been conceptualized during our Research and Development efforts over the past years. Each product varies in its respective level of completion. For example, our space heater design is completed and ready to go to manufacturing, our other products are still in the developmental stage. All products are waiting on capital and should be finalized as capital becomes available.

Intellectual Property

Our current patent portfolio consists of patents issued from 2003 to 2008, as follows:

Jurisdiction/Number	Type	Termination Date
United States: 6,664,741 B1	Utility	December 16, 2023
United States: 6,727,657 B2	Utility	April 27, 2024
United States: 6,888,314 B2	Utility	May 3, 2025
United States: 6,937,455 B2	Utility	August 30, 2025
United States: 6,963,479 B2	Utility	November 8, 2025
United States: 7,053,565 B2	Utility	May 30, 2026
United States: 7,150,780 B2	Utility	December 19, 2026
United States: 7,122,070 B2	Utility	October 17, 2026
United States: 7,248,003 B2	Utility	July 24, 2027
United States: 7,262,654 B2	Utility	August 28, 2027
United States: 7,410,532 B2	Utility	August 12, 2028
United States: 6,504,308 B1	Utility	January 7, 2023
United States: 6,919,698 B2	Utility	July 19, 2025
United States: 7,157,704 B2	Utility	January 2, 2027
United States: 6,888,314 B2	Utility	May 3, 2025

On July 9, 2021, our agent Ms. Dana Rubin applied a utility patent application for a “Antibacterial and Cellphone Radiation-proof Face Mask.” She subsequently assigned the patent application to us. The patent application number is 17/372,170 and is pending review with the U.S. Patent and Trademark Office.  Another previously filed provisional patent expired.

Employees

As of August 25, 2021, we have five (5) employees, all of whom are U.S based. None of our U.S employees are represented by a labor union.

DESCRIPTION OF PROPERTY

Our corporate headquarters are located at 2501 Garfield Avenue, Parkersburg, WV 26101. We acquired the property in a transaction on June 30, 2021 in an exchange transaction with GX7 Limited, a West Virginia limited partnership, 50% of which is owned by current

Chief Operating Officer, Joseph Florence. The property includes a 62,400 square foot manufacturing facility, a 15,900 square foot warehouse, and a 7,500 square foot auxiliary building respectively. A 10-acre paved parking lot is also included. The total purchase price of the property is $5,800,000. The Company and GX7 agreed to payment terms as follows: the issuance of 91 million shares of common stock to GX7, and the payment of $2,610,000 in cash. The Company intends to pay GX7 from the proceeds of the loans offered by the West Virginia Economic Development Authority (“WVEDA”). On April 7, 2022, we completed all conditions precedent and the loans closed by virtue of our purchase of fixed equipment, providing proofs of hazard and flood insurance, title insurance and liability insurance. We also installed all equipment and completed all renovations at the facility, which resulted in the transfer of title of the real estate to the Company from a "contract of sale" to recorded ownership.

The 91,000,000 shares issued to GX7 amount represents approximately 12.14% of the issued and outstanding common stock of the Company as of January 10, 2022.

LEGAL PROCEEDINGS

The Company discloses a loss contingency if at least a reasonable possibility that a material loss has been incurred. The Company records its best estimate of loss related to pending legal proceedings when the loss is considered probable, and the amount can be reasonably estimated. The Company records the minimum estimated liability where it can reasonably estimate a range of loss with no best estimate. As additional information becomes available, the Company assesses the potential liability related to pending legal proceedings, revises its estimates, and updates its disclosures accordingly. The Company’s legal costs associated with defending itself are recorded to expenses as incurred. The Company currently is not involved in any litigation.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Shares of Common Stock trades under the symbol “KNOS” on the OTC Markets Quotation System.

The OTC Markets Quotation System is quotation service that display real-time quotes, last-sale prices, and volume information in over-the-counter equity securities. The market is limited for our stock and any prices quoted may not be a reliable indication of the value of our shares of Common Stock. The following Table 1sets forth the high and low bid prices per share of our shares of Common Stock by both the OTC Bulletin Board and OTC Markets for the periods indicated.

For the Period Ending	High	Low
First Quarter, September 30, 2020	$0.38	$0.06
Second Quarter, December 31, 2020	$0.06	$0.04
Third Quarter, March 31, 2021	$0.14	$0.08
Fourth Quarter, June 30, 2021	$0.07	$0.04
First Quarter, September 30, 2021	$0.08	$0.03
Second Quarter, December 31, 2021	$0.04	$0.02

Holders of Record

As of January 10, 2022, we have 749,323,911 shares of our Common Stock issued and outstanding immediately prior to this offering held by approximately 400 shareholders of record.

DIVIDEND POLICY

We have never declared nor paid any cash dividends on our common stock, and currently intend to retain all of our cash and any earnings for use in our business and, therefore, do not anticipate paying any cash dividends in the foreseeable future. Any future determination to pay cash dividends on our common stock will be at the discretion of the Board of Directors and will be dependent upon our consolidated financial condition, results of operations, capital requirements and such other factors as the Board of Directors deems relevant.

On December 31 2018, the Company acquired 600 million digital tokens from First Bitcoin Capital, LLC, an unrelated party, in exchange for a convertible promissory note in the amount of one million dollars. On March 30, 2021, First Bitcoin assigned the promissory note to ANI Holdings, Pty. Ltd., an unrelated third party, granting rights to convert the note into unregistered restricted common stock of the Company. Subsequently ANI Holdings, Pty. Ltd. converted the note into 23,550,100 shares of the Company, terminating the underlying obligation.

On March 22, 2021, the Company formed DogeSPAC, LLC in Puerto Rico as a wholly owned subsidiary. In April and May, 2021, the Company decided to no longer hold or acquire significant amounts of digital assets and began a process whereby the resulting 600,000,000 Dogecoin Cash tokens would be transferred in a spin off transaction to DogeSPAC, LLC, in exchange for DogeSPAC, LLC issuing to all our shareholders one restricted unit in DogeSPAC, LLC for each share of our common stock. The spin off and unit dividend were completed on June 15, 2021 based on the record date and subsequently paid to all shareholders. The Company is therefore no longer an affiliate of DogeSPAC, LLC and does not maintain any ownership or control over it. The only operating subsidiary of the Company is Kronos Advanced Technologies L.L.C., a Colorado limited liability company.

RELATED STOCKHOLDER MATTERS

On October 1, 2019, the Company issued a convertible promissory note in the amount of $250,000. The note is due on October 1, 2024 and bears interest at 5% per annum. The loan and any accrued interest may be converted into shares of the Company’s common stock at a rate of 80% multiplied by the average of the three lowest trading prices during the previous ten (10) day trading period ending on the latest complete trading day prior to the conversion date. Pursuant to current accounting guidelines, the Company recorded a note discount of $250,000 to account for the note’s derivative liability. In addition, the Company recorded an amount of discount in excess of the note principal of $62,500 that was expensed as a financing cost.

During the period ended June 30, 2021, the Company amortized $21,875 of debt discount, and as of June 30, 2021, the balance of the unamortized debt discount was $175,000.

In April 2020 the Company issued four convertible promissory notes with investors totaling $137,500. These convertible notes payable are due one year from issuance, with interest at 5% per annum and are convertible at 80% multiplied by the Market Price (representing a discount rate of 20%). Market Price is defined as the average of the lowest three (3) trading prices for the common stock during the ten (10) trading day period ending one trading day prior to the date the conversion. Pursuant to current accounting guidelines, the Company recorded a note discount of $137,500 to account for the note’s derivative liability. In addition, the Company recorded an amount of discount in excess of the note principal of $48,177 that was expensed as a financing cost.

On July 21, 2020, the Company issued a convertible promissory note in the amount of $100,000. The note is due on July 21, 2021 and bears interest at 5% per annum. The loan and any accrued interest may be converted into shares of the Company’s common stock at a Variable Conversion Price” meaning 80% multiplied by the Market Price (representing a discount rate of 20%). “Market Price” means the average of the lowest three (3) Trading Prices (as defined below) for the Common Stock during the ten (10) Trading Day period ending one Trading Day prior to the date the Conversion Notice is sent by the Holder to the Borrower via facsimile (the “Conversion Date”).

Loan Offers From West Virginia Economic Development Authority

On June 17th, 2021, West Virginia Economic Development Authority (WVEDA) approved in a meeting of its board of directors to grant Kronos two loan offers with the aggregate principal amount not to exceed $2,610,000. The loans are for the Company’s acquisition of the manufacturing facility in West Virginia and for fixed equipment. The loans contain repayment terms of 15 years and 10 years respectively. Interest rates for the two notes are as follows:

Loan (1) $1,845,000: This loan shall bear interest fixed as of the third business day prior to closing equal to the rate of the 20 Year US Treasury Note rate plus 0.75%. This loan has a floor (minimum) interest rate of 2. 75% and shall be adjustable every five years. The loan will be secured by a first lien deed of trust on the project land, improvements, and appurtenances in the amount of $1,845,000, and will be cross collateralized with Loan (2), discussed below.

Loan (2) $765,000: This loan shall bear interest fixed as of the third business day prior to closing equal to the rate of the Wall Street Journal Prime rate multiplied by 0.75%. This loan has a floor (minimum) interest rate of 2.75%. The loan will be secured by a UCC-1 security filing on all assets of the Company and will be cross collateralized with Loan (1).

On April 7, 2022, we completed all conditions precedent and the loans closed by virtue of our purchase of fixed equipment, providing proofs of hazard and flood insurance, title insurance and liability insurance. We also installed all equipment and completed all renovations at the facility, which resulted in the transfer of title of the real estate to the Company from a "contract of sale" to recorded ownership.

WEINSTEIN INTERNATIONAL

C.P.A.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and the Board of Directors of Kronos Advanced Technologies, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Kronos Advanced Technologies, Inc. ("the Company") as of June 30, 2020, and 2019 and the related statements of operations, changes in stockholders' deficit and cash flows, for each of the years ended June 30, 2020, and 2019, and the related notes and schedules (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2020, and 2019, and the results of its operations and its cash flows for each of the periods ended June 30, 2020, and 2019, in conformity with generally accepted accounting principles in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules    and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As more fully described in Note 3, the Company has incurred significant losses and needs to raise additional funds to meet its obligations and sustain its operations. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/Weinstein International C.P.A.

We have served as the Company’s auditor since 2020.

Tel- Aviv, Israel November 26, 2020

US Number: 1-661-466-2466 Local: +972 58-6886666   Email: i@dwacc.com Web: www.dwacc.com

Kronos Advanced Technologies, Inc.

Consolidated Balance Sheets

for the Fiscal Year Ended June 30, 2020

(Audited)

	June 30, 2020	June 30, 2019
ASSETS
Current assets
Cash and cash equivalents	$19,381	$5,698
Prepaid expenses	123,382
Accounts receivable	7,721	—
Loans to officer	3,780	3,748
Total current assets	154,264	9,446
Property and equipment, net	234,250	—
Intangible assets	1,010,000	1,010,000
Total Assets	$1,398,514	$1,019,446

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
Accounts payable	$9,601	$9,555
Accrued expenses	182,216	25,000
Operating loan	31,650	23,500
Derivative liability	1,679,276	1,250,000
Convertible notes payable, net of discount	354,823	100,000
Total current liabilities	2,257,566	1,408,055

Commitment and Contingencies	—	—

Stockholder Deficit:
Common stock, par value $0.001, 2,000,000,000 shares authorized 499,689,291 and 487,689,291 shares issued and outstanding as of June 30, 2020 and June 30, 2019, respectively	499,689	487,689
Additional paid in capital	36,848,900	36,837,900
Accumulated deficit	(38,207,641)	(37,714,198)
Total Stockholders’ Deficit	(859,052)	(388,609)

Total Liabilities and Stockholder’s Deficit	$1,398,514	$1,019,446

The accompanying notes are an integral part of these consolidated financial statements.

Kronos Advanced Technologies, Inc.
Consolidated Statements of Operations

For the Fiscal Year Ended June 30, 2020

(Audited)

	June 30, 2020	June 30, 2019
Revenue	$41,215	$616
Cost of goods sold	6,756	183
Gross Profit	34,459	433
Operating Expenses:
General and administrative	171,334	14,542
Total operating expenses	171,334	14,542
Loss from operations	(136,875)	(14,109)
Other (Income) Expense
Interest expense	59,969	25,000
Change in value of derivative liability	(68,901)	—
Financing cost	110,677	250,000
Amortization of debt discount	254,823	100,000
Total Other (Income) Expense	356,568	375,000
Net Income (Loss)	$(493,443)	$(389,109)
Net income (loss) -Basic and diluted	$(0.01)	$(0.01)
Weighted average common shares outstanding - Basic and diluted	489,189,291	487,689,291

 The accompanying notes are an integral part of these consolidated financial statements.

Kronos Advanced Technologies, Inc.

Consolidated Statement of Stockholders' Equity

For the Fiscal Year Ended June 30, 2020

(Audited)

	Common Shares $0.001 Par Value		Additional
	Shares Issued	Amount	Paid in Capital	Accumulated Deficit	Equity (Deficit)
Year Ended June 30, 2020
Balance, June 30, 2019	487,689,291	$487,689	$36,837,900	(37,714,198)	$(388,609)
Issuance of common stock upon conversion of accrued interest	12,000,000	12,000	11,000		23,000
Net loss				(493,443)	$(493,443)
Balance, June 30, 2020	499,689,291	$499,689	$36,848,900	$(38,207,641)	$(859,052)
Year Ended June 30, 2019
Balance, June 30, 2018	487,626,691	$487,627	$36,837,962	$(37,625,089)	$500
Net loss				(389,109)	$(389,109)
Balance, June 30, 2019	487,626,691	$487,627	$36,837,962	$(37,714,198)	$(388,609)

The accompanying notes are an integral part of these consolidated financial statements.

Kronos Advanced Technologies, Inc.
Consolidated Statements of Cash Flows

For the Fiscal Year Ended June 30, 2020

(Audited)

	For the Year Ended
	June 30, 2020	June 30, 2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(493,443)	$(389,109)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation	15,750	—
Change in value of derivative liability Financing cost	110,677	250,000
Amortization of debt discount	254,823	100,000
Changes in operating liabilities Accounts receivable	(7,721)	—
Prepaid expenses	(123,382)	—
Accounts payable and accrued expenses	111,361	25,055
Net Cash Used in Operating Activities	(131,935)	(14,054)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from convertible notes payable	137,500	—
Operating loan	8,150	23,500
Loans to officer	(32)	(3,748)
Net Cash Provided by Financing Activities	145,618	19,752
Net Increase in Cash	13,683	5,698
Cash at Beginning of Period	5,698	—
Cash at End of Period	$19,381	$5,698
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the year for:
Interest	$—	$—
Income taxes paid	$—	$—
Fair value of common stock upon conversion of accrued interest	$23,000	$—

 The accompanying notes are an integral part of these consolidated financial statements.

KRONOS ADVANCED TECHNOLOGIES, INC.

NOTES TO AUDITED FINANCIAL STATEMENTS

For the Year Ended June 31, 2020, and 2019

NOTE 1 - ORGANIZATION AND NATURE OF OPERATIONS

Kronos Advanced Technologies, Inc. ("Kronos") is a Nevada corporation (the "Company"). The Company's shares began trading on the over-the-counter bulletin board exchange on August 28, 1996, under the symbol "TSET." Effective January 12, 2002, the Company began doing business as Kronos Advanced Technologies, Inc. and, as of January 18, 2002, it changed the Company ticker symbol to "KNOS” and was trading on the Pink Sheets.

GENERAL

Kronos Advanced Technologies, Inc. is a product development and Production Company that develops and patents technology that among other things fundamentally changes the way air is moved, filtered, and sterilized. Historically, Kronos has focused on developing, marketing, and selling the Company's proprietary air movement and purification technology. Serving the Indoor Air Quality (IAQ) market, Kronos technology uses state-of-the-art high voltage processes without the use of traditional HEPA filters. Kronos-based products move air silently, filter and purify the air, and dramatically reduce energy consumption to half of a 60-watt light bulb. Kronos devices can be variable in shape or size, and, therefore, have the potential to be scaled down for air purification in cars or scaled up in size for industrial and hazardous gas destruction. The technology is currently being implemented in standalone products to move and filter air replacing HEPA and other filtration systems. There are broad ranges of additional markets for standalone and embedded Kronos CORE technology-based devices. Examples of immediately addressable markets include health care facilities, operating rooms, manufacturing clean rooms, and cabins of automobiles and commercial aircraft.

Currently, the Company is planning to file additional patents to improve its existing technology as well as enter into new market segments but will continue to market air purifiers and other consumer products. Recently the Company became the exclusive distributor and licensee of the latest generation of air purifiers based on the Company's CORE technologies.

Fourteen of the Company's U.S. patent applications and three international patent applications have been allowed for issuance. To date, our ability to execute our strategy has been restricted by our limited amount of capital.

The Kronos technology has numerous valuable characteristics for applications in the indoor air quality market, including moving air and gases at high velocities while filtering odors, smoke and particulates and sterilizing air from bacteria and virus contamination. In the past - a number of the scientific claims of the Kronos technology have been tested by the U. S. and foreign governments, multi-national companies and independent testing facilities (see “Independent Testing – Product Claims Platform”).

Technology Description and Benefits

The proprietary Kronos technology involves the management of corona discharge by applying high voltage management across paired electrical grids to create an ion exchange. Applications for efficient high voltage management, efficient corona discharge and ion exchange include but are not limited to:

•	air movement, including dielectric fluid movement and propulsion;
•	air purification, including particulate removal, bacterial and viral removal, biohazard destruction, and odor removal;
•	temperature and environmental management, including space heating and cooling;
•	microchip, MEMS and other electronics devices and components cooling;
•	air management, including sorting and separation of air streams by particle content;

•	sound generation, including high fidelity sound recreation and active noise cancellation;
•	high voltage management, including development of high voltage power supplies and control of energy surges and electrical discharges;
•	control of water and moisture content in air streams, including dehumidification and humidification; and
•	water treatment, including water purification, ionization, and water desalination.

Independent Testing - Product Claims Platform

A number of the scientific claims of the Kronos technology have been tested by the U. S. and foreign governments, multi-national companies, and independent testing facilities. These include the 2017 research article published by the China Medical University/National Taiwan University discussing technologies used by the Company; a 2020 study on electrostatic indoor air cleaners published by the Department of the Built Environment, Aalborg University, which also discusses the efficacy of technologies used by the Company; a 2008 efficacy study of the Company’s air purifiers conducted and published by the Disinfection Research Institute in Moscow, Russia and by Environmental Health and Engineering based in Needham, Massachusetts; and a study published in 2018 by the Association of Home Appliance Manufacturing that discussed technologies used by the Company.  To date, independent laboratory testing conducted in the joint study by the Disinfection Research Institute in Moscow and the Environmental Health and Engineering, Inc. has verified the filtration and sterilization capability of the Kronos technology.

Filtration Testing Results:

•

Environmental Health and Engineering - reduced particle matter by up to 47% compared to days when the Kronos air purifiers were not operating in the waiting room of a pediatric office while patients were present.

•	Aerosol and Air Quality Research Laboratory - up to 99.8% filtration of 0.02 to 0.20-micron (20 to 200 nanometers) size particles;
•	LMS Industries - removal of over 99.97% of 0.10 micron (100 nanometers) and above size particles using HVAC industry's ASHRAE 52.2 testing standard for filtration;
•	MicroTest Laboratories - HEPA Clean Room Class 1000 quality particulate reduction; and
•

Intertek - tobacco smoke elimination tests in accordance with ANSI/AHAM AC-1-1988 standard entitled "American National Standard Method for Measuring Performance of Portable Household Electric Cord- Connected Room Air Cleaners," which demonstrated a Clean Air Delivery Rate ("CADR") for the Kronos air purifier of over 300 for the larger size Kronos air purifier and 80 for the smaller size using consumer filtration testing standards for the Association of Home Appliance Manufacturers ("AHAM").

Sterilization Testing Results:

•	Environmental Health and Engineering (viral analysis by the University of Wisconsin Department of Pediatrics and Medicine):
-

collection and removal of a wide range of respiratory viruses, including influenza A, influenza B, human rhinoviruses, human coronavirus, respiratory syncytial virus, adenovirus, and bocavirus, from the waiting room of a pediatric office while patients were present.

•	Scientific Institution of Health Care, Central Clinical Hospital #2 in Moscow (clinical trial):
-	100% decontamination of bacteria (Staphylococcus aureus) in under one hour and 80% decontamination of general bacteria in under 24 hours from a 48m (3) hospital room while people were present.

•	Pulmonary Department of Municipal Hospital #2 in Moscow (clinical trial):
	-	100% decontamination of bacteria (Staphylococcus aureus) in under five hours from a 66m (3) hospital room while four patients were present; and
	-	100% decontamination of mildew fungi in under two hours from a 113.2m(3) hospital room.
•	Disinfection Research Institute Sterilization Laboratory in Moscow:
	-	disinfected a room completely contaminated with Bacteriophage
-

a microorganism which lives in the E. Coli bacteria. (Bacteriophage is widely used in virus testing because the microorganism's biological structure and size share many functional similarities with a wide range of viruses); and

	-	100% decontamination of room infected with bacteria (Staphylococcus aureus strain 906 (S. aureus) and Bacillus cereus strain 96 (B. cereus)
	-	S. aureus is a known cause of hospital-acquired infections, including skin lesions such as boils and furunculosis and more serious infections such as pneumonia and meningitis.
•	Institute for Veterinary Medicine in the Ukraine - destroy and sterilize air which had been inseminated with Anthrax and E. coli spores;
•	New Hampshire Materials Laboratory - up to 95% reduction of hazardous gases, including numerous carcinogens found in cigarette smoke;
•	Battelle PNNL - 95% destruction of Bg (anthrax simulant); and
•	Dr. Sergey Stoylar, a bacteriologist from the American Bacteriological Society - 100% destruction of Bacillus subtilis 168 (bacteria simulant).

Market Segmentation

Kronos had an initial business development strategy to attempt to develop and produce products based on the Kronos technology to six distinct air quality market segments: (1) air movement and purification (residential, health care, hospitality, and commercial facilities); (2) embedded cooling and cleaning (electronic devices and medical equipment); (3) air purification for unique spaces (clean rooms, airplanes, automotive, and cruise ships); (4) specialized military (naval vessels, closed vehicles and mobile facilities); (5) industrial scrubbing (produce storage and diesel and other emissions); and (6) hazardous gas destruction (incineration and chemical facilities).

Technology Application and Product Development

To best serve Kronos' targeted market segments, the Company is developing specific product applications across two distinct product application platforms. A Kronos device can be either used as a standalone product or can be embedded. Standalone products are self-contained and only require the user to plug the Kronos device into a wall outlet to obtain air movement and filtration for their home, office, or hotel room. Embedded applications of the Kronos technology require the technology be added into another system, such as a building ventilation system for more efficient air movement and filtration or into an electrical device such as computer or medical equipment to replace the cooling fan or heat sink.

Standalone Platform

Residential Products. The Company had developed a residential product SilentNight Air Purifier and in the past sold it through independent sales reps.

Medical Products. The Company is planning to engage in development of Healthcare related products based on our technology.

Commercial and Other Standalone Products. Utilizing our expanded product development resources, in the past Kronos completed the initial design, development and production of a series of small multifunctional devices that can be used as space heaters, vaporizers, disinfectors, deodorizers and/or fans.

Embedded Platform

In addition, Kronos has developed an air filtration and purification mechanism capable of performing to HEPA quality standards, while eliminating bacteria and viruses. The Company believes that Kronos devices could replace current HEPA filters with a permanent, easily cleaned, low-cost solution. Among the technical advantages of the Kronos technology over HEPA filters is the ability of the Kronos-based devices to eliminate the energy burden on air handling systems, which must generate high levels of backpressure necessary to move air through HEPA-based systems. Kronos-based devices enhance the air flow, while providing better than HEPA level filtration and purification. Kronos is seeking one or more strategic partners to commercialize, market and distribute Kronos based commercial embedded air filtration and purification devices; however, due to a lack of funding, the Company is no longer working on this project.

Market Segmentation

Kronos' initial business development strategy was to develop and produce products based on the Kronos technology to six distinct air quality market segments: (1) air movement and purification (residential, health care, hospitality, and commercial facilities); (2) embedded cooling and cleaning (electronic devices and medical equipment); (3) air purification for unique spaces (clean rooms, airplanes, automotive, and cruise ships); (4) specialized military (naval vessels, closed vehicles and mobile facilities); (5) industrial scrubbing (produce storage and diesel and other emissions); and (6) hazardous gas destruction (incineration and chemical facilities).

Patents and Intellectual Property

Kronos has received notification that fifteen of its patent applications have been allowed for issuance by the United States Patent and Trademark Office and six of its international patent applications have been allowed for issuance by the Canadian Intellectual Property Office, the Commonwealth of Australia Patent Office, and the Mexican Institute of Industrial Property. These patents are considered utility patents which describe fundamental innovations in the generation, management, and control of electrostatic fluids, including air movement, filtration, and purification. Each of the patents contain multiple part claims for both general principles as well as specific designs for incorporating the Kronos technology into air movement, filtration, and purification products. The patents provide protection for both specific product implementations of the Kronos technology, as well as more general processes for applying the unique attributes and performance characteristics of the technology.

U.S. Patents

i.December, 2003; #664741; Method and Apparatus for Electrostatic Fluid Acceleration Control of a Fluid Flow;

Expires 2022;

ii.April, 2004; #6,727,657; Electrostatic Fluid Accelerator for and a Method for Controlling Fluid; Expires 2022;

iii.May, 2005; #6,888,314; Electrostatic Fluid Accelerator – Electrode design Geometries; Expires 2022;

iv.August 2005; #6,937,455; Spark Management Method & Device; Expires 2022;

v.November 2005; #6,963,479; Electrostatic Fluid Accelerator – Electrode design Geometries; Expires 2023;

vi.May 2006; #7,053,565; Electrostatic Fluid Accelerator – Power Management; Expires 2024;

vii.July 2006; #7,150,780; Electrostatic Air Cleaning Device; Expires 2024;

viii.October 2006; #7,122,070; Method of and Apparatus for Electrostatic Fluid Acceleration; Expires 2025;

ix.July, 2007; #7,248,003; Electric Field Management; Expires 2025;

x.August 2007; #7,262,564; Alternative Geometries and Voltage Supply Management; Expires 2024; and,

xi.August 2008; #7,410,531; Method of Controlling Fluid Control; Expires 2025.

xii.January 7, 2003; #6,504,308; Electrostatic Fluid Accelerator; Expires 2023.

xiii.July 19, 2005; #6,919,698; Electrostatic Fluid Accelerator and for Method of Controlling Fluid Flow; Expires 2025.

xiv.January 2, 2007; #7,157,704; Corona Discharge Electrode and Method for Operating Same; Expires 2027.

xv.January 7, 2003; #6,504,308; Electrostatic Fluid Accelerator; Expires 2023.

xvi.May 3, 2005; # 6,888,314; Electrostatic Fluid Accelerator; Expires 2025.

International Patents

Kronos intends to continue to aggressively file patent applications in the U.S. and internationally.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements of the Company include those of the Company and its subsidiary for the periods in which the subsidiary was owned/held by the Company. All significant intercompany accounts and transactions have been eliminated in the preparation of the consolidated financial statements. At June 30, 2020 and 2019, respectively, the Company had only one subsidiary, Kronos Advanced Technologies, LLC.

Accounting Estimates

The preparation of financial statements in conformity with Generally Accepted Accounting Principles (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include assumptions made in estimated useful lives of property and equipment, assumptions inherent in a purchase price allocation, accruals for potential liabilities, certain assumptions used in deriving the fair value of derivative liabilities, share-based compensation, and beneficial conversion feature of notes payable, and realization of deferred tax assets.

Stock-Based Compensation

The Company periodically issues stock options and warrants to employees and non-employees in non-capital raising transactions for services and for financing costs. The Company accounts for stock option and warrant grants issued and vesting to employees based on the authoritative guidance provided by the Financial Accounting Standards Board whereas the value of the award is measured on the date of grant and recognized over the vesting period. The Company accounts for stock option and warrant grants issued and vesting to non-employees in accordance with the authoritative guidance of the Financial Accounting Standards Board whereas the value of the stock compensation is based upon the measurement date as determined at either a) the date at which a performance commitment is reached, or b) at the date at which the necessary performance to earn the equity instruments is complete. Non-employee stock- based compensation charges generally are amortized over the vesting period on a straight-line basis. In certain circumstances where there are no future performance requirements by the non-employee, option grants are immediately vested and the total stock-based compensation charge is recorded in the period of the measurement date.

The fair value of the Company's common stock option and warrant grants is estimated using the Black- Scholes option pricing model, which uses certain assumptions related to risk-free interest rates, expected volatility, expected life of the common stock options, and future dividends. Compensation expense is recorded based upon the value derived from the Black-Scholes option pricing model and based on actual experience. The assumptions used in the Black-Scholes option pricing model could materially affect compensation expense recorded in future periods.

Fair Value of Financial Instruments

The Company follows paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments and paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments. Paragraph 820-10-35- 37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP) and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amount of the Company’s derivative liability of $1,679,276 and $1,250,000 as of June 30, 2020 and June 30, 2019, respectively and was based on Level 3 measurements.

The carrying amounts of the Company’s other financial assets and liabilities, such as cash, prepaid expense, accounts payable and accrued payables and notes payable, approximate their fair values because of the short maturity of these instruments.

Acquisitions and Business Combinations

The Company allocates the fair value of purchase consideration to the tangible assets acquired, liabilities assumed, and separately identified intangible assets acquired based on their estimated fair values. The excess of the fair value of purchase consideration over the fair values of these identifiable assets and liabilities is recorded as goodwill. Such valuations require management to make significant estimates and assumptions, especially with respect to intangible assets. Significant estimates in valuing certain intangible assets include, but are not limited to, future expected cash flows from, acquired technology, trademarks and trade names, useful lives, and discount rates. Management’s estimates of fair value are based upon assumptions believed to be reasonable, but which are inherently uncertain and unpredictable and, as a result, actual results may differ from estimates. During the measurement period, which is one year from the acquisition date, we may record adjustments to the assets acquired and liabilities assumed, with the corresponding offset to goodwill. Upon the conclusion of the measurement period, any subsequent adjustments are recorded to earnings.

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the consolidated statements of operations. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within 12 months of the balance sheet date.

Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Accounts Receivable

All of the Company’s accounts receivable balance is related to trade receivables. Trade accounts receivable are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts, if any, is the Company’s best estimate of the amount of probable credit losses in its existing accounts receivable. The Company will maintain allowances for doubtful accounts, estimating losses resulting from the inability of its customers to make required payments for products. Accounts with known financial issues are first reviewed and specific estimates are recorded. The remaining accounts receivable balances are then grouped into categories by the number of days the balance is past due, and the estimated loss is calculated as a percentage of the total category based upon past history. Account balances are charged off against the allowance when it is probable that the receivable will not be recovered.

Net Income (Loss) Per Share

Basic earnings (loss) per share is computed using the weighted-average number of common shares outstanding during the period. Diluted earnings (loss) per share is computed using the weighted-average number of common shares and the dilutive effect of contingent shares outstanding during the period. Potentially dilutive contingent shares, which primarily consist of convertible notes, stock issuable to the exercise of stock options and warrants have been excluded from the diluted loss per share calculation because their effect is anti-dilutive.

Segments

The Company determined its reporting units in accordance with ASC 280, “Segment Reporting” (“ASC 280”). Management evaluates a reporting unit by first identifying its’ operating segments under ASC 280. The Company then evaluates each operating segment to determine if it includes one or more components that constitute a business. If there are components within an operating segment that meet the definition of a business, the Company evaluates those components to determine if they must be aggregated into one or more reporting units. If applicable, when determining if it is appropriate to aggregate different operating segments, the Company determines if the segments are economically similar and, if so, the operating segments are aggregated.

Management has determined that the Company has one consolidated operating segment. The Company’s reporting segment reflects the manner in which its chief operating decision maker reviews results and allocates resources. The Company’s reporting segment meets the definition of an operating segment and does not include the aggregation of multiple operating segments.

Property and Equipment

Property and equipment are recorded at cost. Depreciation is provided over the estimated useful lives of the assets, which range from three to seven years. Expenditures for major renewals and betterments that extend the original estimated economic useful lives of the applicable assets are capitalized. Expenditures for normal repairs and maintenance are charged to expense as incurred. The cost and related accumulated depreciation of assets sold or otherwise disposed of are removed from the accounts, and any gain or loss is included in operations.

Digital Assets Translations and Remeasurements

Digital Assets are included in intangible assets in the consolidated balance sheets. Digital Assets are recorded at cost less impairment.

An intangible asset with an indefinite useful life is not amortized but assessed for impairment annually, or more frequently, when events or changes in circumstances occur indicating that it is more likely than not that the indefinite-lived asset is impaired. Impairment exists when the carrying amount exceeds its fair value. In testing for impairment, the Company has the option to first perform a qualitative assessment to determine whether it is more likely than not that an impairment exists. If it is determined that it is not more likely than not that an impairment exists, a quantitative impairment test is not necessary. If the Company concludes otherwise, it is required to perform a quantitative impairment test. To the extent an impairment loss is recognized, the loss establishes the new cost basis of the asset. Subsequent reversal of impairment losses is not permitted.

Realized gain (loss) on sale of Digital Assets are included in other income (expense) in the consolidated statements of operations.

The Company assesses impairment of Digital Assets quarterly if the fair value of digital assets is less than its cost basis. The Company recognizes impairment losses on Digital Assets caused by decreases in fair value using the average U.S. dollar spot price of the related Digital Asset as of each impairment date. Such impairment in the value of Digital Assets are recorded as a component of costs and expenses in our consolidated statements of operations. There were no impairment losses related to Digital Assets during the period ended June 30, 2020.

Intangibles

The Company uses assumptions in establishing the carrying value, fair value and estimated lives of the Company’s long-lived assets and goodwill. The criteria used for these evaluations include management's estimate of the assets’ continuing ability to generate positive income from operations and positive cash flow in future periods compared to the carrying value of the asset, the strategic significance of any identifiable intangible asset in its business objectives, as well as the market capitalization of the Company. Cash flow projections used for recoverability and impairment analysis use the same key assumptions and are consistent with projections used for internal budgeting, and for lenders and other third parties. If assets are considered to be impaired, the impairment recognized is the amount by which the carrying value of the assets exceeds the fair value of the assets. Useful lives and related amortization or depreciation expense are based on the Company’s estimate of the period that the assets will generate revenues or otherwise be used by Kronos. Factors that would influence the likelihood of a material change in the Company’s reported results include significant changes in the assets’ ability to generate positive cash flow, loss of legal ownership or title to the asset, a significant decline in the economic and competitive environment on which the asset depends, significant changes in the Company’s strategic business objectives, and utilization of the asset.

Income Taxes

Income taxes are accounted for in accordance with the provisions of Statement of Financial Accounting Standards ("SFAS”) No. 109. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amounts expected to be realized, but no less than quarterly. Currently the company has not valued any NOL because of the expectation that it will not be used.

Research and Development Expenses

Costs related to research and development are charged to research and development expense as incurred.

Revenue Recognition

The Company accounts for revenues in accordance with Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers. The underlying principle of ASC 606 is to recognize revenue to depict the transfer of goods or services to customers at the amount expected to be collected. ASC 606 creates a five-step model that requires entities to exercise judgment when considering the terms of contract(s), which includes (1) identifying the contract(s) or agreement(s) with a customer, (2) identifying our performance obligations in the contract or agreement, (3) determining the transaction price, (4) allocating the transaction price to the separate performance obligations, and (5) recognizing revenue as each performance obligation is satisfied. Under ASC 606, revenue is recognized when performance obligations under the terms of a contract are satisfied, which occurs for the Company upon shipment or delivery of products or services to our customers based on written sales terms, which is also when control is transferred. Revenue is measured as the amount of consideration we expect to receive in exchange for transferring the products or services to a customer.

Recently Issued Accounting Pronouncements

In February 2016, the FASB issued ASU No. 2016-02, Leases. This ASU establishes a right-of-use model that requires a lessee to record a right-of-use asset and a lease liability on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement. This ASU and all the related amendments are effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. The Company adopted this guidance in the first quarter of fiscal 2020, the quarter ended September 30, 2019 using the optional transitional method afforded under ASU No. 2018-11, Leases (Topic 842): Targeted Improvements. Results for reporting periods beginning after the adoption date are presented under Topic 842, while prior period amounts are not adjusted and continue to be reported in accordance with the Company’s historic accounting under ASC 840 (see Note 7 - Leases).

The Company elected and applied the available transition practical expedients. By electing these practical expedients, the Company did:

a.not reassess whether expired or existing contracts contain leases under the new definition of a lease;

b.not reassess lease classification for expired or existing leases; and

c.not reassess whether previously capitalized initial direct costs would qualify for capitalization under Topic 842.

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. The amendments in this ASU replace the incurred loss impairment methodology in current GAAP with a methodology that reflects expected credit losses and requires consideration of a broader range of reasonable and supportable information to inform credit loss estimates. This ASU is effective for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2019. In November 2018, the FASB issued ASU No. 2018-19, Codification Improvements to Topic 326, Financial Instruments

- Credit Losses. The amendments in this ASU align the implementation date for nonpublic entities’ annual financial statements with the implementation date for their interim financial statements. In addition, the amendment clarifies that receivables arising from operating leases are not within the scope of Subtopic 326-20; instead, impairment of receivables arising from operating leases should be accounted for in accordance with Topic 842: Leases. This ASU is effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. In April 2019, the FASB issued ASU No. 2019-04, Codification Improvements to Topic 326, Financial Instruments

- Credit Losses, Topic 815, Derivatives and Hedging, and Topic 825 Financial Instruments. The amendments in this ASU further clarify certain aspects of ASU No. 2016-13. For entities that have not yet adopted ASU No. 2016-13, this ASU is effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. In May 2019, the FASB issued ASU No. 2019-05, Financial Instruments - Credit Losses (Topic 326): Targeted Transition Relief. The amendments in this ASU provide transition relief for ASU No. 2016-13 by providing an option to irrevocably elect the fair value option for certain financial assets measured at an amortized cost basis. For entities that have not yet adopted ASU No. 2016-13, this ASU is effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. The Company is currently evaluating the impact this ASU will have on its financial statements and related disclosures.

Other recent accounting pronouncements issued by the FASB, including its Emerging Issues Task Force, the American Institute of Certified Public Accountants and the SEC did not or are not believed by management to have a material impact on the Company’s present or future consolidated financial statement presentation or disclosures.

NOTE 3 - REALIZATION OF ASSETS AND GOING CONCERN

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company has sustained losses from operations in recent years, and such losses have continued through the current period ended June 30, 2020. In addition, the Company has used, rather than provided, cash in its operations. The Company has attempted during the period to use its resources to commercialize its technology and develop viable commercial products and to provide for its working capital needs.

In view of the matters described in the preceding paragraph, recoverability of a major portion of the asset amounts shown in the accompanying balance sheet is dependent upon continued operations of the Company, which in turn is dependent upon the Company's ability to meet its financing requirements on a continuing basis, to maintain present financing and to succeed in its future operations. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

NOTE 4. ACQUSITION OF CERTAIN ASSETS

On October 1, 2019, the Company entered into an operating assets purchase agreement with the First Bitcoin Capital, LLC wherein the Company acquired three check cashing kiosks operating in the United States. The purchase price for the assets was $250,000 in the form of a convertible note payable. (See Note 6.)

NOTE 5 - INTANGIBLES

Intangible assets consisted of the following at June 30, 2020:

Crypto Currency	$1,000,000
Developed and Purchased Patent Technology (devalued)	10,000
Less accumulated amortization	—
Net intangible assets	$1,010,000

Developed and purchased patent technology includes developed technology as well as property that was acquired in the Kronos acquisition. See Note 1. Management had assessed that the value is not more than $10,000 and the patents were written down to that amount in 2009.

Intangible assets will be amortized on a straight-line basis over 10 years once operations increase.

NOTE 6 – CONVERTIBLE NOTES PAYABLE

On December 31, 2018, the Company issued a convertible promissory note in the amount of $1,000,000. The note is due on December 31, 2023 and bears interest at 5% per annum. The loan and any accrued interest may be converted into shares of the Company’s common stock at a rate of 80% multiplied by the average of the three lowest trading price during the previous ten (10) day trading period ending on the latest complete trading day prior to the conversion date. Pursuant to current accounting guidelines, the Company recorded a note discount of $1,000,000 to account for the note’s derivative liability. In addition, the Company recorded an amount of discount in excess of the note principal of $250,000 that was expensed as a financing cost.

During the period ended June 30, 2020 the Company amortized $200,000 of debt discount, and as of June 30, 2020, the balance of the unamortized debt discount was $700,000.

On October 1, 2019, the Company issued a convertible promissory note in the amount of $250,000. The note is due on October 1, 2024 and bears interest at 5% per annum. The loan and any accrued interest may be converted into shares of the Company’s common stock at a rate of 80% multiplied by the average of the three lowest trading price during the previous ten (10) day trading period ending on the latest complete trading day prior to the conversion date. Pursuant to current accounting guidelines, the Company recorded a note discount of $250,000 to account for the note’s derivative liability. In addition, the Company recorded an amount of discount in excess of the note principal of $62,500 that was expensed as a financing cost.

During the period ended June 30, 2020 the Company amortized $37,500 of debt discount, and as of June 30,
2020, the balance of the unamortized debt discount was $212,500.

In April, and June 2020, the Company issued four convertible promissory notes with investors totaling $137,500. These convertible notes payable are due one year from issuance, with interest at 5% per annum and are convertible at 80% multiplied by the Market Price (representing a discount rate of 20%). Market Price is defined as the average of the lowest three (3) trading prices for the common stock during the ten (10) trading day period ending one trading day prior to the date the conversion.

Pursuant to current accounting guidelines, the Company recorded a note discount of $137,500 to account for the note’s derivative liability. In addition, the Company recorded an amount of discount in excess of the note principal of $48,177 that was expensed as a financing cost.

During the period ended June 30, 2020 the Company amortized $17,323 of debt discount, and as of June 30, 2020, the balance of the unamortized debt discount was $120,177.

NOTE 7 – DERIVATIVE LIABILITY

The FASB has issued authoritative guidance whereby instruments which do not have fixed settlement provisions are deemed to be derivative instruments. Certain warrants issued to investors and conversion features of notes payable did not have fixed settlement provisions because either their exercise prices will be lowered if the Company issues securities at lower prices in the future or the conversion price is variable. In addition, since the number of shares to be issued is not explicitly limited, the Company is unable to conclude that enough authorized and unissued shares are available to share settle the conversion option. In accordance with the FASB authoritative guidance, the conversion feature of the notes was separated from the host contract (i.e., the notes) and the fair value of the warrants have been recognized as a derivative and will be re-measured at the end of every reporting period with the change in value reported in the statement of operations.

The derivative liabilities were valued at the following dates using a Binomial Lattice Model with the following average assumptions:

	June 30, 2020	June 30, 2019
Stock Price	0.0909	0.0042
Risk free interest rate	0.37	2.50
Expected Volatility	506	573
Expected life in years	3.75 -4.50	4.50
Expected dividend yield	0	0

Fair Value – Warrants	0	0
Fair Value – Note Conversion Feature	1,679,276	1,250,000
Total	$1,679,276	1,250,000

The risk-free interest rate was based on rates established by the Federal Reserve Bank. The Company uses the historical volatility of its common stock to estimate the future volatility for its common stock. The expected life of the derivative securities was determined by the remaining contractual life of the derivative instrument. For derivative instruments that already matured, the Company used the estimated life. The expected dividend yield was based on the fact that the Company has not paid dividends to its common stockholders in the past and does not expect to pay dividends to its common stockholders in the future.

During the period ended June 30, 202, the Company recorded $498,177 in derivative liability as a result of conversion features from the issuance of new convertible note payables (see Note 6). In addition, the Company recorded a gain of $68,901 as a result of the change in value of derivative liability at June 30, 2019.

NOTE 8 – LEASES

The Company sub-leases its offices on a month-to-month basis as of June 30, 2020.

NOTE 9 – LEGAL PROCEEDINGS

The company had several lawsuits from 2008 and prior. These have all run their course as far as the statute of limitations is concerned. It is the opinion of management that no lawsuits or debts exist as of June 30, 2020.

NOTE 10 - MAJOR CUSTOMERS

As of June 30, 2020 Kronos, has no major customers.

NOTE 11 - SEGMENTS OF BUSINESS

The Company operates principally in one segment of business: the Kronos segment licenses, manufactures and distributes air movement and purification devices utilizing the Kronos technology. The Company operates only in the United States of America.

NOTE 12 - RELATED PARTIES

During the period ended June 30, 2020, the Company advanced to the Company’s former CEO the amount of $3,780. This advance is due on demand and bears no interest.

NOTE 13 - STOCKHOLDERS' EQUITY/ (DEFICIT)

During the year ended June 30, 2020, the Company issued 12,000,000 shares of common stock valued at $23,000 upon conversion of accrued interest, convertible at 80% multiplied by the Market Price (representing a discount rate of 20%). Market Price is defined as the average of the lowest three (3) trading prices for the common stock during the ten (10) trading day period ending one trading day prior to the date the conversion.

NOTE 14 - SUBSEQUENT EVENTS

The Company received a Notice of Conversion from the holder of the $1,000,000 convertible note payable (See Note 6). The holder of the note is converting principal of $58,693 and accrued interest of $41,142 into 13,000,000 shares of common stock. The principal balance of the note after conversion will be $941,307.

Subsequent to the year ended June 30, 2020, the Company received Notice of Conversions from the four holders of the $137,500 convertible notes payable (See Note 6). The holders of the notes are converting the principal balance of $137,500 into 7,611,666 shares of common stock.

WEINSTEIN INTERNATIONAL

C.P.A.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and the Board of Directors of Kronos Advanced Technologies, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Kronos Advanced Technologies, Inc. ("the Company") as of June 30, 2021, and 2020 and the related statements of operations, changes in stockholders' deficit and cash flows, for each of the years ended June 30, 2021, and 2020, and the related notes and schedules (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2021, and 2020, and the results of its operations and its cash flows for each of the periods ended June 30, 2021 and 2020, in conformity with generally accepted accounting principles in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules   and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As more fully described in Note 3, the Company has incurred significant losses and needs to raise additional funds to meet its obligations and sustain its operations. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Weinstein International. C.P.A.

We have served as the Company's a

Tel - Aviv, Israel Sep 26, 2021

US Number: 1-661-466-2466 Local: +972 58-6886666   Email: i@dwacc.com Web: www.dwacc.com

KRONOS ADVANCED TECHNOLOGIES, INC.

Consolidated Balance Sheets

For the Fiscal Year Ended June 30, 2021

(Audited)

	June 30, 2021	June 30, 2020
ASSETS
Current assets
Cash and cash equivalents	$19,320	$19,381
Inventory	233,154	—
Prepaid expenses	16,893	123,382
Accounts receivable	20,115	7,721
Loans to officer	0	3,780
Total current assets	289,482	154,264
Property and equipment, net	5,802,276	234,250
Intangible assets	234,486	1,010,000
Total Assets	$6,326,244	$1,398,514

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
Accounts payable	$10,200	$9,601
Accrued expenses	29,232	182,216
Accrued Interest Payable	26,585	0
Operating loan	31,650	31,650
Derivative liability	302,055	1,679,276
Sales Tax Payable	11,290	—
Convertible notes payable, net of discount	175,000	354,823
Total current liabilities	586,012	2,257,566

Long Term Liabilities
State of West Virginia	2,610,000	—

Total Liabilities	3,196,012	2,257,566

Stockholder Deficit:
Common stock, par value $0.001, 2,000,000,000 shares authorized 659,323,911 and 499,689,291 shares issued and outstanding as of June 30, 2021 and June 30, 2020, respectively	659,324	499,689
Additional paid in capital	43,143,410	36,848,900
Accumulated deficit	(40,672,502)	(38,207,641)
Total Stockholders’ Equity (Deficit)	3,130,232	(859,052)

Total Liabilities and Stockholder’s Deficit	$6,326,244	$1,398,514

The accompanying notes are an integral part of these consolidated financial statements.

 Kronos Advanced Technologies, Inc.
Consolidated Statements of Operations

For the Fiscal Year Ended June 30, 2021

(Audited)

	June 30, 2021	June 30, 2020
Revenue	$503,742	$41,215
Cost of goods sold	276,083	6,756
Gross Profit	227,658	34,459
Operating Expenses:
General and administrative	2,164,633	171,334
Total operating expenses	2,164,633	171,334
Loss from operations	(1,936,975)	(136,875)
Other (Income) Expense
Capital Gain on Crypto Currency	(19,635)	—
Interest expense	183,463	59,969
Change in value of derivative liability	(1,377,221)	(68,901)
Bad Debt Expense	4,027	110,677
Financing cost	0
Amortization of debt discount	737,500	254,823
Total Other (Income) Expense	(471,866)	356,568
Net Income (Loss)	$(1,465,109)	$(493,443)
Net income (loss) -Basic and diluted	$(0.01)	$(0.01)
Weighted average common shares outstanding - Basic and diluted	659,323,911	489,189,291

The accompanying notes are an integral part of these consolidated financial statements.

Kronos Advanced Technologies, Inc.
Consolidated Statement of Stockholders' Equity

For the Fiscal Year Ended June 30, 2021

(Audited)

	Common Shares $0.001 Par Value		Additional
	Shares Issued	Amount	Paid in Capital	Accumulated Deficit	Equity (Deficit)
Year Ended June 30, 2021
Balance, June 30, 2020	499,689,291	$499,689	$36,848,900	(38,207,393)	$(858,805)
Issuance of common stock for services rendered	10,986,115	10,986	877,288		888,275
Issuance of common stock for retirement	13,100,000	13,100	1,126,600		1,139,700
Issuance of common stock for notes payable conversions	44,548,505	44,549	1,191,622		1,236,171
Issuance of common stock for acquisition	91,000,000	91,000	3,099,000		3,190,000
Dividend Declared				(1,000,000)	$(1,000,000)
Net loss				(1,465,109)	$(1,465,109)
Balance, June 30, 2021	659,323,911	$659,324	$43,143,410	$(40,672,502)	$(3,130,232)

Year Ended June 30, 2020
Balance, June 30, 2019	487,689,291	$487,689	$36,837,900	$(37,714,198)	$(388,609)
Issuance of common stock upon conversion of accrued interest	12,000,000	12,000	11,000		23,000
Net loss				(493,443)	$(493,443)
Balance, June 30, 2020	499,689,291	$499,689	$36,848,900	$(38,207,641)	$(859,052)

The accompanying notes are an integral part of these consolidated financial statements.

Kronos Advanced Technologies, Inc.
Consolidated Statements of Cash Flows

For the Fiscal Year Ended June 30, 2021

(Audited)

	For the Year ended
	June 30, 2021	June 30, 2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,465,109)	$(493,443)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation	21,000	15,750
Change in value of derivative liability	(1,377,221)	0
Financing cost	0	110,677
Consulting Fees	-	254,823
Inventory	(233,154)	—
Convertible Notes Adjustments	(179,823)	—
Changes in operating liabilities
Accounts receivable	(10,967)	(7,721)
Prepaid expenses	106,490	(123,282)
Sales Tax Payable	11,190
Accounts payable and accrued expenses	(125,699)	111,361
Net Cash Used in Operating Activities	(3,253,293)	(131,935)
CASH FLOWS FROM INVESTING ACTIVITIES:
Machinery & Equipment	(315,000)
Building & Land Acquisition	(5,419,026)
Intangible Assets Adjustments	986,487
Intellectual Property Purchases	(65,974)
Net Cash Used in Investing Activities	(4,813,513)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from convertible notes payable	0	137,500
Operating loan	0	8,150
Long-Term Loans	2,610,000
Additional Paid-in Capital	6,294,511
Common Stock	159,634
Dividends Declared	(1,000,000)
Loans to officer	4,027	(32)
Net Cash Provided by Financing Activities	8,068,172	145,618
Net Increase in Cash	1,366	13,683
Cash at Beginning of Period	19,381	5,698
Cash at End of Period	$20,747	$19,381
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the year for:
Interest	$—	$—
Income taxes paid	$—	$—
Fair value of common stock upon conversion of accrued interest	$—	$—

The accompanying notes are an integral part of these consolidated financial statements.

KRONOS ADVANCED TECHNOLOGIES, INC.

NOTES TO AUDITED FINANCIAL STATEMENTS

For the Year Ended June 31, 2021, and 2020

NOTE 1 - ORGANIZATION AND NATURE OF OPERATIONS

Kronos Advanced Technologies, Inc. ("Kronos") is a Nevada corporation (the "Company"). The Company's shares began trading on the over-the-counter bulletin board exchange on August 28, 1996, under the symbol "TSET." Effective January 12, 2002, the Company began doing business as Kronos Advanced Technologies, Inc. and, as of January 18, 2002, it changed the Company ticker symbol to “KNOS” and is trading on the OTC Markets

GENERAL

Kronos Advanced Technologies, Inc., is a product development and Production Company that develops and patents technology that among other things fundamentally changes the way air is moved, filtered, and sterilized. Historically, Kronos has focused on developing, marketing, and selling the Company's proprietary air movement and purification technology. Serving the Indoor Air Quality (IAQ) market, Kronos technology uses state-of-the-art high voltage processes without the use of traditional HEPA filters. Kronos-based products move air silently, filter and purify the air, and dramatically reduce energy consumption to half of a 60-watt light bulb. Kronos devices can be variable in shape or size, and, therefore, have the potential to be scaled down for air purification in cars or scaled up in size for industrial and hazardous gas destruction. The technology is currently being implemented in standalone products to move and filter air replacing HEPA and other filtration systems. There are broad ranges of additional markets for standalone and embedded Kronos CORE technology-based devices. Examples of immediately addressable markets include health care facilities, operating rooms, manufacturing clean rooms, and cabins of automobiles and commercial aircraft.

Currently, the Company is planning to file additional patents to improve its existing technology as well as enter into new market segments but will continue to market air purifiers and other consumer products. Recently the Company became the exclusive distributor and licensee of the latest generation of air purifiers based on the Company's CORE technologies.

Fourteen of the Company's U.S. patent applications and three international patent applications have been allowed for issuance. To date, our ability to execute our strategy has been restricted by our limited amount of capital.

On July 13, 2020 Kronos filed for provisional us patent protection for new antibacterial face mask with cellphone radiation protection features

The Kronos technology has numerous valuable characteristics for applications in the indoor air quality market, including moving air and gases at high velocities while filtering odors, smoke and particulates and sterilizing air from bacteria and virus contamination. In the past - a number of the scientific claims of the Kronos technology have been tested by the U. S. and foreign governments, multi- national companies, and independent testing facilities (see “Independent Testing – Product Claims Platform”).

Technology Description and Benefits

The proprietary Kronos technology involves the management of corona discharge by applying high voltage management across paired electrical grids to create an ion exchange. Applications for efficient high voltage management, efficient corona discharge and ion exchange include but are not limited to:

•air movement, including dielectric fluid movement and propulsion;

•air purification, including particulate removal, bacterial and viral removal, biohazard destruction, and odor removal;

temperature and environmental management, including space heating and cooling;

•microchip, MEMS and other electronics devices and components cooling;

•air management, including sorting and separation of air streams by particle content;

•sound generation, including high fidelity sound recreation and active noise cancellation;

•high voltage management, including development of high voltage power supplies and control of energy surges and electrical discharges;

•control of water and moisture content in air streams, including dehumidification and humidification; and,

•water treatment, including water purification, ionization, and water desalination.

Independent Testing - Product Claims Platform

A number of the scientific claims of the Kronos technology have been tested by the U. S. and foreign governments, multi-national companies, and independent testing facilities. These include the 2017 research article published by the China Medical University/National Taiwan University discussing technologies used by the Company; a 2020 study on electrostatic indoor air cleaners published by the Department of the Built Environment, Aalborg University, which also discusses the efficacy of technologies used by the Company; a 2008 efficacy study of the Company’s air purifiers conducted and published by the Disinfection Research Institute in Moscow, Russia and by Environmental Health and Engineering based in Needham, Massachusetts; and a study published in 2018 by the Association of Home Appliance Manufacturing that discussed technologies used by the Company.  To date, independent laboratory testing conducted in the joint study by the Disinfection Research Institute in Moscow and the Environmental Health and Engineering, Inc. has verified the filtration and sterilization capability of the Kronos technology.

Filtration Testing Results:

•

Environmental Health and Engineering - reduced particle matter by up to 47% compared to days when the Kronos air purifiers were not operating in the waiting room of a pediatric office while patients were present.

•	Aerosol and Air Quality Research Laboratory - up to 99.8% filtration of 0.02 to 0.20-micron (20 to 200 nanometers) size particles;
LMS Industries - removal of over 99.97% of 0.10 micron (100 nanometers) and above size particles using HVAC industry's ASHRAE 52.2 testing standard for filtration;
•	Micro Test Laboratories - HEPA Clean Room Class 1000 quality particulate reduction; and
•

Intertek - tobacco smoke elimination tests in accordance with ANSI/AHAM AC-1-1988 standard entitled "American National Standard Method for Measuring Performance of Portable Household Electric Cord-Connected Room Air Cleaners," which demonstrated a Clean Air Delivery Rate ("CADR") for the Kronos air purifier of over 300 for the larger size Kronos air purifier and 80 for the smaller size using consumer filtration testing standards for the Association of Home Appliance Manufacturers ("AHAM").

Sterilization Testing Results

•	Environmental Health and Engineering (viral analysis by the University of Wisconsin Department of Pediatrics and Medicine):
-

collection and removal of a wide range of respiratory viruses, including influenza A, influenza B, human rhinoviruses, human coronavirus, respiratory syncytial virus, adenovirus, and bocavirus, from the waiting room of a pediatric office while patients were present.

•	Scientific Institution of Health Care, Central Clinical Hospital #2 in Moscow (clinical trial):

	-	100% decontamination of bacteria (Staphylococcus aureus) in under one hour and 80% decontamination of general bacteria in under 24 hours from a 48m (3) hospital room while people were present.
•	Pulmonary Department of Municipal Hospital #2 in Moscow (clinical trial):
	-	100% decontamination of bacteria (Staphylococcus aureus) in under five hours from a 66m (3) hospital room while four patients were present; and
	-	100% decontamination of mildew fungi in under two hours from a 113.2m(3) hospital room.

•	Disinfection Research Institute Sterilization Laboratory in Moscow:
	-	disinfected a room completely contaminated with Bacteriophage
-

a microorganism which lives in the E. Coli bacteria. (Bacteriophage is widely used in virus testing because the microorganism's biological structure and size share many functional similarities with a wide range of viruses); and

	-	100% decontamination of room infected with bacteria (Staphylococcus aureus strain 906 (S. aureus) and Bacillus cereus strain 96 (B. cereus)
	-	S. aureus is a known cause of hospital-acquired infections, including skin lesions such as boils and furunculosis and more serious infections such as pneumonia and meningitis.

•	Institute for Veterinary Medicine in the Ukraine - destroy and sterilize air which had been inseminated with Anthrax and E. coli spores;

•	New Hampshire Materials Laboratory - up to 95% reduction of hazardous gases, including numerous carcinogens found in cigarette smoke:

•	Battelle PNNL - 95% destruction of Bg (anthrax simulant); and,

•	Dr. Sergey Stoylar, a bacteriologist from the American Bacteriological Society - 100% destruction of Bacillus subtilis 168 (bacteria simulant).

Market Segmentation

Kronos had an initial business development strategy to attempt to develop and produce products based on the Kronos® technology to six distinct air quality market segments: (1) air movement and purification (residential, health care, hospitality, and commercial facilities); (3) air purification for unique spaces (clean rooms, airplanes, automotive, and cruise ships); (4) specialized military (naval vessels, closed vehicles and mobile facilities); (5) industrial scrubbing (produce storage and diesel and other emissions); and (6) hazardous gas destruction (incineration and chemical facilities).

Technology Application and Product Development

To best serve Kronos' targeted market segments, the Company is developing specific product applications across two distinct product application platforms. A Kronos device can be either used as a standalone product or can be embedded. Standalone products are self- contained and only require the user to plug the Kronos device into a wall outlet to obtain air movement and filtration for their home, office, or hotel room. Embedded applications of the Kronos technology require the technology be added into another system, such as a building ventilation system for more efficient air movement and filtration or into an electrical device such as computer or medical equipment to replace the cooling fan or heat sink.

Standalone Platform

Residential Products. The Company had developed a residential product “SilentNight” Air Purifier and in the past sold it through independent sales reps.

Medical Products. The Company is planning to engage in development of Healthcare related products based on our technology.

Commercial and Other Standalone Products. Utilizing our expanded product development resources, in the past Kronos completed the initial design, development and production of a series of small multifunctional devices that can be used as space heaters, vaporizers, disinfectors, deodorizers and/or fans.

Embedded Platform

In addition, Kronos has developed an air filtration and purification mechanism capable of performing to HEPA quality standards, while eliminating bacteria and viruses. The Company believes that Kronos devices could replace current HEPA filters with a permanent, easily cleaned, low-cost solution. Among the technical advantages of the Kronos technology over HEPA filters is the ability of the Kronos-based devices to eliminate the energy burden on air handling systems, which must generate high levels of backpressure necessary to move air through HEPA-based systems. Kronos-based devices enhance the air flow, while providing better than HEPA level filtration and purification. Kronos is seeking one or more strategic partners to commercialize, market and distribute Kronos based commercial embedded air filtration and purification devices.

Market Segmentation

Kronos' initial business development strategy was to develop and produce products based on the Kronos technology to six distinct air quality market segments: (1) air movement and purification (residential, health care, hospitality, and commercial facilities); (2) embedded cooling and cleaning (electronic devices and medical equipment); (3) air purification for unique spaces (clean rooms, airplanes, automotive, and cruise ships); (4) specialized military (naval vessels, closed vehicles and mobile facilities); (5) industrial scrubbing (produce storage and diesel and other emissions); and (6) hazardous gas destruction (incineration and chemical facilities).

Patents and Intellectual Property

Kronos has received notification that fifteen of its patent applications have been allowed for issuance by the United States Patent and Trademark Office and six of its international patent applications have been allowed for issuance by the Canadian Intellectual Property Office, the Commonwealth of Australia Patent Office, and the Mexican Institute of Industrial Property. These patents are considered utility patents which describe fundamental innovations in the generation, management, and control of electrostatic fluids, including air movement, filtration, and purification. Each of the patents contain multiple part claims for both general principles as well as specific designs for incorporating the Kronos technology into air movement, filtration, and purification products. The patents provide protection for both specific product implementations of the Kronos technology, as well as more general processes for applying the unique attributes and performance characteristics of the technology.

U.S. Patents

i.December, 2003; #664741; Method and Apparatus for Electrostatic Fluid Acceleration Control of a Fluid Flow;

               Expires 2022;

ii.April, 2004; #6,727,657; Electrostatic Fluid Accelerator for and a Method for Controlling Fluid; Expires 2022;

iii.May, 2005; #6,888,314; Electrostatic Fluid Accelerator – Electrode design Geometries; Expires 2022;

iv.August 2005; #6,937,455; Spark Management Method & Device; Expires 2022;

v.November 2005; #6,963,479; Electrostatic Fluid Accelerator – Electrode design Geometries; Expires 2023;

vi.May 2006; #7,053,565; Electrostatic Fluid Accelerator – Power Management; Expires 2024;

vii.July 2006; #7,150,780; Electrostatic Air Cleaning Device; Expires 2024;

viii.October 2006; #7,122,070; Method of and Apparatus for Electrostatic Fluid Acceleration; Expires 2025;

ix.July, 2007; #7,248,003; Electric Field Management; Expires 2025;

x.August 2007; #7,262,564; Alternative Geometries and Voltage Supply Management; Expires 2024; and,

xi.August 2008; #7,410,531; Method of Controlling Fluid Control; Expires 2025.

xii.January 7, 2003; #6,504,308; Electrostatic Fluid Accelerator; Expires 2023.

xiii.July 19, 2005; #6,919,698; Electrostatic Fluid Accelerator and for Method of Controlling Fluid Flow; Expires 2025.

xiv.January 2, 2007; #7,157,704; Corona Discharge Electrode and Method for Operating Same; Expires 2027.

xv.January 7, 2003; #6,504,308; Electrostatic Fluid Accelerator; Expires 2023.

xvi.May 3, 2005; # 6,888,314; Electrostatic Fluid Accelerator; Expires 2025.

International Patents

Kronos intends to continue to aggressively file patent applications in the U.S. and internationally. On July 13, 2020 Kronos filed for provisional us patent protection for new antibacterial face mask with cellphone radiation protection features.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements of the Company include those of the Company and its subsidiary for the periods in which the subsidiary was owned/held by the Company. All significant intercompany accounts and transactions have been eliminated in the preparation of the consolidated financial statements. At June 30, 2021 and 2020, respectively, the Company had only one subsidiary, Kronos Advanced Technologies, LLC.

Accounting Estimates

The preparation of financial statements in conformity with Generally Accepted Accounting Principles (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include assumptions made in estimated useful lives of property and equipment, assumptions inherent in a purchase price allocation, accruals for potential liabilities, certain assumptions used in deriving the fair value of derivative liabilities, share-based compensation, and beneficial conversion feature of notes payable, and realization of deferred tax assets.

Stock-Based Compensation

The Company periodically issues stock options and warrants to employees and non-employees in non-capital raising transactions for services and for financing costs. The Company accounts for stock option and warrant grants issued and vesting to employees based on the authoritative guidance provided by the Financial Accounting Standards Board whereas the value of the award is measured on the date of grant and recognized over the vesting period. The Company accounts for stock option and warrant grants issued and vesting to non-employees in accordance with the authoritative guidance of the Financial Accounting Standards Board whereas the value of the stock compensation is based upon the measurement date as determined at either a) the date at which a performance commitment is reached, or b) at the date at which the necessary performance to earn the equity instruments is complete. Non-employee stock-based compensation charges generally are amortized over the vesting period on a straight-line basis. In certain circumstances where there are no future performance requirements by the non-employee, option grants are immediately vested and the total stock- based compensation charge is recorded in the period of the measurement date.

The fair value of the Company's common stock option and warrant grants is estimated using the Black-Scholes option pricing model, which uses certain assumptions related to risk-free interest rates, expected volatility, expected life of the common stock options, and future dividends. Compensation expense is recorded based upon the value derived from the Black-Scholes option pricing model and based on actual experience. The assumptions used in the Black-Scholes option pricing model could materially affect compensation expense recorded in future periods.

Fair Value of Financial Instruments

The Company follows paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments and paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP) and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.
Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.
Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amount of the Company’s derivative liability of $302,055 and $1,679,276 as of June 30, 2021 and June 30, 2020, respectively and was based on Level 3 measurements.

The carrying amounts of the Company’s other financial assets and liabilities, such as cash, prepaid expense, accounts payable and accrued payables and notes payable, approximate their fair values because of the short maturity of these instruments.

Acquisitions and Business Combinations

The Company allocates the fair value of purchase consideration to the tangible assets acquired, liabilities assumed, and separately identified intangible assets acquired based on their estimated fair values. The excess of the fair value of purchase consideration over the fair values of these identifiable assets and liabilities is recorded as goodwill. Such valuations require management to make significant estimates and assumptions, especially with respect to intangible assets. Significant estimates in valuing certain intangible assets include, but are not limited to, future expected cash flows from, acquired technology, trademarks and trade names, useful lives, and discount rates. Management’s estimates of fair value are based upon assumptions believed to be reasonable, but which are inherently uncertain and unpredictable and, as a result, actual results may differ from estimates. During the measurement period, which is one year from the acquisition date, we may record adjustments to the assets acquired and liabilities assumed, with the corresponding offset to goodwill. Upon the conclusion of the measurement period, any subsequent adjustments are recorded to earnings.

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the consolidated statements of operations. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within 12 months of the balance sheet date.

Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Accounts Receivable

All of the Company’s accounts receivable balance is related to trade receivables. Trade accounts receivable are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts, if any, is the Company’s best estimate of the amount of probable credit losses in its existing accounts receivable. The Company will maintain allowances for doubtful accounts, estimating losses resulting from the inability of its customers to make required payments for products. Accounts with known financial issues are first reviewed and specific estimates are recorded. The remaining accounts receivable balances are then grouped into categories by the number of days the balance is past due, and the estimated loss is calculated as a percentage of the total category based upon past history. Account balances are charged off against the allowance when it is probable that the receivable will not be recovered.

Net Income (Loss) Per Share

Basic earnings (loss) per share is computed using the weighted-average number of common shares outstanding during the period. Diluted earnings (loss) per share is computed using the weighted-average number of common shares and the dilutive effect of contingent shares outstanding during the period. Potentially dilutive contingent shares, which primarily consist of convertible notes, stock issuable to the exercise of stock options and warrants have been excluded from the diluted loss per share calculation because their effect is anti-dilutive.

Segments

The Company determined its reporting units in accordance with ASC 280, “Segment Reporting” (“ASC 280”). Management evaluates a reporting unit by first identifying its’ operating segments under ASC 280. The Company then evaluates each operating segment to determine if it includes one or more components that constitute a business. If there are components within an operating segment that meet the definition of a business, the Company evaluates those components to determine if they must be aggregated into one or more reporting units. If applicable, when determining if it is appropriate to aggregate different operating segments, the Company determines if the segments are economically similar and, if so, the operating segments are aggregated.

Management has determined that the Company has one consolidated operating segment. The Company’s reporting segment reflects the manner in which its chief operating decision maker reviews results and allocates resources. The Company’s reporting segment meets the definition of an operating segment and does not include the aggregation of multiple operating segments.

Property and Equipment

Property and equipment are recorded at cost. Depreciation is provided over the estimated useful lives of the assets, which range from three to seven years. Expenditures for major renewals and betterments that extend the original estimated economic useful lives of the applicable assets are capitalized. Expenditures for normal repairs and maintenance are charged to expense as incurred. The cost and related accumulated depreciation of assets sold or otherwise disposed of are removed from the accounts, and any gain or loss is included in operations.

Digital Assets Translations and Remeasurements

Digital Assets are included in current assets in the consolidated balance sheets. Digital Assets are recorded at cost less impairment.

An intangible asset with an indefinite useful life is not amortized but assessed for impairment annually, or more frequently, when events or changes in circumstances occur indicating that it is more likely than not that the indefinite-lived asset is impaired.

Impairment exists when the carrying amount exceeds its fair value. In testing for impairment, the Company has the option to first perform a qualitative assessment to determine whether it is more likely than not that an impairment exists. If it is determined that it is not more likely than not that an impairment exists, a quantitative impairment test is not necessary. If the Company concludes otherwise, it is required to perform a quantitative impairment test. To the extent an impairment loss is recognized, the loss establishes the new cost basis of the asset. Subsequent reversal of impairment losses is not permitted.

Realized gain (loss) on sale of Digital Assets are included in other income (expense) in the consolidated statements of operations.

The Company assesses impairment of Digital Assets quarterly if the fair value of digital assets is less than its cost basis. The Company recognizes impairment losses on Digital Assets caused by decreases in fair value using the average U.S. dollar spot price of the related Digital Asset as of each impairment date. Such impairment in the value of Digital Assets is recorded as a component of costs and expenses in our consolidated statements of operations. There were no impairment losses related to Digital Assets during the period ended June 30, 2021.

Intangibles

The Company uses assumptions in establishing the carrying value, fair value and estimated lives of the Company’s long-lived assets and goodwill. The criteria used for these evaluations include management's estimate of the assets’ continuing ability to generate positive income from operations and positive cash flow in future periods compared to the carrying value of the asset, the strategic significance of any identifiable intangible asset in its business objectives, as well as the market capitalization of the Company. Cash flow projections used for recoverability and impairment analysis use the same key assumptions and are consistent with projections used for internal budgeting, and for lenders and other third parties. If assets are considered to be impaired, the impairment recognized is the amount by which the carrying value of the assets exceeds the fair value of the assets. Useful lives and related amortization or depreciation expense are based on the Company’s estimate of the period that the assets will generate revenues or otherwise be used by Kronos. Factors that would influence the likelihood of a material change in the Company’s reported results include significant changes in the assets’ ability to generate positive cash flow, loss of legal ownership or title to the asset, a significant decline in the economic and competitive environment on which the asset depends, significant changes in the Company’s strategic business objectives, and utilization of the asset.

Income Taxes

Income taxes are accounted for in accordance with the provisions of Statement of Financial Accounting Standards ("SFAS") No. 109. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amounts expected to be realized, but no less than quarterly. Currently the company has not valued any NOL because of the expectation that it will not be used.

Research and Development Expenses

Costs related to research and development are charged to research and development expense as incurred.

Revenue Recognition

The Company accounts for revenues in accordance with Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers. The underlying principle of ASC 606 is to recognize revenue to depict the transfer of goods or services to customers at the amount expected to be collected. ASC 606 creates a five-step model that requires entities to exercise judgment when considering the terms of contract(s), which includes (1) identifying the contract(s) or agreement(s) with a customer, (2) identifying our performance obligations in the contract or agreement, (3) determining the transaction price, (4) allocating the transaction price to the separate performance obligations, and (5) recognizing revenue as each performance obligation is satisfied. Under ASC 606, revenue is recognized when performance obligations under the terms of a contract are satisfied, which occurs for the Company upon shipment or delivery of products or services to our customers based on written sales terms, which is also when control is transferred. Revenue is measured as the amount of consideration we expect to receive in exchange for transferring the products or services to a customer.

Recently Issued Accounting Pronouncements

In February 2016, the FASB issued ASU No. 2016-02, Leases. This ASU establishes a right-of-use model that requires a lessee to record a right-of-use asset and a lease liability on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement. This ASU and all the related amendments are effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. The Company adopted this guidance in the first quarter of fiscal 2020, the quarter ended September 30, 2019, using the optional transitional method afforded under ASU No. 2018-11, Leases (Topic 842): Targeted Improvements. Results for reporting periods beginning after the adoption date are presented under Topic 842, while prior period amounts are not adjusted and continue to be reported in accordance with the Company’s historic accounting under ASC 840 (see Note 7 - Leases).

The Company elected and applied the available transition practical expedients. By electing these practical expedients, the Company did:

a.	not reassess whether expired or existing contracts contain leases under the new definition of a lease;
b.	not reassess lease classification for expired or existing leases; and
c.	not reassess whether previously capitalized initial direct costs would qualify for capitalization under Topic 842.

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. The amendments in this ASU replace the incurred loss impairment methodology in current GAAP with a methodology that reflects expected credit losses and requires consideration of a broader range of reasonable and supportable information to inform credit loss estimates. This ASU is effective for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2019. In November 2018, the FASB issued ASU No. 2018-19, Codification Improvements to Topic 326, Financial Instruments - Credit Losses. The amendments in this ASU align the implementation date for nonpublic entities’ annual financial statements with the implementation date for their interim financial statements. In addition, the amendment clarifies that receivables arising from operating leases are not within the scope of Subtopic 326-20; instead, impairment of receivables arising from operating leases should be accounted for in accordance with Topic 842: Leases. This ASU is effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. In April 2019, the FASB issued ASU No. 2019-04, Codification Improvements to Topic 326, Financial Instruments - Credit Losses, Topic 815, Derivatives and Hedging, and Topic 825 Financial Instruments. The amendments in this ASU further clarify certain aspects of ASU No. 2016-13. For entities that have not yet adopted ASU No. 2016-13, this ASU is effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. In May 2019, the FASB issued ASU No. 2019-05, Financial Instruments - Credit Losses (Topic 326): Targeted Transition Relief. The amendments in this ASU provide transition relief for ASU No. 2016-13 by providing an option to irrevocably elect the fair value option for certain financial assets measured at an amortized cost basis. For entities that have not yet adopted ASU No. 2016-13, this ASU is effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. The Company is currently evaluating the impact this ASU will have on its financial statements and related disclosures.

Other recent accounting pronouncements issued by the FASB, including its Emerging Issues Task Force, the American Institute of Certified Public Accountants and the SEC did not or are not believed by management to have a material impact on the Company’s present or future consolidated financial statement presentation or disclosures.

NOTE 3 - REALIZATION OF ASSETS AND GOING CONCERN

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company has sustained losses from operations in recent years, and such losses have continued through the current year ended June 30, 2021. In addition, the Company has used, rather than provided, cash in its operations. The Company has attempted during the period to use its resources to commercialize its technology and develop viable commercial products and to provide for its working capital needs.

In view of the matters described in the preceding paragraph, recoverability of a major portion of the asset amounts shown in the accompanying balance sheet is dependent upon continued operations of the Company, which in turn is dependent upon the Company's ability to meet its financing requirements on a continuing basis, to maintain present financing and to succeed in its future operations. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

NOTE 4. ACQUSITION OF CERTAIN ASSETS

On October 1, 2019, the Company entered into an operating assets purchase agreement wherein the Company acquired three check cashing kiosks operating in the United States. The purchase price for the assets was $250,000 in the form of a convertible note payable. (See Note 6.)

On June 30, 2021, the Company completed an acquisition that begun on June 18, 2020, wherein the Company acquired an electronic manufacturing facility, all intellectual property belonging to the seller regarding the facility, and all manufacturing equipment within the facility located in Parkersburg, WV. The purchase price for the assets was $5,800,000 in the form of partial cash payment ($2,610,000) with the remainder paid in shares totaling $3,190,000.

Kronos has purchased a turn-key manufacturing campus centrally located in the USA in a Federal Opportunity Zone. This factory is situated on 10.5 acres of land with three buildings: the Main Manufacturing Facility, Auxiliary Facility, and Warehouse totaling 85,000 square feet. This acquisition included Machinery and Equipment, Intellectual Property, Infrastructure, IT assets, and planned initial Renovations. The closing of this acquisition is pending facility improvements and is scheduled to be completed before year's end. This acquisition is a Critical-To-Success Tactic for Kronos in our pursuit of manufacturing our products "In America by Americans" (Transition To America initiative) and executing our Touchless Manufacturing Initiative.

NOTE 5 – INVENTORY VALUATION AND PREPAID EXPENSES

As of June 30, 2021, Kronos has $233,154 worth of inventory stored in their newly acquired manufacturing facility in West Virginia. Majority of their inventory consists of air purifiers and other related products to sell to consumers. Kronos values their inventory based on FIFO (First-In-First-out) accounting method.

As of June 30, 2021, prepaid expenses were $16,893. Prepaid expenses consist of prepaid advertising expenses for promotions and marketing that will be realized in future months.

NOTE 6 - INTANGIBLES

Intangible assets consisted of the following on June 30, 2021:

Crypto Currency	$13,512
Developed and Purchased Patent Technology (devalued)	10,000
Less accumulated amortization	—
Goodwill	$145,000
Intellectual Property	$65,974
Net intangible assets	$89,486

Developed and purchased patent technology includes developed technology as well as property that was acquired in the Kronos acquisition. See Note 1. Management had assessed that the value is not more than $10,000 and the patents were written down to that amount in 2009.

Intellectual property includes IT software, computer programming software, and other such intangibles assets acquired during the acquisition of the West Virginia manufacturing facility deal.

Intangible assets will be amortized on a straight-line basis over 10 years once operations increase.

NOTE 7 – CONVERTIBLE NOTES PAYABLE

On December 31, 2018, the Company issued a convertible promissory note in the amount of $1,000,000. The note is due on December 31, 2023 and bears interest at 5% per annum. The loan and any accrued interest may be converted into shares of the Company’s common stock at a rate of 80% multiplied by the average of the three lowest trading price during the previous ten (10) day trading period ending on the latest completed trading day prior to the conversion date. Pursuant to current accounting guidelines, the Company recorded a note discount of $1,000,000 to account for the note’s derivative liability. In addition, the Company recorded an amount of discount in excess of the note principal of $250,000 that was expensed as a financing cost.

On June 30, 2021, The Company converted the entirety of the note into shares eliminating the liability of this note completely.

On October 1, 2019, the Company issued a convertible promissory note in the amount of $250,000. The note is due on October 1, 2024, and bears interest at 5% per annum. The loan and any accrued interest may be converted into shares of the Company’s common stock at a rate of 80% multiplied by the average of the three lowest trading price during the previous ten (10) day trading period ending on the latest complete trading day prior to the conversion date. Pursuant to current accounting guidelines, the Company recorded a note discount of $250,000 to account for the note’s derivative liability. In addition, the Company recorded an amount of discount in excess of the note principal of $62,500 that was expensed as a financing cost. The lender elected to convert 12 months interest totaling 12,000 into 12 million shares of common stock.

During the period ended June 30, 2021, the Company amortized $21,875 of debt discount, and as of June 30, 2021, the balance of the unamortized debt discount was $175,000.

In April and June 2020, the Company issued four convertible promissory notes with investors totaling $137,500. These convertible notes payable is due one year from issuance, with interest at 5% per annum and are convertible at 80% multiplied by the Market Price (representing a discount rate of 20%). Market Price is defined as the average of the lowest three (3) trading prices for the common stock during the ten (10) trading day period ending one trading day prior to the date the conversion. Pursuant to current accounting guidelines, the Company recorded a note discount of $137,500 to account for the note’s derivative liability. In addition, the Company recorded an amount of discount in excess of the note principal of $48,177 that was expensed as a financing cost.

On July 21, 2020, the Company issued a convertible promissory note in the amount of $100,000. The note is due on July 21, 2021, and bears interest at 5% per annum. The loan and any accrued interest may be converted into shares of the Company’s common stock at a rate of 80% multiplied by the average of the three lowest trading price during the previous three (3) day trading period ending on the latest complete trading day prior to the conversion date.

NOTE 8- LONG-TERM LIABILITIES

On June 17th, 2021, West Virginia Economic Development and Authority (WVEDA) approved in a meeting of its board of directors to grant Kronos a loan with the aggregate principal amount not to exceed $2,610,000. This is to be considered a loan as part of the acquisition of the manufacturing facility in West Virginia. This loan is to serve as a cash payment for the acquisition of the manufacturing facility as part of the agreement. The loan is broken down into real estate improvement loan and equipment loan with repayment terms of 15 years and 10 years respectively.

Interest rates for the two notes are as follows:

Loan #1: This loan shall bear interest fixed as of the third business day prior to closing equal to the rate of the 20 Year US Treasury Note rate plus 0.75%. This loan has a floor (minimum) interest rate of 2. 75% and shall be adjustable every five years.

Loan #2: This loan shall bear interest fixed as of the third business day prior to closing equal to the rate of the Wall Street Journal Prime rate multiplied by 0.75%. This loan has a floor (minimum) interest rate of 2.75%.

NOTE 9- DERIVATIVE LIABILITY

The FASB has issued authoritative guidance whereby instruments which do not have fixed settlement provisions are deemed to be derivative instruments. Certain warrants issued to investors and conversion features of notes payable did not have fixed settlement provisions because either their exercise prices will be lowered if the Company issues securities at lower prices in the future or the conversion price is variable. In addition, since the number of shares to be issued is not explicitly limited, the Company is unable to conclude that enough authorized and unissued shares are available to share settle the conversion option. In accordance with the FASB authoritative guidance, the conversion feature of the notes was separated from the host contract (i.e., the notes) and the fair value of the warrants have been recognized as a derivative and will be re-measured at the end of every reporting period with the change in value reported in the statement of operations.

The derivative liabilities were valued at the following dates using a Binomial Lattice Model with the following average assumptions:

	June 30, 2021	June 30, 2020
Stock Price	0.057	0.0909
Risk free interest rate	0.46	0.37
Expected Volatility	424	506
Expected life in years	2.50 - 3.25	3.75 - 4.50
Expected dividend yield	0	0

Fair Value – Warrants	0	0
Fair Value – Note Conversion Feature	302,055	1,679,276
Total	302,055	1,679,276

The risk-free interest rate was based on rates established by the Federal Reserve Bank. The Company uses the historical volatility of its common stock to estimate the future volatility for its common stock. The expected life of the derivative securities was determined by the remaining contractual life of the derivative instrument. For derivative instruments that already matured, the Company used the estimated life. The expected dividend yield was based on the fact that the Company has not paid dividends to its common stockholders in the past and does not expect to pay dividends to its common stockholders in the future.

NOTE 10 – LEASES

The Company owns its offices as of June 30, 2021.

NOTE 11 – LEGAL PROCEEDINGS

The company had several lawsuits from 2008 and prior. These have all run their course as far as the statute of limitations is concerned. It is the opinion of management that no debts exist as of June 30, 2021.

From time to time, the Company may be subject to routine litigation, claims or disputes in the ordinary course of business. The Company defends itself vigorously in all such matters. In the opinion of management, no pending or known threatened claims, actions or proceedings against the Company are expected to have a material adverse effect on its financial position, results of operations or cash flows. However, the Company cannot predict with certainty the outcome or effect of any such litigation or investigatory matters or any other pending litigations or claims. There can be no assurance as to the ultimate outcome of any such lawsuits and investigations. The Company will record a liability when it believes that it is both probable that a loss has been incurred and the amount can be reasonably estimated. The Company periodically evaluates developments in its legal matters that could affect the amount of liability that it has previously accrued, if any, and makes adjustments as appropriate. Significant judgment is required to determine both the likelihood of there being, and the estimated amount of, a loss related to such matters, and the Company’s judgment may be incorrect. The outcome of any proceeding is not determinable in advance. Until the final resolution of any such matters that the Company may be required to accrue for, there may be an exposure to loss in excess of the amount accrued, and such amounts could be material.

NOTE 12 - MAJOR CUSTOMERS

As of June 30, 2021, Kronos’ major customers are Walmart.com and School Districts.

NOTE 13 - SEGMENTS OF BUSINESS

The Company operates principally in one segment of business: the Kronos segment licenses, manufactures, and distributes air movement and purification devices utilizing the Kronos technology. The Company operates primarily in the United States of America and Israel.

NOTE 14 - RELATED PARTIES

As of June 30, 2021, in accordance with the Exchange Transaction, GX7 Limited, partially owned by current CTO Joseph Florence, received 91,000,000 shares as part of the purchase agreement of the newly owned warehouse facility by Kronos. This share amount stock represents 13.79% of the issued and outstanding common stock of the Company as of June 30, 2021.

NOTE 15 - STOCKHOLDERS' EQUITY/ (DEFICIT)

During the year ended June 30, 2021, total amount of shares issued throughout the period were 159,634,620 shares:

•10,986,115 shares of common stock issued for services rendered

•13,100,000 shares of common stock issued to former officer of the company for retirement shares

•44,548,505 shares of common stock issued for notes payable conversions

•91,000,000 shares of common stock issued for acquisition of facility in West Virginia

Kronos distributed $1,000,000 worth of its assets pro rata based on record date of June 15, 2021, to its shareholders in the form of membership interest in its former subsidiary, DodgeSPAC LLC. Kronos acquired such membership equity through the transfer of its $1,000,000 cost basis of its crypto assets in April of 2021. As form of dividend, Kronos distributed to all shareholders one unit of DogeSPAC for each one share of KNOS held wherein each shareholder received one unit of DodgeSPAC LLC for each share of KNOS held as of June 15, 2021.

NOTE 16 - SUBSEQUENT EVENTS

No Subsequent events have occurred.

Kronos Advanced Technologies LLC
Balance Sheet
As of December 31, 2021 UNAUDITED

	Total
	As of Dec 31, 2021	As of June 30, 2021
ASSETS
Current Assets
Bank Accounts	40,294.00	19,320.00
Accounts Receivable	23,144.00	20,115.00
Inventory	235,259.00	233,154.00
Loans To Officers	0.00	0.00
Prepaid Expenses	0.00	16,893.00
Total Current Assets	$298,697.00	$289,482.00
Fixed Assets	5,791,776.00	5,802,276.00
Other Assets
Goodwill	145,000.00	145,000.00
Intangibles	24,931.00	23,512.00
Intellectual Property	65,974.00	65,974.00
Total Other Assets	$235,905.00	$234,486.00
TOTAL ASSETS	$6,326,378.00	$6,326,244.00
LIABILITIES AND EQUITY
Liabilities
Current Liabilities
Accounts Payable
Accounts Payable (A/P)	6,257.00	10,200.00
Total Accounts Payable	$6,257.00	$10,200.00
Other Current Liabilities
Accrued Expenses	29,232.00	29,232.00
Accrued Interest Payable	35,354.00	26,585.00
Convertible Note Payable, Net of Discount	200,000.00	175,000.00
Derivative Liability	302,055.00	302,055.00
Loans Payable	845.00	0.00
Operating Loan	143,150.00	31,650.00
Sales Tax Payable	11,865.00	11,290.00
Total Other Current Liabilities	$722,501.00	$575,812.00
Total Current Liabilities	$728,758.00	$586,012.00
Long-Term Liabilities
State of West Virginia	2,610,000.00	2,610,000.00
Total Long-Term Liabilities	$2,610,000.00	$2,610,000.00
Total Liabilities	$3,338,758.00	$3,196,012.00
Equity
Additional Paid In Capital	43,143,410.00	43,143,410.00
Common Stock	659,324.00	659,324.00
Retained Earnings	-40,815,114.00	-40,672,502.00
Total Equity	$2,987,620.00	$3,130,232.00
TOTAL LIABILITIES AND EQUITY	$6,326,378.00	$6,326,244.00

The accompanying notes are an integral part of these consolidated financial statements.

Kronos Advanced Technologies LLC
Profit and Loss UNAUDITED

	Total
	Oct - Dec, 2021	April - June 2021
Income	22,488.00	503,742.00
Cost of Goods Sold	16,215.00	276,083.00
Gross Profit	$6,273.00	$227,659.00
Expenses	58,161.00	2,164,633.00
Net Operating Income	-$51,888.00	-$1,936,975.00
Other Expenses
Capital Gain on Crypto Currency	0.00	-19,635.00
Amortization of Debt discount	12,500.00	737,500.00
Interest Expense	4,385.00	183,463.00
Bad Debt Expense	0.00	4,027.00
Change in FMV of Derivative Liability		-1,377,221.00
Total Other Expenses	$16,875.00	-$471,866.00
Net Other Income	-$16,885.00	$471,866.00
Net Income	-$68,773.00	-$1,465,109.00

The accompanying notes are an integral part of these consolidated financial statements.

Kronos Advanced Technologies LLC
Statement of Stockholder's Equity UNAUDITED

Quarter Ended December 31, 2021	Shares Issued	Amount	Additional Paid-In Capital	Accumulated Deficit	Equity (Deficit)
Balance September 30, 2021	749,323,911	$659,324.00	$43,143,410.00	$(40,746,341.00)	$3,056,393.00
Issuance of Common Stock upon conversion	-	$-	$-	$-	$-
Net Income (Loss)	-	$-	$-	$(68,773.00)	$(68,773.00)
Balance December 31, 2021	749,323,911	$659,324.00	$43,081,170.00	$(40,815,114.00)	$2,987,620.00

Year Ended June 30, 2021	Shares Issued	Amount	Additional Paid-In Capital	Accumulated Deficit	Equity (Deficit)
Balance June 30, 2020	499,689,291	$499,689.00	$36,848,900.00	$(38,207,393.00)	$(858,805.00)
Issuance of Common Stock for services rendered	10,986,115	$10,986.00	$877,288.00	$-	$888,275.00
Issuance of common stock for retirement	13,100,000	$ 13,100.00	$ 1,126,600.00	$ -	$ 1,139,700.00
Issuance of common stock for notes payable conversion	44,548,505	$ 44,549.00	$ 1,191,622.00	$ -	$ 1,236,171.00
Issuance of common stock for acquisition	91,000,000	$ 91,000.00	$ 3,099,000.00	$ -	$ 3,190,000.00
Dividend Declared				$(1,000,000.00)	$(1,000,000.00)
Net Income (Loss)	-	$-	$-	$(1,465,109.00)	$(1,465,109.00)
Balance December 31, 2020	659,323,911	$659,324.00	$43,143,410.00	$(40,672,502.00)	$3,130,232.00

The accompanying notes are an integral part of these consolidated financial statements.

Kronos Advanced Technologies LLC
Cash Flow Statements UNAUDITED
	12/31/2021	6/30/2021
CASH FLOWS FROM OPERATING ACTIVITIES: Net loss	$ (68,773.00)	$ (1,465,109.00)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation	$ 5,250.00	$ 21,000.00
Change in value of derivative liability Financing cost	$ -	$ (1,377,221.00)
Stock Based Compensation	$ -	$ -
Inventory	$ (3,344.00)	$ (233,154.00)
Convertible Notes Adjustments	$ 12,500.00	$ (179,823.00)
Changes in operating liabilities Accounts receivable
Accounts Receivable	$ (2,534.00)	$ (10,967.00)
Prepaid expenses	$ 12,378.00	$ 106,490.00
Sales Tax Payable	$ 250.00	$ 11,190.00
Accounts payable and accrued expenses	$ 10,941.00	$ (125,699.00)
Net Cash Used in Operating Activities	$ (33,332.00)	$ (3,253,293.00)
CASH FLOWS FROM INVESTING ACTIVITIES: Machinery & Equipment		$ (315,000.00)
Land & Building Acquisitions		$ (5,419,026.00)
Intangible Assets Adjustments		$ 986,487.00
Intellectual Property Purchases		$ (65,974.00)
Net Cash Provided By Investing Activities		$ (4,813,513.00)
CASH FLOWS FROM INVESTING ACTIVITIES: Crypto Currency Net Cash Provided By Investing Activities	(1,418) (1,418)

CASH FLOWS FROM FINANCING ACTIVITIES: Proceeds from convertible notes payable
Operating loan	$ 62,000.00	$ -
Long-Term Loans		$ 2,610,000.00
Additional Paid-In Capital		$ 6,294,511.00
Common Stock		$ 659,324.00
Dividends Declared		$ (1,000,000.00)
Loans to officer	$ -	$ 4,027.00
Net Cash Provided by Financing Activities	$ 62,000.00	$ 8,068,172.00
Net Increase in Cash	$ 27,250.00	$ 1,366.00
Cash at Beginning of Period	$ 14,466.00	$ 19,381.00
Cash at End of Period	$ 41,716.00	$ 20,747.00

The accompanying notes are an integral part of these consolidated financial statements.

KRONOS ADVANCED TECHNOLOGIES, INC.

NOTES TO FINANCIAL STATEMENTS

For the Quarter Ended December 31, 2021, Unaudited

NOTE 1 - ORGANIZATION AND NATURE OF OPERATIONS

Kronos Advanced Technologies, Inc. ("Kronos") is a Nevada corporation (the "Company"). The Company's shares began trading on the over-the-counter bulletin board exchange on August 28, 1996, under the symbol "TSET." Effective January 12, 2002, the Company began doing business as Kronos Advanced Technologies, Inc. and, as of January 18, 2002, it changed the Company ticker  symbol to "KNOS“ and is trading on the OTC Markets

GENERAL

Kronos Advanced Technologies, Inc., is a product development and Production Company that develops and patents technology that among other things fundamentally changes the way air is moved, filtered, and sterilized. Historically, Kronos has focused on developing, marketing, and selling the Company's proprietary air movement and purification technology. Serving the Indoor Air Quality (IAQ) market, Kronos technology uses state-of-the-art high voltage processes without the use of traditional HEPA filters. Kronos-based products move air silently, filter and purify the air, and dramatically reduce energy consumption to half of a 60-watt light bulb. Kronos devices can be variable in shape or size, and, therefore, have the potential to be scaled down for air purification in cars or scaled up in size for industrial and hazardous gas destruction. The technology is currently being implemented in standalone products to move and filter air replacing HEPA and other filtration systems. There are broad ranges of additional markets for standalone and embedded Kronos CORE technology-based devices. Examples of immediately addressable markets include health care facilities, operating rooms, manufacturing clean rooms, and cabins of automobiles and commercial aircraft.

Currently, the Company is planning to file additional patents to improve its existing technology as well as enter into new market segments but will continue to market air purifiers and other consumer products. Recently the Company became the exclusive distributor and licensee of the latest generation of air purifiers based on the Company's CORE technologies.

Fourteen of the Company's U.S. patent applications and three international patent applications have been allowed for issuance. To date, our ability to execute our strategy has been restricted by our limited amount of capital.

On July 13, 2020 Kronos filed for provisional us patent protection for new antibacterial face mask with cellphone radiation protection features

The Kronos technology has numerous valuable characteristics for applications in the indoor air quality market, including moving air and gases at high velocities while filtering odors, smoke and particulates and sterilizing air from bacteria and virus contamination. In the past - a number of the scientific claims of the Kronos technology have been tested by the U. S. and foreign governments, multi- national companies, and independent testing facilities (see “Independent Testing – Product Claims Platform”).

Technology Description and Benefits

The proprietary Kronos technology involves the management of corona discharge by applying high voltage management across paired electrical grids to create an ion exchange. Applications for efficient high voltage management, efficient corona discharge and ion exchange include but are not limited to:

·	air movement, including dielectric fluid movement and propulsion;

·	air purification, including particulate removal, bacterial and viral removal, biohazard destruction, and odor removal;
·	temperature and environmental management, including space heating and cooling;

·	microchip, MEMS and other electronics devices and components cooling;

·	air management, including sorting and separation of air streams by particle content;

·	sound generation, including high fidelity sound recreation and active noise cancellation;

·	high voltage management, including development of high voltage power supplies and control of energy surges and electrical discharges;

·	control of water and moisture content in air streams, including dehumidification and humidification; and

·	water treatment, including water purification, ionization and water desalination.

Independent Testing - Product Claims Platform

A number of the scientific claims of the Kronos technology have been tested by the U. S. and foreign governments, multi-national companies, and independent testing facilities. These include the 2017 research article published by the China Medical University/National Taiwan University discussing technologies used by the Company; a 2020 study on electrostatic indoor air cleaners published by the Department of the Built Environment, Aalborg University, which also discusses the efficacy of technologies used by the Company; a 2008 efficacy study of the Company’s air purifiers conducted and published by the Disinfection Research Institute in Moscow, Russia and by Environmental Health and Engineering based in Needham, Massachusetts; and a study published in 2018 by the Association of Home Appliance Manufacturing that discussed technologies used by the Company.  To date, independent laboratory testing conducted in the joint study by the Disinfection Research Institute in Moscow and the Environmental Health and Engineering, Inc. has verified the filtration and sterilization capability of the Kronos technology.

Filtration Testing Results:

·

Environmental Health and Engineering - reduced particle matter by up to 47% compared to days when the Kronos air purifiers were not operating in the waiting room of a pediatric office while patients were present.

·	Aerosol and Air Quality Research Laboratory - up to 99.8% filtration of 0.02 to 0.20-micron (20 to 200 nanometers) size particles;

·	LMS Industries - removal of over 99.97% of 0.10 micron (100 nanometers) and above size particles using HVAC industry's ASHRAE 52.2 testing standard for filtration;

·	MicroTest Laboratories - HEPA Clean Room Class 1000 quality particulate reduction; and

·

Intertek - tobacco smoke elimination tests in accordance with ANSI/AHAM AC-1-1988 standard entitled "American National Standard Method for Measuring Performance of Portable Household Electric Cord-Connected Room Air Cleaners," which demonstrated a Clean Air Delivery Rate ("CADR") for the Kronos air purifier of over 300 for the larger size Kronos air purifier and 80 for the smaller size using consumer filtration testing standards for the Association of Home Appliance

Manufacturers ("AHAM").

Sterilization Testing Results

·	Environmental Health and Engineering (viral analysis by the University of Wisconsin Department of Pediatrics and Medicine):
-

collection and removal of a wide range of respiratory viruses, including influenza A, influenza B, human rhinoviruses, human coronavirus, respiratory syncytial virus, adenovirus, and bocavirus, from the waiting room of a pediatric office while patients were present.

·	Scientific Institution of Health Care, Central Clinical Hospital #2 in Moscow (clinical trial):
	-	100% decontamination of bacteria (Staphylococcus aureus) in under one hour and 80% decontamination of general bacteria in under 24 hours from a 48m (3) hospital room while people were present.
·	Pulmonary Department of Municipal Hospital #2 in Moscow (clinical trial):
	-	100% decontamination of bacteria (Staphylococcus aureus) in under five hours from a 66m (3) hospital room while four patients were present; and
	-	100% decontamination of mildew fungi in under two hours from a 113.2m(3) hospital room.

·	Disinfection Research Institute Sterilization Laboratory in Moscow:
	-	disinfected a room completely contaminated with Bacteriophage
-

a microorganism which lives in the E. Coli bacteria. (Bacteriophage is widely used in virus testing because the microorganism's biological structure and size share many functional similarities with a wide range of viruses); and

	-	100% decontamination of room infected with bacteria (Staphylococcus aureus strain 906 (S. aureus) and Bacillus cereus strain 96 (B. cereus)

-	S. aureus is a known cause of hospital-acquired infections, including skin lesions such as boils and furunculosis and more serious infections such as pneumonia and meningitis.

·	Institute for Veterinary Medicine in the Ukraine - destroy and sterilize air which had been inseminated with Anthrax and E.coli spores;

·	New Hampshire Materials Laboratory - up to 95% reduction of hazardous gases, including numerous carcinogens found in cigarette smoke:

·	Battelle PNNL - 95% destruction of Bg (anthrax simulant); and

·	Dr. Sergey Stoylar, a bacteriologist from the American Bacteriological Society - 100% destruction of Bacillus subtilis 168 (bacteria simulant).

Market Segmentation

Kronos had an initial business development strategy to attempt to develop and produce products based on the Kronos® technology to six distinct air quality market segments: (1) air movement and purification (residential, health care, hospitality, and commercial facilities); (3) air purification for unique spaces (clean rooms, airplanes, automotive, and cruise ships); (4) specialized military (naval vessels, closed vehicles and mobile facilities); (5) industrial scrubbing (produce storage and diesel and other emissions); and (6) hazardous gas destruction (incineration and chemical facilities).

Technology Application and Product Development

To best serve Kronos' targeted market segments, the Company is developing specific product applications across two distinct product application platforms. A Kronos device can be either used as a standalone product or can be embedded. Standalone products are self- contained and only require the user to plug the Kronos device into a wall outlet to obtain air movement and filtration for their home, office or hotel room. Embedded applications of the Kronos technology require the technology be added into another system, such as a building ventilation system for more efficient air movement and filtration or into an electrical device such as computer or medical equipment to replace the cooling fan or heat sink.

Standalone Platform

Residential Products. The Company had developed a residential product SilentNight Air Purifier and in the past sold it through independent sales reps.

Medical Products. The Company is planning to engage in development of Healthcare related products based on our technology.

Commercial and Other Standalone Products. Utilizing our expanded product development resources, in the past Kronos completed the initial design, development and production of a series of small multifunctional devices that can be used as space heaters, vaporizers, disinfectors, deodorizers and/or fans.

Embedded Platform

In addition, Kronos has developed an air filtration and purification mechanism capable of performing to HEPA quality standards, while eliminating bacteria and viruses. The Company believes that Kronos devices could replace current HEPA filters with a permanent, easily cleaned, low-cost solution. Among the technical advantages of the Kronos technology over HEPA filters is the ability of the Kronos-based devices to eliminate the energy burden on air handling systems, which must generate high levels of backpressure necessary to move air through HEPA-based systems. Kronos-based devices enhance the air flow, while providing better than HEPA level filtration and purification. Kronos is seeking one or more strategic partners to commercialize, market and distribute Kronos based commercial embedded air filtration and purification devices.

Market Segmentation

Kronos' initial business development strategy was to develop and produce products based on the Kronos technology to six distinct air quality market segments: (1) air movement and purification (residential, health care, hospitality, and commercial facilities); (2) embedded cooling and cleaning (electronic devices and medical equipment); (3) air purification for unique spaces (clean rooms, airplanes, automotive, and cruise ships); (4) specialized military (naval vessels, closed vehicles and mobile facilities); (5) industrial scrubbing (produce storage and diesel and other emissions); and (6) hazardous gas destruction (incineration and chemical facilities).

Patents and Intellectual Property

Kronos has received notification that fifteen of its patent applications have been allowed for issuance by the United States Patent and Trademark Office and six of its international patent applications have been allowed for issuance by the Canadian Intellectual Property Office, the Commonwealth of Australia Patent Office and the Mexican Institute of Industrial Property. These patents are considered utility patents which describe fundamental innovations in the generation, management and control of electrostatic fluids, including air movement, filtration and purification. Each of the patents contain multiple part claims for both general principles as well as specific designs for incorporating the Kronos technology into air movement, filtration and purification products. The patents provide protection for both specific product implementations of the Kronos technology, as well as more general processes for applying the unique attributes and performance characteristics of the technology.

U.S. Patents

Date	U.S. Patent #	Patent Title	Description	Protection
2008		Fluid Flow	including an array of corona
electrodes discharge electrodes
and an array of acceleration flow
August	7,262,564	Alternative	geometry, voltage ratios	2024
2007		Geometries and	and power requirements
		Voltage Supply	for improved operational
		Management	performance
July	7,248,003	Electric Field	effective electric field	2025
2007		Management	management for reduced
sparking
October	7,122,070	Method of and	inertialess power supply for	2025
2006		Apparatus for	safe operation and spark
		Electrostatic Fluid	prevention
Acceleration
July	7,150,780	Electrostatic Air	method for improving the	2024
2006		Cleaning Device	efficiency of electrodes for
filtering micron and sub-
micron size particles
May	7,053,565	Electrostatic Fluid	effective powering of the	2024
2006		Accelerator - Power	electrodes for high level of
		Management	air velocity
November	6,963,479	Electrostatic Fluid	advanced voltage management	2023
2005		Accelerator -	impacts air filtration and
		Advanced Geometries	sterilization, air flow and
ozone as well as safe operation
and spark prevention

August	6,937,455	Spark Management	analysis, detection and	2022
2005		Method and Device	prevention of sparks in a
			high voltage field -
			creating safe, effective
			electrostatic technology
			Products

May	6,888,314	Electrostatic Fluid	electrode design geometries	2022
2005		Accelerator -	and attributes including
		Electrode Design	micro channeling to achieve
		Geometries	unique air movement and

purification performance
April	6,727,657	Electrostatic Fluid	synchronization of multiple	2022
2004		Accelerator for and	stages of arrays -
		a Method of	increasing air flow and air
		Controlling Fluid	flow efficiency
December	6,664,741	Method of and	ratio of voltage for	2022
2003		Apparatus for	producing ion discharge to
		Electrostatic Fluid	create air movement and
		Acceleration Control	base level filtration
of a Fluid Flow
January	6,504,308	Electrostatic Fluid	electrode density core for	2019
2003		Accelerator	producing ion discharge to
create air movement and
base level filtration

International Patents

Kronos intends to continue to aggressively file patent applications in the U.S. and internationally. On July 13, 2020 Kronos filed for provisional us patent protection for new antibacterial face mask with cellphone radiation protection features.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements of the Company include those of the Company and its subsidiary for the periods in which the subsidiary was owned/held by the Company. All significant intercompany accounts and transactions have been eliminated in the preparation of the consolidated financial statements. At June 30, 2021 and 2020, respectively, the Company had only one subsidiary, Kronos Advanced Technologies, Inc.

Accounting Estimates

The preparation of financial statements in conformity with Generally Accepted Accounting Principles (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include assumptions made in estimated useful lives of property and equipment, assumptions inherent in a purchase price allocation, accruals for potential liabilities, certain assumptions used in deriving the fair value of derivative liabilities, share-based compensation, and beneficial conversion feature of notes payable, and realization of deferred tax assets.

Stock-Based Compensation

The Company periodically issues stock options and warrants to employees and non-employees in non-capital raising transactions for services and for financing costs. The Company accounts for stock option and warrant grants issued and vesting to employees based on the authoritative guidance provided by the Financial Accounting Standards Board whereas the value of the award is measured on the date of grant and recognized over the vesting period. The Company accounts for stock option and warrant grants issued and vesting to non-employees in accordance with the authoritative guidance of the Financial Accounting Standards Board whereas the value of the stock compensation is based upon the measurement date as determined at either a) the date at which a performance commitment is reached, or b) at the date at which the necessary performance to earn the equity instruments is complete. Non-employee stock-based compensation charges generally are amortized over the vesting period on a straight-line basis. In certain circumstances where there are no future performance requirements by the non-employee, option grants are immediately vested and the total stock- based compensation charge is recorded in the period of the measurement date.

The fair value of the Company's common stock option and warrant grants is estimated using the Black-Scholes option pricing model, which uses certain assumptions related to risk-free interest rates, expected volatility, expected life of the common stock options, and future dividends. Compensation expense is recorded based upon the value derived from the Black-Scholes option pricing model and based on actual experience. The assumptions used in the Black-Scholes option pricing model could materially affect compensation expense recorded in future periods.

Fair Value of Financial Instruments

The Company follows paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments and paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.
Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.
Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amount of the Company’s derivative liability of $302,055 and $1,679,276 as of June 30, 2021 and June 30, 2020, respectively and was based on Level 3 measurements.

The carrying amounts of the Company’s other financial assets and liabilities, such as cash, prepaid expense, accounts payable and accrued payables and notes payable, approximate their fair values because of the short maturity of these instruments.

Acquisitions and Business Combinations

The Company allocates the fair value of purchase consideration to the tangible assets acquired, liabilities assumed, and separately identified intangible assets acquired based on their estimated fair values. The excess of the fair value of purchase consideration over the fair values of these identifiable assets and liabilities is recorded as goodwill. Such valuations require management to make significant estimates and assumptions, especially with respect to intangible assets. Significant estimates in valuing certain intangible assets include, but are not limited to, future expected cash flows from, acquired technology, trademarks and trade names, useful lives, and discount rates. Management’s estimates of fair value are based upon assumptions believed to be reasonable, but which are inherently uncertain and unpredictable and, as a result, actual results may differ from estimates. During the measurement period, which is one year from the acquisition date, we may record adjustments to the assets acquired and liabilities assumed, with the corresponding offset to goodwill. Upon the conclusion of the measurement period, any subsequent adjustments are recorded to earnings.

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the consolidated statements of operations. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within 12 months of the balance sheet date.

Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Accounts Receivable

All of the Company’s accounts receivable balance is related to trade receivables. Trade accounts receivable are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts, if any, is the Company’s best estimate of the amount of probable credit losses in its existing accounts receivable. The Company will maintain allowances for doubtful accounts, estimating losses resulting from the inability of its customers to make required payments for products. Accounts with known financial issues are first reviewed and specific estimates are recorded. The remaining accounts receivable balances are then grouped into categories by the number of days the balance is past due, and the estimated loss is calculated as a percentage of the total category based upon past history. Account balances are charged off against the allowance when it is probable that the receivable will not be recovered.

Net Income (Loss) Per Share

Basic earnings (loss) per share is computed using the weighted-average number of common shares outstanding during the period. Diluted earnings (loss) per share is computed using the weighted-average number of common shares and the dilutive effect of contingent shares outstanding during the period. Potentially dilutive contingent shares, which primarily consist of convertible notes, stock issuable to the exercise of stock options and warrants have been excluded from the diluted loss per share calculation because their effect is anti-dilutive.

Segments

The Company determined its reporting units in accordance with ASC 280, “Segment Reporting” (“ASC 280”). Management evaluates a reporting unit by first identifying its’ operating segments under ASC 280. The Company then evaluates each operating segment to determine if it includes one or more components that constitute a business. If there are components within an operating segment that meet the definition of a business, the Company evaluates those components to determine if they must be aggregated into one or more reporting units. If applicable, when determining if it is appropriate to aggregate different operating segments, the Company determines if the segments are economically similar and, if so, the operating segments are aggregated.

Management has determined that the Company has one consolidated operating segment. The Company’s reporting segment reflects the manner in which its chief operating decision maker reviews results and allocates resources. The Company’s reporting segment meets the definition of an operating segment and does not include the aggregation of multiple operating segments.

Property and Equipment

Property and equipment are recorded at cost. Depreciation is provided over the estimated useful lives of the assets, which range from three to seven years. Expenditures for major renewals and betterments that extend the original estimated economic useful lives of the applicable assets are capitalized. Expenditures for normal repairs and maintenance are charged to expense as incurred. The cost and related accumulated depreciation of assets sold or otherwise disposed of are removed from the accounts, and any gain or loss is included in operations.

Digital Assets Translations and Remeasurements

Digital Assets are included in current assets in the consolidated balance sheets. Digital Assets are recorded at cost less impairment.

An intangible asset with an indefinite useful life is not amortized but assessed for impairment annually, or more frequently, when events or changes in circumstances occur indicating that it is more likely than not that the indefinite-lived asset is impaired.

Impairment exists when the carrying amount exceeds its fair value. In testing for impairment, the Company has the option to first perform a qualitative assessment to determine whether it is more likely than not that an impairment exists. If it is determined that it is not more likely than not that an impairment exists, a quantitative impairment test is not necessary. If the Company concludes otherwise, it is required to perform a quantitative impairment test. To the extent an impairment loss is recognized, the loss establishes the new cost basis of the asset. Subsequent reversal of impairment losses is not permitted.

Realized gain (loss) on sale of Digital Assets are included in other income (expense) in the consolidated statements of operations.

The Company assesses impairment of Digital Assets quarterly if the fair value of digital assets is less than its cost basis. The Company recognizes impairment losses on Digital Assets caused by decreases in fair value using the average U.S. dollar spot price of the related Digital Asset as of each impairment date. Such impairment in the value of Digital Assets is recorded as a component of costs and expenses in our consolidated statements of operations. There were no impairment losses related to Digital Assets during the period ended September 30, 2021.

Intangibles

The Company uses assumptions in establishing the carrying value, fair value and estimated lives of the Company’s long-lived assets and goodwill. The criteria used for these evaluations include management's estimate of the assets’ continuing ability to generate positive income from operations and positive cash flow in future periods compared to the carrying value of the asset, the strategic significance of any identifiable intangible asset in its business objectives, as well as the market capitalization of the Company. Cash flow projections used for recoverability and impairment analysis use the same key assumptions and are consistent with projections used for internal budgeting, and for lenders and other third parties. If assets are considered to be impaired, the impairment recognized is the amount by which the carrying value of the assets exceeds the fair value of the assets. Useful lives and related amortization or depreciation expense are based on the Company’s estimate of the period that the assets will generate revenues or otherwise be used by Kronos. Factors that would influence the likelihood of a material change in the Company’s reported results include significant changes in the assets’ ability to generate positive cash flow, loss of legal ownership or title to the asset, a significant decline in the economic and competitive environment on which the asset depends, significant changes in the Company’s strategic business objectives, and utilization of the asset.

Income Taxes

Income taxes are accounted for in accordance with the provisions of Statement of Financial Accounting Standards ("SFAS") No. 109. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amounts expected to be realized, but no less than quarterly. Currently the company has not valued any NOL because of the expectation that it will not be used.

Research and Development Expenses

Costs related to research and development are charged to research and development expense as incurred.

Revenue Recognition

The Company accounts for revenues in accordance with Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers. The underlying principle of ASC 606 is to recognize revenue to depict the transfer of goods or services to customers at the amount expected to be collected. ASC 606 creates a five-step model that requires entities to exercise judgment when considering the terms of contract(s), which includes (1) identifying the contract(s) or agreement(s) with a customer, (2) identifying our performance obligations in the contract or agreement, (3) determining the transaction price, (4) allocating the transaction price to the separate performance obligations, and (5) recognizing revenue as each performance obligation is satisfied. Under ASC 606, revenue is recognized when performance obligations under the terms of a contract are satisfied, which occurs for the Company upon shipment or delivery of products or services to our customers based on written sales terms, which is also when control is transferred. Revenue is measured as the amount of consideration we expect to receive in exchange for transferring the products or services to a customer.

Recently Issued Accounting Pronouncements

In February 2016, the FASB issued ASU No. 2016-02, Leases. This ASU establishes a right-of-use model that requires a lessee to record a right-of-use asset and a lease liability on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement. This ASU and all the related amendments are effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. The Company adopted this guidance in the first quarter of fiscal 2020, the quarter ended September 30, 2019, using the optional transitional method afforded under ASU No. 2018-11, Leases (Topic 842): Targeted Improvements. Results for reporting periods beginning after the adoption date are presented under Topic 842, while prior period amounts are not adjusted and continue to be reported in accordance with the Company’s historic accounting under ASC 840 (see Note 7 - Leases).

The Company elected and applied the available transition practical expedients. By electing these practical expedients, the Company did:

a.	not reassess whether expired or existing contracts contain leases under the new definition of a lease;
b.	not reassess lease classification for expired or existing leases; and
c.	not reassess whether previously capitalized initial direct costs would qualify for capitalization under Topic 842.

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. The amendments in this ASU replace the incurred loss impairment methodology in current GAAP with a methodology that reflects expected credit losses and requires consideration of a broader range of reasonable and supportable information to inform credit loss estimates. This ASU is effective for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2019. In November 2018, the FASB issued ASU No. 2018-19, Codification Improvements to Topic 326, Financial Instruments - Credit Losses. The amendments in this ASU align the implementation date for nonpublic entities’ annual financial statements with the implementation date for their interim financial statements. In addition, the amendment clarifies that receivables arising from operating leases are not within the scope of Subtopic 326-20; instead impairment of receivables arising from operating leases should be accounted for in accordance with Topic 842: Leases. This ASU is effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. In April 2019, the FASB issued ASU No. 2019-04, Codification

Improvements to Topic 326, Financial Instruments - Credit Losses, Topic 815, Derivatives and Hedging, and Topic 825 Financial Instruments. The amendments in this ASU further clarify certain aspects of ASU No. 2016-13. For entities that have not yet adopted ASU No. 2016-13, this ASU is effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. In May 2019, the FASB issued ASU No. 2019-05, Financial Instruments - Credit Losses (Topic 326): Targeted Transition Relief. The amendments in this ASU provide transition relief for ASU No. 2016-13 by providing an option to irrevocably elect the fair value option for certain financial assets measured at an amortized cost basis. For entities that have not yet adopted ASU No. 2016-13, this ASU is effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. The Company is currently evaluating the impact this ASU will have on its financial statements and related disclosures.

Other recent accounting pronouncements issued by the FASB, including its Emerging Issues Task Force, the American Institute of Certified Public Accountants and the SEC did not or are not believed by management to have a material impact on the Company’s present or future consolidated financial statement presentation or disclosures.

NOTE 3 - REALIZATION OF ASSETS AND GOING CONCERN

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company has sustained losses from operations in recent years, and such losses have continued through the current quarter ended December 31, 2021. In addition, the Company has used, rather than provided, cash in its operations. The Company has attempted during the period to use its resources to commercialize its technology and develop viable commercial products and to provide for its working capital needs.

In view of the matters described in the preceding paragraph, recoverability of a major portion of the asset amounts shown in the accompanying balance sheet is dependent upon continued operations of the Company, which in turn is dependent upon the Company's ability to meet its financing requirements on a continuing basis, to maintain present financing and to succeed in its future operations. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

NOTE 4. ACQUSITION OF CERTAIN ASSETS

On October 1, 2019, the Company entered into an operating assets purchase agreement wherein the Company acquired three check cashing kiosks operating in the United States. The purchase price for the assets was $250,000 in the form of a convertible note payable. (See Note 6.)

On June 30, 2021, the Company completed an acquisition that begun on June 18, 2020, wherein the Company acquired an electronic manufacturing facility, all intellectual property belonging to the seller regarding the facility, and all manufacturing equipment within the facility located in Parkersburg, WV. The purchase price for the assets was $5,800,000 in the form of partial cash payment ($2,610,000) with the remainder paid in shares totaling $3,190,000.

Kronos has purchased a turn-key manufacturing campus centrally located in the USA in a Federal Opportunity Zone. This factory is situated on 10.5 acres of land with three buildings: the Main Manufacturing Facility, Auxillary Facility, and Warehouse totaling 85,000 square feet. This acquisition included Machinery and Equipment, Intellectual Property, Infrastructure, IT assets, and planned initial Renovations. The closing of this acquisition is pending facility improvements and is scheduled to be completed before year's end. This acquisition is a Critical-To- Success Tactic for Kronos in our pursuit of manufacturing our products "In America by Americans" (Transition To America initiative) and executing our Touchless Manufacturing Initiative.

NOTE 5 – INVENTORY VALUATION AND PREPAID EXPENSES

As of December 31, 2021, Kronos has $235,259 worth of inventory stored partially in their newly acquired manufacturing facility in West Virginia and partially in other 3PL warehouse distribution locations. Majority of their inventory consists of air purifiers and other related products to sell to consumers. Kronos values their inventory based on FIFO (First-In-First-out) accounting method.

As of December 31, 2021, there are no prepaid expenses.

NOTE 6 - INTANGIBLES

Intangible assets consisted of the following on December 31, 2021

Developed and purchased patent technology includes developed technology as well as property that was acquired in the Kronos acquisition. See Note 1. Management had assessed that the value is not more than $10,000 and the patents were written down to that amount in 2009.

Intellectual property includes IT software, computer programming software, and other such intangibles assets acquired during the acquisition of the West Virginia manufacturing facility deal.

Intangible assets will be amortized on a straight-line basis over 10 years once operations increase.

NOTE 7 – CONVERTIBLE NOTES PAYABLE

On December 31, 2018, the Company issued a convertible promissory note in the amount of $1,000,000. The note is due on December 31, 2023 and bears interest at 5% per annum. The loan and any accrued interest may be converted into shares of the Company’s common stock at a rate of 80% multiplied by the average of the three lowest trading price during the previous ten (10) day trading period ending on the latest completed trading day prior to the conversion date. Pursuant to current accounting guidelines, the Company recorded a note discount of $1,000,000 to account for the note’s derivative liability. In addition, the Company recorded an amount of discount in excess of the note principal of $250,000 that was expensed as a financing cost.

On June 30, 2021, The Company converted the entirety of the note into shares eliminating the liability of this note completely.

On October 1, 2019, the Company issued a convertible promissory note in the amount of $250,000. The note is due on October 1, 2024, and bears interest at 5% per annum. The loan and any accrued interest may be converted into shares of the Company’s common stock at a rate of 80% multiplied by the average of the three lowest trading price during the previous ten (10) day trading period ending on the latest complete trading day prior to the conversion date. Pursuant to current accounting guidelines, the Company recorded a note discount of $250,000 to account for the note’s derivative liability. In addition, the Company recorded an amount of discount in excess of the note principal of $62,500 that was expensed as a financing cost.

During the period ended December 31, 2021, the Company amortized $12,500 of debt discount, and as of December 31, 2021, the balance of the unamortized debt discount was $150,000.

In April and June 2020, the Company issued four convertible promissory notes with investors totaling $137,500. These convertible notes payable are due one year from issuance, with interest at 5% per annum and are convertible at 80% multiplied by the Market Price (representing a discount rate of 20%). Market Price is defined as the average of the lowest three (3) trading prices for the common stock during the ten (10) trading day period ending one trading day prior to the date the conversion. Pursuant to current accounting guidelines, the Company recorded a note discount of $137,500 to account for the note’s derivative liability. In addition, the Company recorded an amount of discount in excess of the note principal of $48,177 that was expensed as a financing cost.

On July 21, 2020, the Company issued a convertible promissory note in the amount of $100,000. The note is due on July 21, 2021, and bears interest at 5% per annum. The loan and any accrued interest may be converted into shares of the Company’s common stock at a rate of 80% multiplied by the average of the three lowest trading price during the previous three (3) day trading period ending on the latest complete trading day prior to the conversion date.

NOTE 8 LONG TERM LIABILITIES

On June 17th, 2021, West Virginia Economic Development and Authority (WVEDA) approved in a meeting of its board of directors to grant Kronos a loan with the aggregate principal amount not to exceed $2,610,000. This is to be considered a loan as part of the acquisition of the manufacturing facility in West Virginia. This loan is to serve as a cash payment for the acquisition of the manufacturing facility as part of the agreement. The loan is broken down into real estate improvement loan and equipment loan with repayment terms of 15 years and 10 years respectively.

Interest rates for the two notes are as follows:

1.Loan #1: This loan shall bear interest fixed as of the third business day prior to closing equal to the rate of the 20 Year US Treasury Note rate plus 0.75%. This loan has a floor (minimum) interest rate of 2. 75% and shall be adjustable every five years.

2.Loan #2: This loan shall bear interest fixed as of the third business day prior to closing equal to the rate of the Wall Street Journal Prime rate multiplied by 0.75%. This loan has a floor (minimum) interest rate of 2.75%.

Note 9- Derivative Liability

The FASB has issued authoritative guidance whereby instruments which do not have fixed settlement provisions are deemed to be derivative instruments. Certain warrants issued to investors and conversion features of notes payable did not have fixed settlement provisions because either their exercise prices will be lowered if the Company issues securities at lower prices in the future or the conversion price is variable. In addition, since the number of shares to be issued is not explicitly limited, the Company is unable to conclude that enough authorized and unissued shares are available to share settle the conversion option. In accordance with the FASB authoritative guidance, the conversion feature of the notes was separated from the host contract (i.e., the notes) and the fair value of the warrants have been recognized as a derivative and will be re-measured at the end of every reporting period with the change in value reported in the statement of operations.

The derivative liabilities were valued at the following dates using a Binomial Lattice Model with the following average assumptions:

December 31, 2021		September 30, 2021
Stock Price	$0.0203	$0.0441
Risk free interest rate	0.46	0.46
Expected Volatility	424	424
Expected life in years	2.25 -3.00	2.50-3.25
Expected dividend yield	0	0

Fair Value – Warrants	$0	$0
Fair Value – Note Conversion Feature	302,055	302,055
Total	$302,055	$302,055

The risk-free interest rate was based on rates established by the Federal Reserve Bank. The Company uses the historical volatility of its common stock to estimate the future volatility for its common stock. The expected life of the derivative securities was determined by the remaining contractual life of the derivative instrument. For derivative instruments that already matured, the Company used the estimated life. The expected dividend yield was based on the fact that the Company has not paid dividends to its common stockholders in the past and does not expect to pay dividends to its common stockholders in the future.

NOTE 10 – LEASES

The Company owns its offices as of December 31, 2021.

NOTE 11 – LEGAL PROCEEDINGS

The company had several lawsuits from 2008 and prior. These have all run their course as far as the statute of limitations is concerned. It is the opinion of management that no debts exist as of December 31, 2021.

From time to time, the Company may be subject to routine litigation, claims or disputes in the ordinary course of business. The Company defends itself vigorously in all such matters. In the opinion of management, no pending or known threatened claims, actions or proceedings against the Company are expected to have a material adverse effect on its financial position, results of operations or cash flows. However, the Company cannot predict with certainty the outcome or effect of any such litigation or investigatory matters or any other pending litigations or claims. There can be no assurance as to the ultimate outcome of any such lawsuits and investigations. The Company will record a liability when it believes that it is both probable that a loss has been incurred and the amount can be reasonably estimated. The Company periodically evaluates developments in its legal matters that could affect the amount of liability that it has previously accrued, if any, and makes adjustments as appropriate. Significant judgment is required to determine both the likelihood of there being, and the estimated amount of, a loss related to such matters, and the Company’s judgment may be incorrect. The outcome of any proceeding is not determinable in advance. Until the final resolution of any such matters that the Company may be required to accrue for, there may be an exposure to loss in excess of the amount accrued, and such amounts could be material.

NOTE 12 - MAJOR CUSTOMERS

As of December 31, 2021, Kronos’ major customers are Walmart.com and School Districts.

NOTE 13 - SEGMENTS OF BUSINESS

The Company operates principally in one segment of business: the Kronos segment licenses, manufactures, and distributes air movement and purification devices utilizing the Kronos technology. The Company operates primarily in the United States of America and Israel.

NOTE 14 - RELATED PARTIES

N/A

NOTE 15 - STOCKHOLDERS' EQUITY/ (DEFICIT)

During the period ended December 31, 2021, no new shares have been issued.

NOTE 16 - SUBSEQUENT EVENTS

As of December 31, 2021, Kronos Advanced Technologies has engaged with Israeli investment bankers to raise funds from European and Asian investors for upwards of $10M in investments. No shares have been issued thus far, however major progress is on the rise. In addition, Kronos ATI has drafted their form S-1 to raise funds in preparation for entrance into the NASDAQ exchange. The Company is obligated to issue 1,000,000 shares to Cukierman Investment House.

On March 11, 2022, Kronos Advanced Technologies terminated its acquisition agreement of Zyppah Inc. and 90,000,000 shares were canceled and returned to treasury.

MANAGEMENT’S DISCUSSION AND ANALYSIS

The statements contained in this report that are not statements of historical fact, including without limitation, statements containing the words “believes,” “expects,” “anticipates” and similar words, constitute forward-looking statements that are subject to a number of risks and uncertainties. From time to time we may make other forward-looking statements. Investors are cautioned that such forward-looking statements are subject to an inherent risk that actual results may materially differ as a result of many factors, including the risks discussed from time to time in this report, including the risks described under “Risk Factors” in this Prospectus.

Our discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of certain assets and liabilities, certain disclosures at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Significant estimates affecting the financial statements have been prepared on the basis of the most current and best available information. However, actual results from the resolution of such estimates and assumptions may vary from those used in the preparation of the financial statements.

Background

We were originally incorporated under the laws of the State of Utah on September 17, 1980, as Penguin Petroleum, Inc.  Penguin Petroleum Inc.'s stockholders approved a name change on October 6, 1982, to Petroleum Corporation of America, Inc. On December 29, 1996, stockholders approved a reorganization whereby they exchanged their stock on a one-for-one basis with Technology Selection, Inc., a Nevada corporation.  Technology Selection, Inc.'s shares began trading on the Over-the-Counter Bulletin Board on August 28, 1996, under the symbol "TSET”.  On November 19, 1998, Technology Selection, Inc. changed its name to TSET, Inc.  Effective January 12, 2002, we began doing business as Kronos Advanced Technologies, Inc.; and, as of January 18, 2002, we changed our ticker symbol to “KNOS”.

Our operations beginning in 2002 focused on the research and development of air movers. Over time, we migrated into a consumer air purification business. We began as a product research and development company whose investigations were focused and the development of new technologies that significantly changed the way air was moved, filtered, and sterilized. Our technologies, designed to revolutionize the Indoor Air Quality (IAQ) market, uses state-of-the-art, high voltage patented processes, thereby eliminating the need for traditional porous HEPA filters. We originally focused on developing and licensing our technologies. However, over time we decided to leverage our technologies, patents, and intellectual properties to manufacture and sell our own air cleaning products.

Our technology is currently offered in the form of multiple products designed to move, sterilize, filter, and purify the air for businesses, homes, vehicles, and even individuals themselves. On a broader basis, the additional markets that could immediately be impacted using standalone, embedded KRONOS® CORE technology-based devices include schools, universities, healthcare facilities, operating rooms, manufacturing clean-rooms, personal automobiles, buses, taxis, and commercial aircraft cabins.

Results of Operations

Comparative Overview and Financial Condition, for the Years Ended June 30, 2021 and 2020.

Going Concern

The Company sustained continued operating losses during the years ended June 30, 2021 and 2020 of $1,918,225 and $136,875 respectively. The Company’s continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations, in which it has not been successful, and/or obtaining additional financing from its shareholders or other sources, as may be required.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern; however, the above conditions raise substantial doubt about the Company’s ability to do so. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets, or the amounts and classifications of liabilities that may result, should the Company be unable to continue as a going concern.

Management is endeavoring to expand revenue-generating operations. While priority is on generating cash from operations through the sale of the Company’s products, management is also seeking to raise additional working capital through various financing sources, including the sale of the Company’s equity and/or debt securities, which may not be available on commercially reasonable terms, if at all. If such financing is not available on satisfactory terms, we may be unable to continue our business as desired and our operating results will be adversely affected. In addition, any financing arrangement may have potentially adverse effects on us and/or our shareholders. Debt financing (if available and undertaken) will increase expenses, must be repaid regardless of operating results, and may involve restrictions limiting our operating flexibility. If we issue equity securities to raise additional funds, the percentage ownership of our existing shareholders will be reduced, and the new equity securities may have rights, preferences, or privileges senior to those of the current holders of our shares of Common Stock.

Results of Operations

The following table sets forth the audited results of our operations for the years ended June 30, 2021 and 2020.

	2021	2020
Net Sales	$503,742	$41,215
Cost of goods sold:	276,083	6,756
Gross profit	227,658	34,459
Operating Expenses	2,145,883	171,344

Loss from operations	(1,918,225)	(136,875)
Other expense	(544,578)	356,568
Net Loss	$(1,373,647)	$(493,443)

Operating Results

Fiscal Year Ended June 30, 2021 Compared to June 30, 2020

Our sales totaled $503,742 for the year ended June 30, 2021 and $41,215 for the year ended June 30, 2020. The increase is primarily related to an increase in units sold due to increased consumer interest in air purification products, and increased marketing of our products during the COVID-19 pandemic. In 2020, the COVID-19 pandemic had an impact on worldwide manufacturing, supply and sales and affected our ability to sell inventory.

Cost of sales and gross margins for the year ended June 30, 2021 and for the year ended June 30, 2020 were $276,083 and $6,756 respectively. Our cost of sales consists of the cost of parts, materials, distribution, shipping, tariffs, and customs expenses. The increase in gross margin is primarily attributed to an increase in manufacturing and selling in 2021.

The following table sets forth the operating expenses for the years ended June 30, 2021 and 2020:

	2021	2020	Change

Advertising & Marketing	$40,343	$1,451	$38,892
Freight and Shipping	$55,143	$930	$54,213
Regulatory Fees	$17,251	$18,661	$(1,410)
Consulting fees	$1,918,210	$0	$1,198,210
Professional fees	$62,189	$9,455	$52,734
Other General and Administrative	$52,697	$140,847	$(88,150)
	$2,145,883	$171,344	$1,974,489

General and administrative expenses consist primarily of consulting expenses, shipping, commissions, professional fees, sales and marketing, research and development and other operating expenses. General and administrative expenses totaled $2,145,833 for the year ended June 30, 2021 and $171,344 for the year ended June 30, 2020, an increase of $1,974,489 or about 1152%. The change is primarily due to increases in consulting fees of $1,918,210. The increase in consulting and professional fees relates primarily to costs associated with initiatives to relocate parts sourcing and manufacturing operations from China to the United States and securing the establishment of the West Virginia facility.

Consulting expenses generally include analysis of our business plans, and the development of findings, conclusions and recommendations concerning technical disciplines and industry specific knowledge. Specifically, consulting services involve the identification of Company objectives, fact-finding, determining problems or opportunities, and evaluating alternatives, formulating actions and follow up. The share compensation was issued as director and officer compensation. Our consultants provide counsel, based mostly, if not entirely, on existing personal knowledge about us, our business and circumstances and the technical matters involved. Our consultants help us develop findings, conclusions, and evaluate recommendations for our decision-making process.

As a result of the foregoing, we recorded a net loss of $1,373,647 for the year ended June 30, 2021, compared to a net loss of $493,443 for the year ended June 30, 2020. The increase in net loss is primarily attributed to the increase in consulting fees, selling, general and administrative expenses.

Liquidity and Capital Resources

During the year ended June 30, 2021, our cash and cash equivalents increased by $9,785 reflecting net proceeds from change in value of derivative liability, amortization of debt discount and investments in the relocation of parts sourcing and manufacturing operations. At June 30, 2021, the Company had a working capital deficit of $267,309 and cash on hand of $19,320. At June 30, 2020, the Company had a working capital deficit of $2,103,302 and cash on hand of $19,381. During the year ended June 30, 2021 our working capital deficit decreased $1,835,993.

Until such time as we become profitable, we will be required to obtain additional financing or capital investments in order to maintain and expand our operations and take advantage of future business opportunities. Obtaining additional financing will be subject to, among other factors, market conditions, industry trends, investor sentiment and investor acceptance of our business plan and management. These factors may make the timing, amount, terms, and conditions of additional financing unattractive or unavailable to us. There are no assurances that we will be able to raise cash from equity or debt financing efforts or that, even if raised, such cash would be sufficient to satisfy our anticipated capital requirements. Further, there is no assurance concerning the terms on which such capital might be available. Failure to obtain financing sufficient to meet our anticipated capital requirements could have a material adverse effect on our business, operating results, and financial condition.

Operating Activities

Net Loss totaled ($1,373,646) for the year ended June 30, 2021 as compared to net losses of ($493,443) for the year ended June 30, 2020. The increase in cash flows used in operating activities is primarily the result of increased costs related to Company operations, including costs associated with an increase in consulting fees, interest expense and the amortization of debt discount.

Financing Activities

Cash flows provided from financing activities totaled $0 for the year ended June 30, 2021, as compared to $145,618 for the year ended June 30, 2020. The cash flows provided in the 2020 period are primarily the result of the following cash inflows:

$137,500 in net proceeds from convertible promissory notes

$8,150 in net proceeds from operating loan

Investment Activities

On December 31 2018, the Company acquired 600 million digital tokens from First Bitcoin Capital, LLC, an unrelated party, in exchange for a convertible promissory note in the amount of one million dollars. On March 30, 2021, First Bitcoin assigned the promissory note to ANI Holdings, Pty. Ltd., an unrelated third party, granting rights to convert the note into unregistered restricted common stock of the Company. Subsequently ANI Holdings, Pty. Ltd. converted the note into 23,550,100 shares of the Company, terminating the underlying obligation.

On March 22, 2021, the Company formed DogeSPAC, LLC in Puerto Rico as a wholly owned subsidiary. In April and May, 2021, the Company decided to no longer hold or acquire significant amounts of digital assets and began a process whereby the resulting 600,000,000 Dogecoin Cash tokens would be transferred in a spin off transaction to DogeSPAC, LLC, in exchange for DogeSPAC, LLC issuing to all our shareholders one restricted unit in DogeSPAC, LLC for each share of our common stock.  The spin off and unit dividend were completed on June 15, 2021 based on the record date and subsequently paid to all shareholders.  The Company is therefore no longer an affiliate of DogeSPAC, LLC and does not maintain any ownership or control over it..

Prior to the Company’s spin off transaction, its Dogecoin balances for 2021 were as follows:

Date	Coins sold	Avg trading price	Selling Price	Cost/Price	Gain (Loss)
2/3/21	353	0.0329	$ 11.6137	12	$ (0.50)
2/5/21	25,528	0.0453	$ 1,156.4184	1097.627324	$ 58.79
2/5/21	19,146	0.0453	$ 867.3138	823.2204932	$ 44.09
2/5/21	20,000	0.0455	$ 910.0000	859.9399281	$ 50.06
2/11/21	30,000	0.0727	$ 2,181.0000	1401.694451	$ 779.31
2/11/21	30,000	0.072	$ 2,160.0000	1401.694451	$ 758.31
5/3/21	10,000	0.4123	$ 4,123.0000	593.057334	$ 3,529.94
5/3/21	10,000	0.5	$ 5,000.0000	593.057334	$ 4,406.94
5/4/21	10,000	0.45	$ 4,500.0000	593.057334	$ 3,906.94
5/6/21	5,000	0.6538	$ 3,269.0000	333.8698893	$ 2,935.13
5/8/21	5,000	0.7	$ 3,500.0000	333.8698893	$ 3,166.13
	165,027				$ 19,635.14

The Company’s crypto currencies noted in the above table consisted of Dogecoin, Bitcoin and Tether. The Company had no material crypto currency transactions in 2020. As of the date of this filing, the Company has the following remaining crypto currencies:

Coin	Balance	BTC Value	U.S. Dollar Value
Tether [Omni Layer]	6281.520	0.16776503	$6279.50
Bitcoin	0.270269	0.270269	$947.02
Tether [ERC20]	63.81719200	0.00170441	$63.80
Dogecoin	7,785.16989	0.000007284	$2,047.54

Convertible Notes Payable

Since December 31, 2018, the Company has issued an aggregate of $1,487,500 of convertible promissory notes. Of this amount $1,250,000 was issued for acquisitions and $237,500 was issued for cash. Of the issued notes, four were paid back prior to maturity. One note is outstanding in the amount of $100,000, which is convertible into common stock, but as of the date of this filing has not been converted. A description of each note follows:

On December 31, 2018, the Company issued a convertible promissory note in the amount of $1,000,000. The note is due on December 31, 2023 and bears interest at 5% per annum. The loan and any accrued interest may be converted into shares of the Company’s common stock at a rate of 80% multiplied by the average of the three lowest trading prices during the previous ten (10) day trading period ending on the latest completed trading day prior to the conversion date. Pursuant to current accounting guidelines, the Company recorded a note discount of $1,000,000 to account for the note’s derivative liability. In addition, the Company recorded an amount of discount in excess of the note principal of $250,000 that was expensed as a financing cost. On June 30, 2021, The Company converted the entirety of the note into shares eliminating the liability of this note completely.

On April 29, 2020, we issued a convertible promissory note to Julius Toth in the amount of $37,500. Mr. Toth is not an affiliate or control person of the Company and is not a related party having a direct or indirect interest in any current or proposed transaction with the Company. The note included interest of 5% per annum. The maturity date was April 29, 2021. The note included rights to convert outstanding principal and interest into shares of our common stock calculated at a discount of 20% to the lowest three trading prices over a ten-day period prior to the date a conversion notice is delivered. We repaid principal and interest on this note prior to the maturity date.

On April 29, 2020, we issued a convertible promissory note to Nina Levy in the amount of $40,000. Ms. Levy is not an affiliate or control person of the Company and is not a related party having a direct or indirect interest in any current or proposed transaction with the Company. The note included interest of 5% per annum. The maturity date was April 29, 2021. The note included rights to convert outstanding principal and interest into shares of our common stock calculated at a discount of 20% to the lowest three trading prices over a ten-day period prior to the date a conversion notice is delivered. We repaid principal and interest on this note prior to the maturity date.

On June 5, 2020, we issued a convertible promissory note to Mark Grossman in the amount of $20,000. Mr. Grossman is not an affiliate or control person of the Company and is not a related party having a direct or indirect interest in any current or proposed transaction with the Company. The note included interest of 5% per annum. The maturity date was June 5, 2020. The note included rights to convert outstanding principal and interest into shares of our common stock calculated at a discount of 20% to the lowest three trading prices over a ten-day period prior to the date a conversion notice is delivered. We repaid principal and interest on this note prior to the maturity date.

On June 8, 2020, we issued a convertible promissory note to Intellicalm, Inc. in the amount of $40,000. Neither Intellicalm, Inc. nor any Intellicalm control person is an affiliate or control person of the Company and are not related parties having a direct or indirect interest in any current or proposed transaction with the Company. The note included interest of 5% per annum. The maturity date was April 29, 2021. The note included rights to convert outstanding principal and interest into shares of our common stock calculated at a discount of 20% to the lowest three trading prices over a ten-day period prior to the date a conversion notice is delivered. We repaid principal and interest on this note prior to the maturity date.

On July 21, 2020, we issued a convertible promissory note to Intellicalm, Inc. in the amount of 100,000. Neither Intellicalm, Inc. nor any Intellicalm control person is an affiliate or control person of the Company and are not related parties having a direct or indirect interest in any current or proposed transaction with the Company. The note included interest of 5% per annum. The maturity date was July 21, 2021. The note included rights to convert outstanding principal and interest into shares of our common stock calculated at a discount of 20% to the lowest three trading prices over a ten-day period prior to the date a conversion notice is delivered. This note remains outstanding.

On October 1, 2019, the Company issued a convertible promissory note in the amount of $250,000 to First Bitcoin Capital, LLC (“First Bitcoin”). Neither First Bitcoin nor any First Bitcoin affiliate are a control person or affiliate of the Company. The note is outstanding and due on October 1, 2024 and bears interest at 5% per annum. The loan and any accrued interest may be converted into shares of the Company’s common stock at a rate of 80% multiplied by the average of the three lowest trading prices during the previous ten (10) day trading period ending on the latest complete trading day prior to the conversion date. Pursuant to current accounting guidelines, the Company recorded a note discount of $250,000 to account for the note’s derivative liability. In addition, the Company recorded an amount of discount in excess of the note principal of $62,500 that was expensed as a financing cost. The note was assigned to ANI Holdings, Pty. Ltd. This note remains outstanding.

On June 17th, 2021, West Virginia Economic Development and Authority (WVEDA) approved in a meeting of its board of directors to grant Kronos two loans with an aggregate principal amount not to exceed $2,610,000. This is to be considered a loan as part of the acquisition of the manufacturing facility in West Virginia. This loan is to serve as a cash payment for the acquisition of the manufacturing facility as part of the agreement. The loan is broken down into a real estate improvement loan and equipment loan with repayment terms of 15 years and 10 years respectively. Interest rates for the two notes are as follows: Loan #1: This loan shall bear interest fixed as of the third business day prior to closing equal to the rate of the 20 Year US Treasury Note rate plus 0.75%. This loan has a floor (minimum) interest rate of 2. 75% and shall be adjustable every five years. Loan #2: This loan shall bear interest fixed as of the third business day prior to closing equal to the rate of the Wall Street Journal Prime rate multiplied by 0.75%. This loan has a floor (minimum) interest rate of 2.75%. As of April 7, 2022, the loans closed by virtue of our purchase of fixed equipment, providing proofs of hazard and flood insurance, title insurance and liability insurance. We also installed all equipment and completed all renovations at the facility.

On January 30, 2020, the World Health Organization declared the COVID-19 outbreak a “Public Health Emergency of International Concern” and on March 10, 2020, declared it to be a pandemic. Actions taken around the world to help mitigate the spread of the COVID-19 include restrictions on travel, and quarantines in certain areas, and forced closures for certain types of public places and businesses. COVID-19, and actions taken to mitigate it, have had, and are expected to continue to have an adverse impact on the economies and financial markets of many countries, including the geographical areas in which the Company operates. While it is unknown how long these conditions will last and what the complete financial effect will be to the company, COVID-19 has had an adverse effect on our business, including our supply chains and distribution systems. While we are taking diligent steps to mitigate disruptions to our supply chain, we are unable to predict the extent or nature of these impacts at this time to our future financial condition and results of operations.

The Company sustained continued operating losses during the years ended December 31, 2021 and 2020. The Company’s continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations, in which it has not been successful, and/or obtaining additional financing from its shareholders or other sources, as may be required.

We are endeavoring to expand revenue-generating operations. Without the funding provided by this registration statement, we estimate that we will be able to continue to conduct operations for 12 months. While our priority is on generating cash from operations through the sale of the Company’s products, management is also seeking to raise additional working capital through various financing sources, including the sale of the Company’s equity and/or debt securities, which may not be available on commercially reasonable terms, if at all. If such financing is not available on satisfactory terms, we may be unable to continue our business for as long or as desired and our operating results will be adversely affected. In addition, any financing arrangement may have potentially adverse effects on us and/or our shareholders. Debt financing (if available and undertaken) will increase expenses, must be repaid regardless of operating results, and may involve restrictions limiting our operating flexibility. If we issue equity securities to raise additional funds, the percentage ownership of our existing shareholders will be reduced, and the new equity securities may have rights, preferences, or privileges senior to those of the current holders of our shares of Common Stock.

Overview and Financial Condition, for the Quarter Ended December 31, 2021 and June 30, 2021

Results of Operations

The following table sets forth the audited results of our operations for the quarter ended December 31, 2021 and the audited year end of June 30, 2021.

	As of December 31, 2021 [Unaudited]	As of June 30, 2021 [Audited]
Net Sales	$22,488	$503,742
Cost of goods sold:	(16,215)	276,083
Gross profit	(6,273)	227,658
Operating Expenses	(51,888)	(2,145,883)

Loss from operations	(58,161)	(1,918,225)
Other expense	16,875	544,378
Net Loss	$(68,763)	$(1,373,647)

Operating Results

Quarter Ended December 31, 2021 Compared to fiscal year end June 30, 2021

Our sales totaled $22,488 for the quarter ended December 31, 2021 and $503,742 for the fiscal year end June 30, 2021. The decrease is primarily related to the COVID-19 pandemic had an impact on worldwide manufacturing, supply and sales and affected our ability to sell inventory, and our focus on moving our manufacturing facility to the United States.

Cost of sales and gross margins for the quarter ended December 31, 2021 and for the fiscal year end June 30, 2021 were $16,215 and $276,083 respectively. Our cost of sales consists of the cost of parts, materials, distribution, shipping, tariffs, and customs expenses. The decrease in gross margin is primarily attributed to a decrease in manufacturing and selling in during the quarter ended December 31, 2021 as we focus on moving our manufacturing facilities to the United States.  Another contributing factor was the COVID-19 pandemic and its impact on worldwide manufacturing, supply, and sales.

General and administrative expenses consist primarily of consulting expenses, shipping, commissions, professional fees, sales and marketing, research and development and other operating expenses. General and administrative expenses totaled for the quarter ended December 31, 2021 of $51,888 and $2,145,883 for the fiscal year end June 30, 2021, a decrease of $2,093,995. The change is primarily due to previous increases in consulting fees related primarily to costs associated with initiatives to relocate parts sourcing and manufacturing operations from China to the United State and securing the establishment of the West Virginia facility.

As a result of the foregoing, we recorded a net loss of $68,763 for the quarter ended December 31, 2021, compared to a net loss of $1,373,647 for the fiscal year end June 30, 2021. The decrease in net loss is primarily attributed to our previous increases in selling, general and administrative expenses during the fiscal year end June 30, 2021.

Liquidity and Capital Resources

During the three months ended December 31, 2021, our cash and cash equivalents were $13,765 compared to $19,320 at for the year end June 30, 2021.

Operating Activities

Net cash used in operating activities totaled ($34,053) for the quarter ended December 31, 2021 as compared to $9,785 for the year end June 30, 2021.

Financing Activities

Cash flows provided from financing activities totaled $62,000 for the quarter ended December 31, 2021 as compared to $0 for the fiscal year end June 30, 2021.

Convertible Notes Payable

Since December 31, 2018, the Company has issued an aggregate of $1,487,500 of convertible promissory notes. Of this amount $1,250,000 was issued for acquisitions and $237,500 was issued for cash. Of the issued notes, four were paid back prior to maturity. One note is outstanding in the amount of $100,000, which is convertible into common stock, but as of the date of this filing has not been converted. A description of each note follows:

On December 31, 2018, the Company issued a convertible promissory note in the amount of $1,000,000. The note is due on December 31, 2023 and bears interest at 5% per annum. The loan and any accrued interest may be converted into shares of the Company’s common stock at a rate of 80% multiplied by the average of the three lowest trading prices during the previous ten (10) day trading period ending on the latest completed trading day prior to the conversion date. Pursuant to current accounting guidelines, the Company recorded a note discount of $1,000,000 to account for the note’s derivative liability. In addition, the Company recorded an amount of discount in excess of the note principal of $250,000 that was expensed as a financing cost. On June 30, 2021, The Company converted the entirety of the note into shares eliminating the liability of this note completely.

On April 29, 2020, we issued a convertible promissory note to Julius Toth in the amount of $37,500. Mr. Toth is not an affiliate or control person of the Company and is not a related party having a direct or indirect interest in any current or proposed transaction with the Company. The note included interest of 5% per annum. The maturity date was April 29, 2021. The note included rights to convert outstanding principal and interest into shares of our common stock calculated at a discount of 20% to the lowest three trading prices over a ten-day period prior to the date a conversion notice is delivered. We repaid principal and interest on this note prior to the maturity date.

On April 29, 2020, we issued a convertible promissory note to Nina Levy in the amount of $40,000. Ms. Levy is not an affiliate or control person of the Company and is not a related party having a direct or indirect interest in any current or proposed transaction with the Company. The note included interest of 5% per annum. The maturity date was April 29, 2021. The note included rights to convert outstanding principal and interest into shares of our common stock calculated at a discount of 20% to the lowest three trading prices over a ten-day period prior to the date a conversion notice is delivered. We repaid principal and interest on this note prior to the maturity date.

On June 5, 2020, we issued a convertible promissory note to Mark Grossman in the amount of $20,000. Mr. Grossman is not an affiliate or control person of the Company and is not a related party having a direct or indirect interest in any current or proposed transaction with the Company. The note included interest of 5% per annum. The maturity date was June 5, 2020. The note included rights to convert outstanding principal and interest into shares of our common stock calculated at a discount of 20% to the lowest three trading prices over a ten-day period prior to the date a conversion notice is delivered. We repaid principal and interest on this note prior to the maturity date.

On June 8, 2020, we issued a convertible promissory note to Intellicalm, Inc. in the amount of $40,000. Neither Intellicalm, Inc. nor any Intellicalm control person is an affiliate or control person of the Company and are not related parties having a direct or indirect interest in any current or proposed transaction with the Company. The note included interest of 5% per annum. The maturity date was April 29, 2021. The note included rights to convert outstanding principal and interest into shares of our common stock calculated at a discount of 20% to the lowest three trading prices over a ten-day period prior to the date a conversion notice is delivered. We repaid principal and interest on this note prior to the maturity date.

On July 21, 2020, we issued a convertible promissory note to Intellicalm, Inc. in the amount of 100,000. Neither Intellicalm, Inc. nor any Intellicalm control person is an affiliate or control person of the Company and are not related parties having a direct or indirect interest in any current or proposed transaction with the Company. The note included interest of 5% per annum. The maturity date was July 21, 2021. The note included rights to convert outstanding principal and interest into shares of our common stock calculated at a discount of 20% to the lowest three trading prices over a ten-day period prior to the date a conversion notice is delivered. This note remains outstanding.

On October 1, 2019, the Company issued a convertible promissory note in the amount of $250,000 to First Bitcoin Capital, LLC (“First Bitcoin”). Neither First Bitcoin nor any First Bitcoin affiliate are a control person or affiliate of the Company. The note is outstanding and due on October 1, 2024 and bears interest at 5% per annum. The loan and any accrued interest may be converted into shares of the Company’s common stock at a rate of 80% multiplied by the average of the three lowest trading prices during the previous ten (10) day trading period ending on the latest complete trading day prior to the conversion date. Pursuant to current accounting guidelines, the

Company recorded a note discount of $250,000 to account for the note’s derivative liability. In addition, the Company recorded an amount of discount in excess of the note principal of $62,500 that was expensed as a financing cost.

On June 17th, 2021, West Virginia Economic Development and Authority (WVEDA) approved in a meeting of its board of directors to grant Kronos two loans with an aggregate principal amount not to exceed $2,610,000. This is to be considered a loan as part of the acquisition of the manufacturing facility in West Virginia. This loan is to serve as a cash payment for the acquisition of the manufacturing facility as part of the agreement. The loan is broken down into a real estate improvement loan and equipment loan with repayment terms of 15 years and 10 years respectively. Interest rates for the two notes are as follows: Loan #1: This loan shall bear interest fixed as of the third business day prior to closing equal to the rate of the 20 Year US Treasury Note rate plus 0.75%. This loan has a floor (minimum) interest rate of 2. 75% and shall be adjustable every five years. Loan #2: This loan shall bear interest fixed as of the third business day prior to closing equal to the rate of the Wall Street Journal Prime rate multiplied by 0.75%. This loan has a floor (minimum) interest rate of 2.75%.

On April 7, 2022, we completed all conditions precedent and the loans closed by our purchase of fixed equipment, providing proofs of hazard and flood insurance, title insurance and liability insurance. We also installed all equipment and completed all renovations at the facility, which resulted in the transfer of title of the real estate to the Company from a "contract of sale" to recorded ownership.

On January 30, 2020, the World Health Organization declared the COVID-19 outbreak a “Public Health Emergency of International Concern” and on March 10, 2020, declared it to be a pandemic. Actions taken around the world to help mitigate the spread of the COVID-19 include restrictions on travel, and quarantines in certain areas, and forced closures for certain types of public places and businesses. COVID-19, and actions taken to mitigate it, have had, and are expected to continue to have an adverse impact on the economies and financial markets of many countries, including the geographical areas in which the Company operates. While it is unknown how long these conditions will last and what the complete financial effect will be to the company, COVID-19 has had an adverse effect on our business, including our supply chains and distribution systems. While we are taking diligent steps to mitigate disruptions to our supply chain, we are unable to predict the extent or nature of these impacts at this time to our future financial condition and results of operations.

For the quarter ended December 31, 2021, we received an operating loan of $62,000.

Related Party Transactions

We follow FASB ASC subtopic 850-10, “Related Party Transactions”, for the identification of related parties and disclosure of related party transactions.

Pursuant to ASC 850-10-20, related parties include: a) affiliates of the Company; b) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; c) trusts for the benefit of employees, such as pension and profit sharing trusts that are managed by or under the trusteeship of management; d) principal owners of the Company; e) management of the Company; f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

Material related party transactions are required to be disclosed in the financial statements, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. The disclosures shall include: a) the nature of the relationship(s) involved; b) a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which statements of operation are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c) the dollar amounts of transactions for each of the periods for which statements of operations are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d) amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

Our corporate headquarters are located at 2501 Garfield Avenue, Parkersburg, WV 26101. We acquired the property in a transaction on June 30, 2021 in an exchange transaction with GX7 Limited, a West Virginia limited partnership, 50% of which is owned by current Chief Operating Officer, Joseph Florence. GX7 received 91,000,000 shares as part of the purchase agreement for our newly owned warehouse facility, which includes our offices as well as 62,400 square feet of infrastructure in place for manufacturing, product design and research and development. Two separate buildings on the property contains 15,900 and 7,500 square feet respectively. A 10-acre paved parking lot is also included.

The 91,000,000 shares issued to GX7 amount represents approximately 13.79% of the issued and outstanding common stock of the Company as of June 30, 2021.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table lists, as of January 10, 2022, the number of shares of common stock of our Company that is beneficially owned by (i) each person or entity is known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all sole officer and director as a group. Information relating to beneficial ownership of the common stock by our principal shareholders and management is based upon each person’s information using “beneficial ownership” concepts under the Securities and Exchange Commission rules. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within sixty (60) days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 749,323,911 shares of our common stock issued and outstanding as of January 10, 2022.

EXECUTIVE AND DIRECTOR COMPENSATION

Officers and Directors

Name and Address (1)	Title of Class	Number of Shares Beneficially Owned	Percent of Class
Michael Rubinov, Director, President, CEO, CFO, Secretary	Common	1,574,325	0.647%
Joseph Florence, Chief Operating Officer	Common	1,669,821	0.687%
Mary Taylor, Director	Common	100,000	0.004%
	Common	0	0.0%
Officers and Directors as a group (3 persons)	Common	3,344,146	1.376%

(1) Addresses for all officers and directors are 2501 Garfield Avenue, Parkersburg, WV 26101.

Beneficial Owners of 5% or More of Our Issued and Outstanding Shares

Name and Address	Title of Class	Number of Shares Beneficially Owned	Percent of Class (2)
GX7 Limited Partnership (1)	Common	91,000,000	12.14%
5% Beneficial Owners as a group	Common	91,000,000	12.14%

(1) Our Chief Operating Officer Mr. Joseph Florence is the control person with voting and dispositive control of GX7 Limited Partnership.

(2) Based on total issued and outstanding shares of 749,323,911 as of January 10, 2022.

The following table represents our compensation to our directors and officers through the end of fiscal year June 30, 2021:

Name and principal position	Year	Salary(1) ($)	Bonus ($)		Stock awards(2) ($)		Option awards ($)		Nonequity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Michael Rubinov	2021	$0	$0			$88,260		0	$0	$0	$0		$88,260
	2020	$0	$0			$39,150		$0	$0	$0	$0		$39,150
	2019	$0	$0			$0		$0	$0	$0	$0		$0

Joseph Florence	2021	$0	$0			$119,777		$0	$0	$0	$0		$119,777
	2020	$0	$0			$8,700		$0	$0	$0	$0		$8,700
	2019	$0	$0		$			$0	$0	$0	$0	$

Mary Taylor	2021	$0		$0		$1,500	$		$0	$0	$0		$1,500
	2020	$0		$0		$4,350	$		$0	$0	$0		$4,350
	2019	$0		$0		$0	$		$0	$0	$0		$0

(1) None of our Directors are compensated in cash, and none have received any cash payments for the previous two fiscal years.

(2) All stock awards valued as of the price per share on the date of issuance.

Summary Compensation Table

The following tables set forth certain information about cash compensation paid, earned, or accrued for services by (i) our Chief Executive Officer, our Directors and (ii) all other executive officers (“Named Executive Officers”):

Michael Rubinov	2021	$—		$—
Director, Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary	2020	$—		$—
	2019	$—		$—

Joseph Florence	2021	$—		$—
	2020	$—	$
Chief Operating Officer	2019	$—		$—

Mary Taylor	2021	$—		$—
	2020	$—		$—
Director	2019	$—		$—

Outstanding Equity Awards at Fiscal Year-End

Name	Option awards					Stock awards
	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares of units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Michael Rubinov	0	0	0	0	0	0	0	0	0

Joseph Florence	0	0	0	0	0	0	0	0	0
Mary Taylor	0	0	0	0	0	0	0	0	0

We have no plan providing for the payment of retirement benefits, or benefits that will be paid primarily following retirement, including but not limited to tax-qualified defined benefit plans, supplemental executive retirement plans, tax-qualified defined contribution plans and nonqualified defined contribution plans.

We have no agreement, plan, or arrangement, whether written or unwritten, with our named executive officers providing for payment(s) following, or in connection with, the resignation, retirement or other termination of a named executive officer, or a change in control of our company or a change in the named executive officer's responsibilities following a change in control, with respect to each named executive officer.

OUR DIRECTORS AND EXECUTIVE OFFICERS

Michael Rubinov – Director, President, Secretary, Chief Executive Officer, Chief Financial Officer; Mr. Rubinov has been an executive in the hi-tech industry for the last 20 years and served in various business roles with global companies Intel, Boeing, NICE Systems as well as with start-up companies in fintech, cyber and telecom markets. Mr. Rubinov holds BSEE (from NYIT), MsCS (Stevens Institute of Technology) and MBA from UK Bradford School of Management.

From 2017 to 2019, Mr. Rubinov served as a business and accounts executive with L&T Technology, a global engineering services firm with its headquarters in India. L&T Technology hired Mr. Rubinov to help establish local presence in Israel. L&T Technology's focus was to offer various engineering services in outsourcing model. Mr. Rubinov’s duties were to penetrate large accounts in Israel, build a local brand via marketing activities and increase sales. With Mr. Rubinov’s help, in 2 years sales increased by approximately 50% from 2 million dollars to $3.5 million dollars, and the firm developed its brand and sales from existing accounts.

From 2020 to date, Mr. Rubinov, age 55, has been our Director, President, Secretary and CEO.

Joseph Florence – Chief Operating Officer; Prior to joining Kronos, Florence, age 59, worked more than 30 years in custom electronics manufacturing, as an owner/founder, as well as running several manufacturing and supply chain solution companies. He was awarded Ernst and Young’s WV Entrepreneur of the Year. Most recently, he directed a 200-person domestic manufacturing technology company directed toward the supply chain globalization of America while improving market share and profitability. Mr. Florence has twenty-five years of experience in entrepreneurial middle-market businesses, and a complete understanding of all levels of business processes and operations. He successfully led companies at the “C” level, ensuring the clear communication of strategic plans and any associated company risks to all stakeholders.

As an experienced middle-market Chief Financial Officer and Treasurer, Mr. Florence successfully funded and provided ongoing financing through both private equity offerings and debt obligations for six companies, responsible for financial management and cash management with an understanding of debt financing of middle-market companies and developing financial projections.

Mr. Florence co-developed new internal engineering design methodologies for Fortune 100 defense contractor, focused on embedding manufacturing involvement into the design process, achieving a 40%-unit production cost savings. Successfully conceptualized, designed, manufactured in China, and licensed patents for several consumer products.

Mr. Florence is a supply chain expert, including quoting, negotiating with vendors, and development of effective internal controls. His experience allowed him to develop new processes, including MRP share, with key suppliers resulting in a 60% reduction in personnel.

During the previous five years, Mr. Florence has served as an independent product consultant, focused on designing, licensing, and globally manufacturing consumer products. Additionally, Mr. Florence provided outside consulting services for a national marketing and distribution company; and provided contract accounting services and business consulting strategies. In 2020 Kronos appointed Mr. Florence as an officer focused on operations and the development of long-term business strategies for the Company.

Mary Taylor – Independent Director, Ms. Taylor, age 55, is a certified public accountant and, prior to her political career, spent 16 years in the private sector, including 12 years with Bober Markey Fedorovich, an Akron-based CPA and advisory firm.

From 2011 to 2019, Ms. Taylor was Lieutenant Governor for the State of Ohio, where she was elected to serve two terms and was appointed by the Governor as the Director of the Ohio Department of Insurance.

From 2019 to 2020, Ms. Taylor was the Chair of the Finance and Operations Advisory Committee, and Executive Vice President & CFO, Responsible for Finance and Accounting, and IT. Member of the Executive Leadership Team for Welty Building Company, Fairlawn, Ohio.

Family Relationships

There are no family relationships among any of the directors or executive officers.

Director Independence

Our board of directors has undertaken a review of the independence of each director. Based on information provided by each director concerning her or his background, employment and affiliations, our board of directors has determined that  Mary Taylor have no relationships that would interfere with their exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the listing standards of the New York Stock Exchange (“NYSE”). In making these determinations, our board of directors considered the current and prior relationships that each has with our company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our shares by each and Ms. Taylor, and the transactions described in the section titled “Certain Relationships and Related Party Transactions.”

Long-Term Incentive Plans

There are no arrangements or plans in which we provide pension, retirement, or similar benefits for directors or executive officers, except that our directors and executive officers receive stock options at the discretion of our Board. We do not have any material bonus or profit-sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of our Board.

Changes in Control

We are unaware of any contract or other arrangement the operation of which may result in a change in control of our company at a subsequent date.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Our corporate headquarters are located at 2501 Garfield Avenue, Parkersburg, WV 26101. We acquired the property in a transaction on June 30, 2021 in an exchange transaction with GX7 Limited, a West Virginia limited partnership, 50% of which is owned by current Chief Operating Officer, Joseph Florence. The property includes a 62,400 square foot manufacturing facility, a 15,900 square foot warehouse, and a 7,500 square foot auxiliary building respectively. A 10-acre paved parking lot is also included. The total purchase price of the property is $5,800,000. The Company and GX7 agreed to payment terms as follows: the issuance of 91 million shares of common stock to GX7, and the payment of $2,610,000 in cash. The Company intends to pay GX7 from the proceeds of the loans offered by the West Virginia Economic Development Authority (“WVEDA”). As of the date of this filing, the loans offered by the WVEDA have not been consummated and are contingent upon the Company completing renovations to the physical buildings on the property, and the purchase of fixed equipment, including our providing proofs of hazard and flood insurance, title insurance and liability insurance.

On April 7, 2022, we completed all conditions precedent and the loans closed by our purchase of fixed equipment, providing proofs of hazard and flood insurance, title insurance and liability insurance. We also installed all equipment and completed all renovations at the facility, which resulted in the transfer of title of the real estate to the Company from a "contract of sale" to recorded ownership.

The 91,000,000 shares issued to GX7 amount represents approximately 12.14% of the issued and outstanding common stock of the Company as of January 10, 2022.

LEGAL MATTERS

Mailander Law Office, Inc., will render a legal opinion as to the validity of the shares of the common stock to be registered hereby.

EXPERTS

The financial statements of our company included in this Prospectus, for the fiscal years ended June 30, 2021, and 2020, were audited by Weinstein International to the extent and for the period outlined in their report appearing elsewhere in the Prospectus and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

No expert named in the registration statement of which this Prospectus forms a part as having prepared or certified any part thereof (or is named as having prepared or certified a report or valuation for use in connection with such registration statement) or counsel named in this Prospectus as having given an opinion upon the validity of the securities being offered pursuant to this Prospectus, or upon other legal matters in connection with the registration or offering such securities was employed for such purpose on a contingency basis. Also, at the time of such preparation, certification, or opinion or at any time thereafter, through the date of effectiveness of such registration statement or that part of such registration statement to which such preparation, certification or opinion relates, no such person had or is to receive, in connection with the offering, a substantial interest, as defined in Item 509 of Regulation SK, in our company or any of its parents or subsidiaries. Nor was any such person connected with our company or any of its parents or subsidiaries as a promoter, managing or principal underwriter, or voting trustee.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

None.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation and Bylaws provide that we may indemnify our officers and directors to the maximum extent permitted by Nevada law, and we have entered into agreements with our directors to provide contractual indemnification in addition to the indemnification provided in our Bylaws. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Kronos Advanced Technologies, Inc.

80,526,056

Shares of Common Stock

April 22, 2022

PROSPECTUS

Part II

Information Not Required in Prospectus

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses in connection with the issuance and distribution of the securities being registered hereunder. The selling stockholder will bear no expenses associated with this offering except for any broker discounts and commissions or equivalent expenses and expenses of the selling stockholder’s legal counsel applicable to the sale of its shares. All of the amounts shown are estimates, except for the Securities and Exchange Commission registration fees.

Securities and Exchange Commission registration fees	$194.08

Accounting fees and expenses	$11,000.00

Legal fees and expenses	$10,000.00

Miscellaneous fees and expenses	$00.00
Total	$21,194.08

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

The Company's Certificate of Incorporation provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director except as limited by Nevada law. The Company's Bylaws provide that the Company shall indemnify to the full extent authorized by law each of its directors and officers against expenses incurred in connection with any proceeding arising by reason of the fact that such person is or was an agent of the corporation.

Nevada law

Section 78.751 of the Nevada General Corporation Laws provides as follows: “78.751 Indemnification of officers, directors, employees and agents; advance of expenses. 1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorney's fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was lawful.”

“A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

“Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.”

“To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.”

“Any indemnification under subsections 1 and 2, unless ordered by a court or advanced pursuant to subsection 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made: (a) By the stockholders: (b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to act, suit or proceeding; (c) If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel in a written opinion; or (d) If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion. The Articles of Incorporation, the Bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than the directors or officers may be entitled under any contract or otherwise by law.”

“The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section: (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to subsection 2 or for the advancement of expenses made pursuant to subsection 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his act or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action. (b) Continues for a person who has ceased to be a director, officer, employee, or agent and inures to the benefit of the heirs, executors, and administrators of such a person. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise.

RECENT SALES OF UNREGISTERED SECURITIES

The following information represents securities sold by the Company as of September 30, 2021 which were not registered under the Securities Act.

The issuances were made in reliance on the exemption from registration provided by Section 4.2. Each beneficial owner holder was an “accredited investor” and/or “sophisticated investor” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning their respective qualifications as a “sophisticated investor” and/or “accredited investor.” The Company provided and made available to each note holder full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. The note holders acquired the restricted common stock for their own account, for investment purposes and not with a view to public resale or distribution thereof.

On February 26, 2020, issued 12,000,000 shares of restricted common stock to FBC, LLC as conversion of accrued interest due under a promissory note.

On August 6, 2020, we issued 400,000 shares of restricted common stock to Julius Toth in exchange for consulting services.

On August 6, 2020, we issued 450,000 shares of restricted common stock to Michael Rubinov in exchange for consulting and director & officer services.

On August 6, 2020, we issued 225,000 shares of restricted common stock to Vyacheslav Abramov in exchange for consulting services.

On August 6, 2020, we issued 100,000 shares of restricted common stock to Joseph Florence in exchange for consulting and director & officer services.

On August 6, 2020, we issued 114,500 shares of restricted common stock to Vladimir Gorobets in exchange for consulting services.

On August 6, 2020, we issued 50,000 shares of restricted common stock to Mary Tayler in exchange for consulting and director services.

On August 6, 2020, we issued 13,100,000 shares of restricted common stock to Marc Kloner as retirement shares.

On August 6, 2020, we issued 5,000,000 shares of restricted common stock to KBHS, LLC in exchange for consulting services.

On August 6, 2020, we issued 3,283,713 shares of restricted common stock to Nina Levy in conversion of a note payable.

On August 6, 2020, we issued 2,813,022 shares of restricted common stock to Julius Toth in conversion of a note payable.

On August 6, 2020, we issued 1,136,364 shares of restricted common stock to Intellicam, Inc. in conversion of a note payable.

On August 6, 2020, we issued 765,306 shares of restricted common stock to Mark Grossman in conversion of a note payable.

On May 27, 2021, we issued 13,000,000 shares of restricted common stock to FBC, LLC in partial conversion of a note payable.

On June 30, 2021, we issued 23,550,100 shares of restricted common stock to ANI Holdings Party Ltd. in conversion of a note payable.

On June 30, 2021, we issued 91,000,000 shares of restricted common stock to GX7 Limited Partnership for a purchase price of $0.035 per share.

On June 30, 2021, we issued 1,124,325 shares of restricted common stock to Michael Rubinov in exchange for consulting and director & officer services.

On June 30, 2021, we issued 624,000 shares of restricted common stock to Vyacheslav Abramov in exchange for consulting services.

On June 30, 2021, we issued 1,569,821 shares of restricted common stock to Joseph Florence in exchange for consulting and director & officer services.

On June 30, 2021, we issued 1,099,098 shares of restricted common stock to Dana Rubin in exchange for consulting services.

On June 30, 2021, we issued 179,371 shares of restricted common stock to Vladimir Gorobets in exchange for consulting services.

On June 30, 2021, we issued 50,000 shares of restricted common stock to Mary Taylor in exchange for consulting and director services.

Item 16. Exhibits and Financial Statement Schedules

(a)	The exhibits to the registration statement are set forth within the Exhibit Index below.

(b)	No financial statement schedules are provided because the information called for is not required or is shown either in the financial statements or notes.

Exhibit Index

Exhibit No.	Description of Exhibit	Location

3.1	Certificate of Incorporation.	Incorporated by Reference as Previously Filed on Form S-1; January 14, 2022.

3.1(a)	Amendment to Certificate of Incorporation; Name Change to Kronos Advanced Technologies, Inc.	Filed herewith.

3.2	Corporate Bylaws.	Incorporated by Reference as Previously Filed on Form S-1; January 14, 2022.

5.1	Opinion of Mailander Law Office, Inc.	Filed herewith.

10.1	Employment Contract: Joseph Florence.	Incorporated by Reference as Previously Filed on Form S-1; January 14, 2022.

10.2	Amendment to Employment Contract: Joseph Florence.	Incorporated by Reference as Previously Filed on Form S-1; January 14, 2022.

10.3	Employment Contract: Mary Taylor.	Incorporated by Reference as Previously Filed on Form S-1; January 14, 2022.

10.4	Employment Contract: Michael Rubinov.	Incorporated by Reference as Previously Filed on Form S-1; January 14, 2022.

10.5	Approval letter from West Virginia Economic Development Authority.	Incorporated by Reference as Previously Filed on Form S-1; January 14, 2022.

10.6	Commitment letter from West Virginia Economic Development Authority.	Incorporated by Reference as Previously Filed on Form S-1; January 14, 2022.

10.7	Common Stock Purchase Agreement, Dutchess Capital Growth Fund, LP.	Incorporated by Reference as Previously Filed on Form S-1; January 14, 2022.

10.8	Registration Rights Agreement, Dutchess Capital Growth Fund, LP.	Incorporated by Reference as Previously Filed on Form S-1; January 14, 2022.

10.9	Convertible Promissory Note, April 29, 2020; Julius Toth.	Incorporated by Reference as Previously Filed on Form S-1; January 14, 2022.

10.10	Convertible Promissory Note, June 5, 2020; Mark Grossman.	Incorporated by Reference as Previously Filed on Form S-1; January 14, 2022.

10.11	Convertible Promissory Note, June 8, 2020; Intellicalm, Inc.	Incorporated by Reference as Previously Filed on Form S-1; January 14, 2022.

10.12	Convertible Promissory Note, July 21, 2020; Intellicalm, Inc.	Incorporated by Reference as Previously Filed on Form S-1; January 14, 2022.

10.13	Convertible Promissory Note, April 29, 2020; Nina Levy.	Incorporated by Reference as Previously Filed on Form S-1; January 14, 2022.

10.14	Convertible Promissory Note, December 31, 2018; First Bitcoin Capital.	Incorporated by Reference as Previously Filed on Form S-1; January 14, 2022.

10.15	Settlement Agreement; First Bitcoin and ANI Holdings, Pty. Ltd.	Incorporated by Reference as Previously Filed on Form S-1; January 14, 2022.

10.16	Assignment and Assumption Agreement; First Bitcoin and ANI Holdings, Pty. Ltd.	Incorporated by Reference as Previously Filed on Form S-1; January 14, 2022.

10.17	Share Exchange Agreement, Zyppah	Incorporated by Reference as Previously Filed on Form S-1; January 14, 2022.

10.18	Postponement Agreement, Zyppah	Incorporated by Reference as Previously Filed on Form S-1; January 14, 2022.

10.19	Termination Agreement, Zyppah	Filed herewith.

10.20	Purchase Agreement; December 24, 2018; First Bitcoin Capital.	Filed herewith.

10.21	Convertible Promissory Note; October 1, 2019; First Bitcoin Capital	Filed herewith.

10.22	Agreement of Conveyance, Transfer, Assignment of an Asset, Assumption of Obligations and Spin Off	Filed herewith.

10.23	Written Consent of the Board of Directors; Spin Off of DogeSPAC, LLC and Issuance of Dividend.	Filed herewith.

10.24	Written Action in Lieu of Meeting of the Members of DogeSPAC, LLC	Filed herewith.

10.25	Asset Purchase Agreement; GX7 Limited Partnership	Filed herewith.

10.26	Amendment to Registration Rights Agreement; Dutchess Capital	Filed herewith

10.27	Agreement of Conveyance, Transfer and Assignment of Assets; Assumption of Obligations and Spin Off	Filed herewith

10.28	Written Consent Members of DogeSPAC, LLC	Filed herewith

10.29	Purchase Agreement; First Bitcoin Capital	Filed herewith

10.30	Convertible Promissory Note, First Bitcoin Capital	Filed herewith

10.31	West Virginia Economic Development Authority Certificate of Completion, Equity Injection & Sources and Uses of Funds	Filed herewith

10.32	West Virginia Economic Development Authority Documents List	Filed herewith

10.33	West Virginia Economic Development Authority Loan Agreement	Filed herewith

10.34	Promissory Note; Equipment Loan	Filed herewith

10.35	Promissory Note; Real Estate Loan	Field herewith

10.36	Kronos Advanced Technology, Inc. Secretary’s, and Incumbency Certificate	Filed herewith

10.37	Kronos Advanced Technology, Inc. WV Secretary’s, and Incumbency Certificate	Filed herewith

10.38	Security Agreement between Kronos Advanced Technology, Inc., and West Virginia Economic Development Authority	Filed herewith

10.39	Credit Line Deed of Trust

10.40	Recorded Deed of Trust; GX7-Kronos Advanced Technology, Inc. April 7, 2022	Filed herewith

10.41	Recorded Deed of Trust; Fixture Filing	Filed herewith

10.42	Written Consent; Board of Directors; Kronos to Spin Off transaction	Filed herewith

10.43	Asset Purchase Agreement: First Bitcoin-Kronos; October 1, 2019	Filed herewith

99.1	Kronos Patent US6664741	Incorporated by Reference as Previously Filed on Form S-1; January 14, 2022.

99.2	Kronos Patent US6727657	Incorporated by Reference as Previously Filed on Form S-1; January 14, 2022.

99.3	Kronos Patent US6888314	Incorporated by Reference as Previously Filed on Form S-1; January 14, 2022.

99.4	Kronos Patent US6937455	Incorporated by Reference as Previously Filed on Form S-1; January 14, 2022.

99.5	Kronos Patent US6963479	Incorporated by Reference as Previously Filed on Form S-1; January 14, 2022.

99.6	Kronos patent US7053565	Incorporated by Reference as Previously Filed on Form S-1; January 14, 2022.

99.7	Kronos Patent US7150780	Incorporated by Reference as Previously Filed on Form S-1; January 14, 2022.

99.8	Kronos Patent US7122070	Incorporated by Reference as Previously Filed on Form S-1; January 14, 2022.

99.9	Kronos Patent US7248003	Incorporated by Reference as Previously Filed on Form S-1; January 14, 2022.

99.10	Kronos Patent US7262564B2	Incorporated by Reference as Previously Filed on Form S-1; January 14, 2022.

99.11	Kronos Patent US7410532	Incorporated by Reference as Previously Filed on Form S-1; January 14, 2022.

99.12	Kronos Patent US6504308	Incorporated by Reference as Previously Filed on Form S-1; January 14, 2022.

99.13	Kronos Patent US6919698B2	Incorporated by Reference as Previously Filed on Form S-1; January 14, 2022.

99.14	Kronos Patent US7157704	Incorporated by Reference as Previously Filed on Form S-1; January 14, 2022.

99.15	Kronos Patent US6504308	Incorporated by Reference as Previously Filed on Form S-1; January 14, 2022.

99.16	Kronos Patent US6888314	Incorporated by Reference as Previously Filed on Form S-1; January 14, 2022.

23.1	Consent of Weinstein International	Filed herewith.

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers, or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) (ss.230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each Prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than Prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or Prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or Prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary Prospectus or Prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has authorized this registration statement to be signed on its behalf by the undersigned, in Tel-Aviv, Israel, on April 22, 2022.

KRONOS ADVANCED TECHNOLOGIES, INC.
(Registrant)

By:	/s/ Michael Rubinov
Name:	Michael Rubinov
Title:	President and CEO (principal executive officer

By:	/s/ Michael Rubinov
Name:	Michael Rubinov
Title:	CFO (principal financial and accounting officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael Rubinov, as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) under the Securities Act of 1933 increasing the number of securities for which registration is sought), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact, proxy, and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, proxy and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Michael Rubinov	CEO, CFO, Secretary, Treasurer & Director	April 22, 2022

/s/ Mary Taylor	Director	April 22, 2022